      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 1996


                                                      REGISTRATION NO. 333-01997

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               F.N.B. CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

       PENNSYLVANIA                   6711                     25-1255406
      (STATE OR OTHER            (PRIMARY STANDARD            (I.R.S. EMPLOYER
       JURISDICTION OF               INDUSTRIAL              IDENTIFICATION NO.)
     INCORPORATION OR           CLASSIFICATION CODE
       ORGANIZATION)                  NUMBER)


              HERMITAGE SQUARE                                  JOHN D. WATERS
        HERMITAGE, PENNSYLVANIA 16148                         F.N.B. CORPORATION
               (412) 981-6000                                  HERMITAGE SQUARE
      (ADDRESS, INCLUDING ZIP CODE, AND                  HERMITAGE, PENNSYLVANIA 16148
   TELEPHONE NUMBER, INCLUDING AREA CODE,                       (412) 981-6000
OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)          (NAME, ADDRESS, INCLUDING ZIP CODE,
                                                             AND TELEPHONE NUMBER,
                                                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

              CRAIG M. WASSERMAN                            ROBERT C. SCHWARTZ
        WACHTELL, LIPTON, ROSEN & KATZ                  SMITH, GAMBRELL & RUSSELL
             51 West 52nd Street                         3343 Peachtree Road, NE
              New York, NY 10019                                Suite 1800
                (212) 403-1000                            Atlanta, Georgia 30326
                                                              (404) 264-2620

                            ------------------------


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:


     As soon as practicable after this Registration Statement becomes effective and all other conditions precedent to the merger of a wholly-owned subsidiary of the Registrant with and into Southwest Banks, Inc. have been satisfied or waived as described in the enclosed Proxy Statement-Prospectus.


     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box:     / /
                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
                                                       PROPOSED       PROPOSED
                                                        MAXIMUM        MAXIMUM
                                       AMOUNT          OFFERING       AGGREGATE      AMOUNT OF
     TITLE OF EACH CLASS OF             TO BE            PRICE        OFFERING     REGISTRATION
   SECURITIES TO BE REGISTERED      REGISTERED(1)      PER UNIT         PRICE           FEE
- -------------------------------------------------------------------------------------------------
Common Stock, $2.00 par value....  3,276,700 shs.(2)       (3)     $70,515,069(4)   $24,316(5)
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------


(1) Based on the maximum number of shares of the Registrant's common stock which may be issued in connection with the proposed merger ("Merger") of a wholly-owned subsidiary of the Registrant with and into Southwest Banks, Inc. ("Southwest"). In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the agreement relating to the Merger.


(2) The number of shares of common stock being registered by the Registrant has been increased by 156,033 shares to reflect a 5% stock dividend declared by the Registrant on April 24, 1996 which is payable on May 31, 1996 to shareholders of record of the Registrant on May 1, 1996.


(3) Not applicable.


(4) Computed in accordance with Rule 457(f) under the Securities Act of 1933, as amended, based on the average of the high bid and low ask prices reported by the Dow Jones News Retrieval Service on May 6, 1996 of the maximum number of securities (4,000,855 shares of common stock of Southwest, par value $.10) to be received by the Registrant in exchange for the securities registered hereby.


(5) $16,141 of the registration fee was paid by the Registrant on March 27, 1996.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               F.N.B. CORPORATION

                             CROSS-REFERENCE SHEET
                    PURSUANT TO REGULATION S-K, ITEM 501(B)


                       S-4 ITEM                        PROXY STATEMENT-PROSPECTUS HEADING
      ------------------------------------------  ---------------------------------------------
INFORMATION ABOUT THE TRANSACTION
  1.  Forepart of Registration Statement and
        Outside Front Cover Page of
        Prospectus..............................  Facing Page of Registration Statement; Cross-
                                                    Reference Sheet; Outside Front Cover of
                                                    Proxy Statement-Prospectus
  2.  Inside Front and Outside Back Cover Pages
        of Prospectus...........................  TABLE OF CONTENTS; AVAILABLE INFORMATION;
                                                    INCORPORATION OF CERTAIN INFORMATION BY
                                                    REFERENCE
  3.  Risk Factors, Ratio of Earnings to Fixed
        Charges and Other Information...........  SUMMARY
  4.  Terms of the Transaction..................  SUMMARY; THE MERGER; DESCRIPTION OF FNB
                                                    CAPITAL STOCK AND SOUTHWEST CAPITAL STOCK;
                                                    COMPARISON OF SHAREHOLDERS RIGHTS
  5.  Pro Forma Financial Information...........  SUMMARY -- Comparative Unaudited Per Share
                                                    Data and -- Selected Financial Data;
                                                    UNAUDITED PRO FORMA CONDENSED COMBINED
                                                    FINANCIAL STATEMENTS FOR THE MERGER
  6.  Material Contracts with the Company Being
        Acquired................................  THE MERGER -- Background of and Reasons for
                                                    the Merger, -- Interests of Certain Persons
                                                    in the Merger, and -- Stock Option
                                                    Agreement
  7.  Additional Information Required for
        Reoffering by Persons and Parties Deemed
        to be Underwriters......................  *
  8.  Interests of Named Experts and Counsel....  LEGAL OPINIONS; EXPERTS
  9.  Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities.............................  *
INFORMATION ABOUT THE REGISTRANT
 10.  Information with Respect to S-3
        Registrants.............................  INCORPORATION OF CERTAIN INFORMATION BY
                                                    REFERENCE; SUMMARY; RECENT DEVELOPMENTS;
                                                    THE MERGER -- Interests of Certain Persons
                                                    in the Merger, and -- Stock Option
                                                    Agreement; INFORMATION ABOUT FNB
 11.  Incorporation of Certain Information by
        Reference...............................  INCORPORATION OF CERTAIN INFORMATION BY
                                                    REFERENCE
 12.  Information with Respect to S-2 or S-3
        Registrants.............................  *

                       S-4 ITEM                        PROXY STATEMENT-PROSPECTUS HEADING
      ------------------------------------------  ---------------------------------------------
 13.  Incorporation of Certain Information......  *
 14.  Information with Respect to Registrants
        other than S-2 or S-3 Registrants.......  *
INFORMATION ABOUT THE COMPANY BEING ACQUIRED
 15.  Information with Respect to S-3
        Companies...............................  *
 16.  Information with Respect to S-2 or S-3
        Companies...............................  INCORPORATION OF CERTAIN INFORMATION BY
                                                    REFERENCE; SUMMARY; THE MERGER -- Interests
                                                    of Certain Persons in the Merger, and
                                                    -- Stock Option Agreement; INFORMATION
                                                    ABOUT SOUTHWEST
 17.  Information with Respect to Companies
        other than S-2 or S-3 Companies.........  *
VOTING AND MANAGEMENT INFORMATION
 18.  Information if Proxies, Consents or
        Authorizations are to be Solicited......  INCORPORATION OF CERTAIN INFORMATION BY
                                                    REFERENCE; SUMMARY; THE SPECIAL MEETING OF
                                                    SHAREHOLDERS OF SOUTHWEST; THE
                                                    MERGER -- Dissenters' Rights of Southwest
                                                    Shareholders, -- Interests of Certain
                                                    Persons in the Merger, and -- Stock Option
                                                    Agreement; INFORMATION ABOUT FNB;
                                                    INFORMATION ABOUT SOUTHWEST; SHAREHOLDER
                                                    PROPOSALS; OTHER MATTERS
 19.  Information if Proxies, Consent or
        Authorizations are not be to Solicited
        or in an Exchange Offer.................  *

- ---------------

* Item is omitted because answer is negative or item is inapplicable.

                       [SOUTHWEST BANKS, INC. LETTERHEAD]

                                  MAY 13, 1996

Dear Shareholder:


     On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of Shareholders (the "Special Meeting") of Southwest Banks, Inc. ("Southwest") on Monday, June 17, 1996, at 5:00 p.m., local time at Naples Beach Hotel & Golf Club, Naples, Florida. The formal notice of the Special Meeting is set forth on the next page. At this important meeting you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of February 2, 1996 (the "Merger Agreement") among Southwest, F.N.B. Corporation ("FNB") and Southwest Affiliation Corporation, a wholly-owned subsidiary of FNB ("SWAC"), providing for the merger (the "Merger") of SWAC with and into Southwest, with Southwest being the corporation surviving the Merger. After the Merger, Southwest would be a wholly-owned subsidiary of FNB.



     PLEASE REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT-PROSPECTUS. This document contains a detailed description of the Merger Agreement, its terms and conditions and the transactions contemplated by the Merger Agreement.


     THE SOUTHWEST BOARD OF DIRECTORS BELIEVES THE MERGER IS IN THE BEST INTERESTS OF SOUTHWEST'S SHAREHOLDERS, HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     YOUR VOTE IS IMPORTANT! The affirmative vote of the holders of a majority of the outstanding shares of Southwest Common Stock (excluding those shares held by FNB) is necessary to adopt the Merger Agreement and to approve the Merger. Therefore, whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy and return it in the enclosed postage prepaid envelope. If you attend the meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Very truly yours,

                                          /s/  GARY L. TICE

                                          --------------------------------------
                                          Gary L. Tice
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                             SOUTHWEST BANKS, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 17, 1996

To the Shareholders of
  Southwest Banks, Inc.:

     Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Southwest Banks, Inc. ("Southwest"), will be held at Naples Beach Hotel and Golf Club, Naples, Florida on Monday, June 17, 1996, at 5:00 p.m., local time, for the following purposes:


          (1) To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 2, 1996 (the "Merger Agreement"), among Southwest, F.N.B. Corporation ("FNB") and Southwest Affiliation Corporation, a wholly-owned subsidiary of FNB ("SWAC"), pursuant to which SWAC will be merged with and into Southwest, with Southwest thereby becoming a wholly-owned subsidiary of FNB, and in which each issued and outstanding share of Southwest Common Stock will be converted into the right to receive 0.819 of a share of FNB Common Stock; and


          (2) To transact such other business incidental to the conduct of the Special Meeting as may properly come before the Special Meeting or any adjournments or postponements thereof.


     The Merger Agreement is more completely described in the accompanying Proxy Statement-Prospectus, and a copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement-Prospectus.



     Only holders of record of Southwest Common Stock at the close of business on May 1, 1996 will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. The affirmative vote of the holders of a majority of the outstanding shares of Southwest Common Stock, exclusive of shares owned by FNB, is required for adoption of this Merger Agreement.


     Whether or not you plan to attend the Special Meeting in person, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage prepaid envelope. Your proxy may be revoked at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of Southwest a written revocation bearing a later date, or by attending and voting at the Special Meeting.

                                          By Order of the Board of Directors

                                          /s/  GARRETT S. RICHTER

                                          --------------------------------------
                                          Garrett S. Richter
                                          Secretary

Naples, Florida
May 13, 1996

                            WHETHER OR NOT YOU PLAN
                            TO ATTEND THIS MEETING,
                          PLEASE COMPLETE, SIGN, DATE
                      AND RETURN THE ENCLOSED PROXY CARD.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.


                    SUBJECT TO COMPLETION, DATED MAY 9, 1996


                                PROXY STATEMENT
                                       OF
                             SOUTHWEST BANKS, INC.

                        SPECIAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON

                                 JUNE 17, 1996


                            ------------------------

                                   PROSPECTUS
                                       OF
                               F.N.B. CORPORATION
                         COMMON STOCK, $2.00 PAR VALUE

     This Proxy Statement-Prospectus (this "Proxy Statement-Prospectus") is being furnished to holders of common stock, par value $.10 per share ("Southwest Common Stock"), of Southwest Banks, Inc., a
Florida corporation ("Southwest"), in connection with the solicitation of proxies by the Board of Directors of Southwest (the "Southwest Board") for use at a special meeting of such holders to be held on Monday, June 17, 1996, commencing at 5:00 p.m., local time, and at any adjournment or postponement thereof (the "Special Meeting"). At the Special Meeting, holders of Southwest Common Stock will be asked to consider and act upon a proposal to approve the Agreement and Plan of Merger, dated February 2, 1996, by and among F.N.B. Corporation, a Pennsylvania corporation ("FNB"), Southwest Affiliation Corporation, a Florida corporation and wholly-owned subsidiary of FNB ("SWAC"), and Southwest (the "Merger Agreement"), and the transactions contemplated thereby, pursuant to which, among other things, Southwest would be acquired by FNB by means of a merger of SWAC with and into Southwest (the "Merger"). A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated herein by reference.


     Pursuant to the Merger Agreement, upon consummation of the Merger, each issued and outstanding share of Southwest Common Stock (other than shares held by Southwest, FNB or any of their subsidiaries, in each case, other than in a fiduciary capacity or as a result of debts previously contracted, which shares will be canceled and retired without consideration being paid) will be converted into 0.819 of a share of common stock, par value $2.00 per share, of FNB ("FNB Common Stock"), subject to certain further adjustments as described in this Proxy Statement-Prospectus (the "Exchange Ratio"). See "THE
MERGER -- Modification, Waiver, Termination". The Exchange Ratio of 0.819 shares has been adjusted for a 5% stock dividend declared by FNB on April 24, 1996, which dividend is payable on May 31, 1996 to shareholders of record of FNB on May 1, 1996 (the "FNB Stock Dividend"). See "RECENT DEVELOPMENTS" and "THE MERGER --

Description of the Merger". Any options, warrants or other rights to purchase shares of Southwest Common Stock pursuant to stock options, warrants or stock appreciation rights (collectively, the "Southwest Options") remaining unexercised upon consummation of the Merger will become options, warrants or other rights to purchase an adjusted number of shares of FNB Common Stock at an adjusted exercise price, both of which are computed in accordance with the Exchange Ratio. See "THE MERGER -- Conversion of Southwest Options". Each holder of Southwest Common Stock or Southwest Options who would otherwise be entitled to receive a fraction of a share of FNB Common Stock (after taking into account all of a shareholder's certificates) will receive, in lieu thereof, the equivalent cash value of such fraction of a share, without interest. See "THE MERGER -- Description of the Merger".


     Consummation of the Merger is subject to several conditions, including, among others, the affirmative vote to approve the Merger Agreement of the holders of a majority of the outstanding shares of Southwest Common Stock entitled to vote in elections for directors which are not beneficially owned (as defined herein and in the Southwest Articles of Incorporation (the "Southwest Charter")), directly or indirectly, by FNB and the approval of appropriate regulatory authorities. See "THE MERGER -- Conditions Precedent to the Merger".


     The FNB Common Stock trades on the SmallCap Market Tier of the Nasdaq Stock Market (the "Nasdaq SmallCap Market") under the trading symbol "FBAN". The last reported bid price of FNB Common Stock as reported by the Dow Jones News Retrieval Service (the "Dow Jones") on February 2, 1996, the last trading day preceding public announcement of the proposed Merger, was $19.766 per share after adjusting to reflect the FNB Stock Dividend. The last reported bid price of FNB Common Stock as reported by the Dow Jones on May 7, 1996 was $23.875 per share. Based on such last reported bid price, as of May 7, 1996, the Exchange Ratio resulted in a per share purchase price for the Southwest Common Stock of $19.554. Since April 24, 1996, the Southwest Common Stock has traded on the Nasdaq Stock Market as a National Market Security (the "Nasdaq National Market") under the trading symbol "SWBA". Prior to April 24, 1996, Southwest Common Stock was traded on the over-the-counter market under the trading symbol "SWBA". The last reported bid price per share of Southwest Common Stock on the over-the-counter market as reported by the Dow Jones on February 2, 1996, the last trading day preceding public announcement of the proposed Merger, was $14.250 per share. The last reported bid price of Southwest Common Stock on the Nasdaq National Market as reported by the Dow Jones on May 7, 1996 was $17.000 per share. See "PRICE RANGE OF COMMON STOCK AND DIVIDENDS".


     Because the Exchange Ratio is fixed, a change in the market price of FNB Common Stock before the Merger would affect the value of the FNB Common Stock to be received in the Merger in exchange for the Southwest Common Stock. THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICE OF THE FNB COMMON STOCK AT ANY TIME BEFORE THE DATE ON WHICH THE MERGER BECOMES EFFECTIVE (THE "EFFECTIVE TIME") OR AS TO THE MARKET PRICE OF THE FNB COMMON STOCK AT ANY TIME THEREAFTER. Shareholders are urged to obtain current market quotations.


     The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey") has rendered its opinion, dated May 8, 1996, to the Southwest Board that the consideration as provided in the Merger Agreement is fair, from a financial point of view, to the holders of Southwest Common Stock. See "THE MERGER -- Opinion of Southwest's Financial Advisor".



   THE SOUTHWEST BOARD RECOMMENDS THAT THE SHAREHOLDERS OF SOUTHWEST VOTE FOR
                       APPROVAL OF THE MERGER AGREEMENT.


     This Proxy Statement-Prospectus also constitutes a prospectus of FNB with respect to the shares of FNB Common Stock issuable to shareholders of Southwest upon consummation of the Merger. FNB has supplied all information contained in this Proxy Statement-Prospectus relating to FNB and its subsidiaries, and Southwest has supplied all information contained in this Proxy Statement-Prospectus relating to Southwest and its subsidiaries.


     This Proxy Statement-Prospectus is included as part of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by FNB relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 3,276,700 shares of FNB Common Stock to be issued in connection with the Merger.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE SHARES OF FNB COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR BANK
  DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR
     NONBANKING AFFILIATE OF FNB, AND ARE NOT INSURED BY THE FEDERAL
      DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


     This Proxy Statement-Prospectus and the accompanying form of proxy for the Special Meeting are first being mailed to the shareholders of Southwest on or about May 13, 1996. The date of this Proxy Statement-Prospectus is May 13, 1996.


                            ------------------------

                               TABLE OF CONTENTS


                                                  PAGE
                                                  ----
AVAILABLE INFORMATION..........................     1
INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE....................................     1
SUMMARY........................................     3
    General....................................     3
    The Companies..............................     3
        FNB....................................     3
        Southwest..............................     3
    Special Meeting and Vote Required to
      Approve the Merger.......................     3
    The Merger.................................     4
    Effective Time of the Merger...............     5
    Recommendation of the Southwest Board......     5
    Opinion of Southwest's Financial Advisor...     6
    Certain Differences in the Rights of
      Shareholders.............................     6
    Modification, Waiver and Termination.......     6
    Certain Federal Income Tax Consequences....     6
    Interests of Certain Persons in the
      Merger...................................     7
    Stock Option Agreement.....................     7
    Dissenters' Rights.........................     7
    Accounting Treatment.......................     8
    Regulatory Approvals.......................     8
    Resales by Affiliates......................     8
    Share Information and Market Prices........     8
    Comparative Unaudited Per Share Data.......     8
    Selected Financial Data....................    10
RECENT DEVELOPMENTS............................    12
THE SPECIAL MEETING OF SHAREHOLDERS OF
  SOUTHWEST....................................    12
    General....................................    12
    Proxies....................................    12
    Solicitation of Proxies....................    13
    Record Date and Voting Rights..............    13
    Recommendation of the Southwest Board......    14
THE MERGER.....................................    15
    Description of the Merger..................    15
    Conversion of Southwest Options............    15
    Effective Time of the Merger...............    16
    Exchange of Certificates...................    17
    Background of and Reasons for the Merger...    17
        Background of the Merger...............    17
        FNB Reasons for the Merger.............    18
        Southwest Reasons for the Merger.......    19
    Opinion of Southwest's Financial Advisor...    20
        General................................    20
        Valuation Methodologies................    20
            Comparable Transaction Analysis....    20
            Discounted Cash Flow Analysis......    21
        Compensation of Robinson-Humphrey......    21
    Conditions Precedent to the Merger.........    22
    Conduct of Business Prior to the Merger....    23
    Modification, Waiver and Termination.......    25
    Expenses...................................    26
    Certain Federal Income Tax Consequences....    26
    Interests of Certain Persons in the
      Merger...................................    27
        General................................    27
        Southwest Management Post-Merger;
          Southwest Employment Agreements......    27
        Indemnification........................    27
        Southwest Options......................    28
        Other Matters Relating to Southwest
          Employee Benefit Plans...............    29
        Southwest Board Resolutions............    30
        Ownership of Southwest Common Stock by
          FNB..................................    30

                                                  PAGE
                                                  ----
        Other FNB Relationships to Southwest...    31
    Stock Option Agreement.....................    31
    Dissenters' Rights of Southwest
      Shareholders.............................    35
    Accounting Treatment.......................    35
    Bank Regulatory Matters....................    35
        Federal Reserve Board..................    35
        Florida Banking Department.............    36
        Status of Regulatory Approvals and
          Other Information....................    36
    Restrictions on Resales by Affiliates......    37
    Voluntary Dividend Reinvestment and Stock
      Purchase Plan............................    37
PRICE RANGE OF COMMON STOCK AND DIVIDENDS......    38
    Market Prices..............................    38
    Dividends..................................    38
INFORMATION ABOUT FNB..........................    39
INFORMATION ABOUT SOUTHWEST....................    40
UNAUDITED PRO FORMA CONDENSED COMBINED
  FINANCIAL STATEMENTS FOR THE MERGER..........    41
DESCRIPTION OF FNB CAPITAL STOCK AND SOUTHWEST
  CAPITAL STOCK................................    46
    FNB Common Stock...........................    46
        General................................    46
        Voting and Other Rights................    46
        Distributions..........................    46
    FNB Preferred Stock........................    47
        General................................    47
        FNB Series A Preferred Stock...........    47
        FNB Series B Preferred Stock...........    47
    Southwest Common Stock.....................    47
        General................................    47
        Southwest Preferred Stock..............    47
COMPARISON OF SHAREHOLDER RIGHTS...............    48
    Removal of Directors; Filling Vacancies on
      the Board of Directors...................    48
    Quorum of Shareholders.....................    49
    Adjournment and Notice of Shareholder
      Meetings.................................    49
    Call of Special Shareholder Meetings.......    49
    Shareholder Consent in Lieu of Meeting.....    49
    Dissenters' Rights.........................    50
    Derivative Actions.........................    50
    Dividends and Distributions................    50
    Director Qualifications and Number.........    51
    Indemnification of Officers and
      Directors................................    51
    Director Liability.........................    53
    Amendment of Articles of Incorporation and
      By-Laws..................................    53
    Vote Required for Extraordinary Corporate
      Transactions.............................    54
    Interested Shareholder Transactions........    54
    Fiduciary Duty.............................    55
    Provisions with Possible Anti-Takeover
      Effects..................................    56
LEGAL OPINIONS.................................    58
EXPERTS........................................    58
SHAREHOLDER PROPOSALS..........................    59
OTHER MATTERS..................................    59
APPENDIX A -- Agreement and Plan of Merger.....   A-1
APPENDIX B -- Stock Option Agreement...........   B-1
APPENDIX C -- Opinion of The Robinson-Humphrey
  Company, Inc.................................   C-1

                             AVAILABLE INFORMATION


     FNB has filed with the Commission the Registration Statement under the Securities Act, relating to the shares of FNB Common Stock to be issued in connection with the Merger. For further information pertaining to the shares of FNB Common Stock to which this Proxy Statement-Prospectus relates, reference is made to such Registration Statement, including the exhibits and schedules filed as a part thereof. As permitted by the rules and regulations of the Commission, certain information included in the Registration Statement is omitted from this Proxy Statement-Prospectus. In addition, FNB and Southwest are subject to certain of the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file certain reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, copies of such materials are available for inspection and reproduction at the public reference facilities of the Commission at its New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at its Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Reports, proxy statements and other information concerning FNB also may be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents previously filed by FNB with the Commission are hereby incorporated by reference in this Proxy Statement-Prospectus: (a) the FNB Annual Report on Form 10-K for the year ended December 31, 1995; (b) the description of FNB Common Stock contained in the FNB registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description; and (c) the FNB Current Report on Form 8-K filed February 9, 1996.

     The following documents previously filed by Southwest with the Commission are hereby incorporated by reference in this Proxy Statement-Prospectus: (a) the Southwest Annual Report on Form 10-K for the year ended December 31, 1995 and
(b) the Southwest Current Report on Form 8-K filed March 13, 1996. A copy of the Southwest Annual Report on Form 10-K has been enclosed for delivery with this Proxy Statement-Prospectus.

     In addition, all documents filed by FNB and Southwest with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the time at which the Special Meeting has been finally adjourned are hereby deemed to be incorporated by reference herein. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

     THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE DOCUMENTS RELATING TO FNB (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH EXHIBITS ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM DAVID B. MOGLE, SECRETARY AND TREASURER, F.N.B. CORPORATION, HERMITAGE SQUARE, HERMITAGE, PA 16148, TELEPHONE (412) 981-6000. THE DOCUMENTS RELATING TO SOUTHWEST (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH EXHIBITS ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM LEWIS S. ALBERT, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, SOUTHWEST BANKS, INC., 900 GOODLETTE ROAD NORTH, NAPLES, FLORIDA 33940, TELEPHONE (941) 262-7600. IN ORDER TO ENSURE TIMELY

DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 10, 1996. PERSONS REQUESTING COPIES OF EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS WILL BE CHARGED THE COSTS OF REPRODUCTION AND MAILING.

                            ------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROXY STATEMENT-PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRE-
SENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FNB OR
SOUTHWEST.


     THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.



     THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS SPEAKS AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFICALLY INDICATED.



     THIS PROXY STATEMENT-PROSPECTUS DOES NOT COVER ANY RESALES OF THE FNB COMMON STOCK OFFERED HEREBY TO BE RECEIVED BY SHAREHOLDERS OF SOUTHWEST DEEMED TO BE "AFFILIATES" OF SOUTHWEST OR FNB UPON THE CONSUMMATION OF THE MERGER. NO PERSON IS AUTHORIZED TO MAKE USE OF THIS PROXY STATEMENT-PROSPECTUS IN CONNECTION WITH ANY SUCH RESALES.

                                    SUMMARY

     The following is a brief summary of certain information set forth elsewhere in this Proxy Statement-Prospectus and is not intended to be complete. It is qualified in its entirety by reference to more detailed information contained elsewhere in this Proxy Statement-Prospectus, the accompanying Appendices and the documents incorporated herein by reference.

GENERAL


     This Proxy Statement-Prospectus, Notice of Special Meeting of Southwest shareholders to be held on Monday, June 17, 1996 and form of proxy solicited in connection therewith are first being mailed to Southwest shareholders on or about May 13, 1996. At the Special Meeting, the holders of Southwest Common Stock will consider and vote on whether to approve the Merger Agreement and the transactions contemplated thereby. A copy of the Merger Agreement is attached hereto as Appendix A.


THE COMPANIES


     FNB. FNB is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). FNB was organized under the laws of the Commonwealth of Pennsylvania in 1974 and has as its principal assets the stock of its subsidiaries. The lead bank of FNB is First National Bank of Pennsylvania ("First National"). FNB provides a full range of financial services, primarily to consumers and small- to medium-sized businesses through its subsidiaries and their network of 93 offices in Pennsylvania, eastern Ohio and southwestern New York. On December 31, 1995, FNB had total assets of $1.7 billion. The principal executive offices of FNB are located at Hermitage Square, Hermitage, Pennsylvania 16148, and its telephone number is (412) 981-6000. All references herein to FNB refer to FNB Corporation and its subsidiaries, unless the context otherwise requires.



     For additional information regarding FNB and the combined company that would result from the Merger, see "THE MERGER", "RECENT DEVELOPMENTS", and "INFORMATION ABOUT FNB".


     SOUTHWEST. Southwest is a bank holding company registered under the BHCA. It was organized under the laws of the State of Florida in 1988, and has as its principal assets the stock of its two subsidiary banks, First National Bank of Naples ("First Naples") and Cape Coral National Bank ("Cape Coral"). Southwest provides commercial banking services through a network of seven offices in southwestern Florida. On December 31, 1995, Southwest had total assets of $386 million. Southwest's principal executive offices are located at 900 Goodlette Road North, Naples, Florida 33940, and its telephone number is (941) 262-7600.

     For additional information regarding Southwest, see "THE MERGER" and "INFORMATION ABOUT SOUTHWEST".

SPECIAL MEETING AND VOTE REQUIRED TO APPROVE THE MERGER


     The Special Meeting will be held on Monday, June 17, 1996 at 5:00 p.m., local time, at the Naples Beach Hotel & Golf Club, Naples, Florida, at which time the shareholders of Southwest will be asked to approve the Merger Agreement and the transactions contemplated thereby. The record holders of Southwest Common Stock at the close of business on May 1, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On the Record Date, there were approximately 1,128 holders of record of Southwest Common Stock and 3,654,089 shares of Southwest Common Stock outstanding.



     The affirmative vote of the holders of a majority of the outstanding shares of Southwest Common Stock entitled to vote in elections for directors which are not beneficially owned directly or indirectly by FNB is required to approve the Merger Agreement and the transactions contemplated thereby. As of the Record Date, FNB beneficially owned (as defined herein and in the Southwest Charter) 270,874 shares, or 7.41%, of the Southwest Common Stock entitled to vote in elections for directors which vote will not be counted for approval of the Merger Agreement for purposes of the voting requirements of the Southwest Charter. As of the Record Date, directors and executive officers of Southwest and their affiliates (excluding FNB, which may be deemed to be an affiliate of Peter Mortensen, Chairman and President of FNB and a director of

Southwest) beneficially owned 595,539 shares, or 16.30%, of the Southwest Common Stock entitled to vote at the Special Meeting. The banking subsidiaries of Southwest, in a fiduciary capacity for third parties, do not have sole or shared voting power as to any shares of Southwest Common Stock.



     The members of the Southwest Board, with the exception of Peter Mortensen, who recused himself from all deliberations regarding (and votes on) the proposed Merger because of his position as Chairman and President of FNB, resolved that they will vote their shares in favor of the Merger Agreement and the transactions contemplated thereby at the Special Meeting.



     See "THE SPECIAL MEETING OF SHAREHOLDERS OF SOUTHWEST" and "THE MERGER -- Interests of Certain Persons in the Merger".


     Approval of the Merger Agreement by the shareholders of FNB is not required.

THE MERGER


     Subject to the terms and conditions of the Merger Agreement and at the Effective Time, SWAC will merge with and into Southwest. Southwest will be the surviving entity and will continue to be governed by the laws of the State of Florida. At the Effective Time, each outstanding share of Southwest Common Stock (other than shares held by Southwest or FNB, or any of their subsidiaries, in each case, other than in a fiduciary capacity or as a result of debts previously contracted, which shares will be canceled and retired without consideration being paid) will be converted into and exchanged for 0.819 of a share (adjusted for the FNB Stock Dividend and subject to certain further possible adjustment) of FNB Common Stock, with cash to be paid in lieu of any resulting fractional shares of FNB Common Stock, each share of FNB capital stock outstanding prior to the Merger will continue to be outstanding after the Effective Time and each share of SWAC Common Stock will be converted into one share of Southwest Common Stock. As of the Record Date, there were 3,654,089 shares of Southwest Common Stock outstanding. Southwest has represented that, as of the Effective Time, there will be no more than 4,000,855 shares of Southwest Common Stock issued and outstanding.


     Because the Exchange Ratio is fixed and because the market price of FNB Common Stock is subject to fluctuation, the value of the shares of FNB Common Stock that holders of Southwest Common Stock will receive in the Merger may increase or decrease prior to and following the Merger.


     Immediately following the Effective Time and assuming that 4,000,855 shares of Southwest Common Stock are outstanding immediately prior to the Effective Time, the former stockholders of Southwest would own approximately 3,276,700 shares, or 26.6%, of the then outstanding FNB Common Stock (assuming 9,053,940 shares of FNB Common Stock outstanding immediately prior to the Effective Time). The number of shares of FNB Common Stock to be issued in the Merger will change if less than 4,000,855 shares of Southwest Common Stock are outstanding immediately prior to the Effective Time.



     As of the Record Date, there were Southwest Options outstanding with respect to 455,430 shares of Southwest Common Stock. Except as described below, at the Effective Time, each Southwest Option will be converted into an option, warrant or other right to purchase the number of shares of FNB Common Stock equal to the number of shares of Southwest Common Stock subject to such Southwest Option immediately prior to the Effective Time multiplied by the Exchange Ratio, at a per share exercise price adjusted by dividing the per share exercise price under each such Southwest Option by the Exchange Ratio and rounding down to the nearest cent, with cash to be paid in lieu of any fractional shares upon exercise of each converted option, warrant or other right, upon the otherwise same terms and conditions under the relevant Southwest Option as were applicable immediately prior to the Effective Time. In addition, notwithstanding the foregoing, each Southwest Option that is an "incentive stock option" shall be adjusted in accordance with the Section 424 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code"), so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code.


     The Merger is subject to the satisfaction of certain conditions. Such conditions include, among others, an affirmative vote to approve the Merger Agreement by holders of a majority of the outstanding shares of Southwest Common Stock entitled to vote in elections of directors which are not beneficially owned directly or indirectly by FNB, the effectiveness under the Securities Act of the Registration Statement for shares of FNB

Common Stock to be issued in the Merger and the approval of appropriate regulatory agencies. The obligation of FNB to effect the Merger also is subject to (i) the receipt, to the extent necessary to assure, in the reasonable judgment of FNB, that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment, of agreements from affiliates of Southwest restricting their ability to sell or otherwise transfer their shares of Southwest Common Stock or their shares of FNB Common Stock received upon consummation of the Merger; and (ii) that as of the close of the most recent calendar quarter (or, if the Effective Time shall occur within 20 days following the close of a calendar quarter, then as of the next preceding calendar quarter) cumulative earnings reported by Southwest since December 31, 1995 will be greater than or equal to the amount calculated by multiplying (a) $500,000 by
(b) the number of full calendar quarters which have passed since December 31, 1995 and for which earnings have been reported (as described herein and in the Merger Agreement) as of such date.

     Southwest has agreed to take all steps necessary to exempt the Merger from any applicable Florida anti-takeover laws.

     For additional information relating to the Merger, see "THE MERGER".

EFFECTIVE TIME OF THE MERGER


     Unless otherwise agreed by FNB and Southwest, the Effective Time is expected to occur on the date and at the time the Articles of Merger to be executed by Southwest and SWAC and filed with the Florida Department of State (the "Articles of Merger") become effective with the Florida Department of State. The parties have agreed to use their reasonable efforts to cause the Effective Time to occur on or before the fifth business day (as designated by FNB) following the last to occur of (i) the effective date of the last required consent of any state or federal regulatory authority having authority over the Merger (including the expiration of all applicable waiting periods following such consents or the delivery of appropriate notices) or (ii) the date on which the shareholders of Southwest approve the Merger Agreement, unless otherwise agreed upon by FNB and Southwest; provided, however, that in no event shall the Effective Time occur prior to January 1, 1997, unless FNB determines, in its sole discretion, to permit the Effective Time to occur prior to January 1, 1997, but not earlier than December 16, 1996. If approved by the Southwest shareholders and applicable regulatory authorities, the parties expect that the Effective Time will occur on or before January 31, 1997, although there can be no assurance as to whether or when the Merger will occur. See "THE MERGER -- Effective Time of the Merger", "-- Conditions Precedent to the Merger" and "-- Bank Regulatory Matters -- Florida Banking Department".


RECOMMENDATION OF THE SOUTHWEST BOARD


     THE SOUTHWEST BOARD, WITH THE EXCEPTION OF MR. MORTENSEN, WHO RECUSED HIMSELF FROM ALL DELIBERATIONS REGARDING (AND VOTES ON) THE PROPOSED MERGER BECAUSE OF HIS POSITION AS CHAIRMAN AND PRESIDENT OF FNB, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE SOUTHWEST BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF SOUTHWEST AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS OF SOUTHWEST VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.


     In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, the Southwest Board consulted with its legal advisors regarding the legal terms of the Merger Agreement and with its financial advisor, Robinson-Humphrey, as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Southwest Common Stock. For a discussion of the factors considered by the Southwest Board in reaching its conclusions, see "THE MERGER -- Background of and Reasons for the Merger".


     The members of the Southwest Board, with the exception of Mr. Mortensen, who recused himself from all deliberations regarding (and votes on) the proposed Merger, resolved that they will vote their shares in favor of the Merger Agreement and the transactions contemplated thereby at the Special Meeting.

OPINION OF SOUTHWEST'S FINANCIAL ADVISOR



     Robinson-Humphrey, which has served as financial advisor to Southwest, has rendered its opinion to the Southwest Board that the consideration as provided in the Merger Agreement is fair to the shareholders of Southwest from a financial point of view. A copy of a written confirmation of such opinion, dated May 8, 1996, is attached hereto as Appendix C and should be read in its entirety with respect to assumptions made, matters considered and limitations of the review undertaken by Robinson-Humphrey in rendering such opinion. See "THE MERGER -- Opinion of Southwest's Financial Advisor".


CERTAIN DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS


     The rights of FNB shareholders and other corporate matters relating to FNB Common Stock are controlled by the FNB Articles of Incorporation (the "FNB Charter"), the FNB By-laws (the "FNB By-laws") and the Pennsylvania Business Corporation Law (the "PBCL"). The rights of Southwest shareholders and other corporate matters relating to Southwest Common Stock are controlled by the Southwest Charter, the Southwest By-laws (the "Southwest By-laws") and the Florida Business Corporation Act (the "FBCA"). Upon consummation of the Merger, shareholders of Southwest will become shareholders of FNB whose rights will be governed by the FNB Charter, the FNB By-laws and the provisions of the PBCL. See "DESCRIPTION OF FNB CAPITAL STOCK AND SOUTHWEST CAPITAL STOCK" and "COMPARISON OF SHAREHOLDERS RIGHTS".


MODIFICATION, WAIVER AND TERMINATION

     The Merger Agreement provides that it may be amended by a subsequent writing signed by each party upon the approval of each of their respective Board of Directors. However, no amendment that reduces or, except as hereinafter described in reference to a possible Exchange Ratio increase after a Termination Event (as defined herein), modifies in any material respect the consideration to be received by the holders of Southwest Common Stock in connection with the Merger may be made after the Special Meeting without the further approval of such shareholders. The Merger Agreement provides that each party may waive any of the conditions precedent to its obligations to consummate the Merger, to the extent legally permitted.

     The Merger Agreement may be terminated by mutual agreement of the Board of Directors of FNB (the "FNB Board") and the Southwest Board. The Merger Agreement may also be terminated by either the FNB Board or the Southwest Board (i) in the event of breach of the Merger Agreement by the other party that cannot or has not been cured within 30 days of notice of such breach, (ii) if the required approval of the Southwest shareholders or any applicable regulatory authority is not obtained, (iii) if the Merger is not consummated by July 31, 1997 or (iv) if any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by July 31, 1997.

     In addition, the Merger Agreement may be terminated by the Southwest Board, at its sole option, at any time during the ten-day period commencing the day after the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") consents to the Merger if the average of the mid-point of the closing high bid and low ask prices of FNB Common Stock for the 20 full trading days ending on the day before the date the Federal Reserve Board consents to the Merger is less than $19.00; provided, however, that the Merger Agreement may not be so terminated if FNB elects, at its sole option but subject to Southwest's written agreement, during the five-day period commencing with receipt of notice of such termination, to increase the Exchange Ratio to equal the quotient obtained by dividing (i) the product of $19.00 and the Exchange Ratio (as then in effect) by (ii) the Designated Price (as defined herein).

     See "THE MERGER -- Modification, Waiver and Termination".

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger is intended to qualify as a reorganization under Section 368(a)(1) of the Code. Wachtell, Lipton, Rosen & Katz has delivered an opinion, based upon certain customary assumptions and representations, to the effect that, for federal income tax purposes, no gain or loss will be recognized by the Southwest shareholders as a result of the Merger to the extent that they receive FNB Common Stock solely in exchange for their Southwest Common Stock. For a more complete description of the federal income tax consequences, see "THE
MERGER -- Certain Federal Income Tax Consequences".

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of Southwest's management and of the Southwest Board may be deemed to have interests in the Merger in addition to their interests, if any, as shareholders of Southwest generally. These interests include, among others,
(i) certain amended employment agreements with certain officers of Southwest that FNB agreed to assume, each of which provides for, upon the termination of employment of such officer with Southwest for any reason other than death, whether by such officer, Southwest or FNB, the payment in stock of the value of such officer's options on the date of termination; (ii) the election or appointment of three members of the Southwest Board to the FNB Board; and (iii) agreements by FNB to indemnify present and former directors, officers, employees and agents of Southwest and its subsidiaries from and after the Merger against certain liabilities arising prior to the Merger to the fullest extent permitted under Florida law, the Southwest Charter and the Southwest By-laws.

     FNB and certain of its employees and directors, including Mr. Mortensen, Chairman and President of FNB, own shares of Southwest Common Stock and warrants to acquire shares of Southwest Common Stock. Mr. Mortensen is one of the founders of Southwest and of its subsidiary lead bank, First Naples, and is a member of the Southwest Board and of the First Naples Board of Directors. Mr. Mortensen recused himself from deliberations regarding (and votes on) the Merger by the Southwest Board.

     See "THE MERGER -- Interests of Certain Persons in the Merger".

STOCK OPTION AGREEMENT

     Following the execution of the Merger Agreement, Southwest granted FNB an option (the "Stock Option") to purchase, under certain circumstances and subject to certain adjustments, up to 727,163 shares (the "Stock Option Shares") of Southwest Common Stock at a price, subject to certain adjustments, of $15.00 per share pursuant to the terms of the Stock Option Agreement dated February 2, 1996, by and between FNB and Southwest (the "Stock Option Agreement"). The Stock Option, if exercised, would equal before giving effect to the exercise of the Stock Option, 19.9% of the total number of shares of Southwest Common Stock outstanding as of its date of exercise. The Stock Option was granted by Southwest to FNB as a condition and inducement to FNB's willingness to enter into the Merger Agreement. The Stock Option is exercisable only upon the occurrence of certain events generally indicating a change of control not involving FNB occurring within 12 months of a termination of the Merger Agreement, and the receipt of any required regulatory approvals, neither of which has occurred as of the date hereof. Under certain circumstances, Southwest may be required to repurchase the Stock Option or the Stock Option Shares acquired pursuant to the exercise of the Stock Option. The purpose of the Stock Option Agreement and the Stock Option is to increase the likelihood that the Merger will occur by making it more difficult for another party to acquire Southwest. The ability of FNB to exercise the Stock Option and to cause, subject to certain adjustments, up to an additional 727,163 shares of Southwest Common Stock to be issued may be considered a deterrent to other potential acquisitions of control of Southwest, as it is likely to increase the cost of an acquisition of all the shares of Southwest Common Stock which would then be outstanding. See "THE MERGER -- Stock Option Agreement".

DISSENTERS' RIGHTS

     Under the provisions of Section 607.1302 of the FBCA, holders of Southwest Common Stock are not entitled to dissenters' rights with respect to payment for the value of their shares of Southwest Common Stock. See "THE
MERGER -- Dissenters' Rights of Southwest Shareholders".

ACCOUNTING TREATMENT

     It is intended that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles ("GAAP"). See "THE MERGER -- Accounting Treatment".

REGULATORY APPROVALS

     The Merger is subject to the approval of the Federal Reserve Board and of the Florida Department of Banking and Finance (the "Florida Banking Department"). The Merger may not be consummated until expiration of all applicable waiting periods.

     FNB and Southwest will file all required applications for regulatory review and approval or notice with the Federal Reserve Board and the Florida Banking Department in connection with the Merger. There can be no assurance that such approvals will be obtained or as to the date of any such approvals.

     See "THE MERGER -- Conditions Precedent to the Merger" and "-- Bank Regulatory Matters".

RESALES BY AFFILIATES

     Southwest has agreed to use its reasonable efforts to obtain from each of those individuals identified by it as an affiliate an appropriate agreement that such individual will not transfer any shares of FNB Common Stock received by it as a result of the Merger, except in compliance with the applicable provisions of the Securities Act and as required by pooling-of-interests accounting treatment. See "THE MERGER -- Restrictions on Resales by Affiliates".

SHARE INFORMATION AND MARKET PRICES


     The FNB Common Stock trades on the Nasdaq SmallCap Market under the trading symbol "FBAN". As of December 31, 1995, there were 8,611,814 shares of FNB Common Stock outstanding held by approximately 3,735 holders of record. Since April 24, 1996, the Southwest Common Stock has traded on the Nasdaq National Market under the trading symbol "SWBA". Prior to April 24, 1996, the Southwest Common Stock was traded on the over-the-counter market under the trading symbol "SWBA". As of the Record Date, there were 3,654,089 shares of Southwest Common Stock outstanding held by approximately 1,128 holders of record.



     The following table sets forth the last bid price reported by the Dow Jones for shares of FNB Common Stock on February 2, 1996, the last trading day preceding public announcement of the proposed Merger, and on May 7, 1996, after adjusting to reflect the FNB Stock Dividend. The table also sets forth the last reported sales price per share reported by the Dow Jones for shares of Southwest Common Stock on February 2, 1996 and on May 7, 1996. The "Southwest Equivalent" represents the last sales price of a share of FNB Common Stock on such date multiplied by the Exchange Ratio.



                                                                                          SOUTHWEST
                                                                  FNB      SOUTHWEST    EQUIVALENT(1)
                                                                --------   ---------    -------------
February 2, 1996.............................................    $19.766    $14.250        $16.188
May 7, 1996..................................................    $23.875    $17.000        $19.554


- ---------------


(1) Based on the Exchange Ratio of 0.819, adjusted for the FNB Stock Dividend.


     For additional information regarding the market prices of the FNB Common Stock and Southwest Common Stock during the previous two years, see "PRICE RANGE OF COMMON STOCK AND DIVIDENDS -- Market Prices".

COMPARATIVE UNAUDITED PER SHARE DATA

     The following table sets forth (a) selected comparative per share data for each of FNB and Southwest on an historical basis and (b) selected unaudited pro forma comparative per share data assuming the Merger had been effective during the periods presented for FNB and Southwest combined. The unaudited pro forma data have been prepared giving effect to the Merger as a pooling-of-interests. For a description of the effect of pooling-of-interests accounting on the Merger and the historical financial statements of FNB, see "THE MERGER -- Accounting Treatment". The Southwest pro forma equivalent amounts are presented with respect to each set of pro forma information.

     The comparative per share data presented are based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of each of FNB and Southwest incorporated by reference herein. The pro forma amounts are not necessarily indicative of results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the period indicated or which will be attained in the future.


                                                                   YEAR ENDED DECEMBER 31,
                                                                  -------------------------
                                                                  1995      1994      1993
                                                                  -----     -----     -----
     EARNINGS PER COMMON SHARE
       FNB COMMON STOCK (1)
          Historical (primary)................................    $1.90     $1.41     $1.07
          Historical (fully diluted)..........................     1.82      1.37      1.06
          Pro forma combined (primary)........................     1.59      1.12       .99
          Pro forma combined (fully diluted)..................     1.55      1.11       .99
       SOUTHWEST COMMON STOCK
          Historical..........................................      .44       .19       .47
          Pro forma equivalent (2)
               Primary........................................     1.30       .92       .81
               Fully Diluted..................................     1.27       .91       .81
     CASH DIVIDENDS DECLARED PER COMMON SHARE
       FNB historical (1).....................................      .35       .25       .24
       Southwest historical...................................        0         0         0
       Southwest pro forma equivalent (3).....................      .29       .20       .20



                                                                                AT
                                                                           DECEMBER 31,
                                                                               1995
                                                                           ------------
     BOOK VALUE PER COMMON SHARE (PERIOD END)
          FNB historical (1).............................................     $14.67
          FNB pro forma combined (1).....................................      13.50
          Southwest historical...........................................       8.19
          Southwest pro forma equivalent (2).............................      11.05


- ---------------


(1) Adjusted to reflect the FNB Stock Dividend.



(2) Southwest pro forma equivalent amounts are calculated by multiplying the pro forma combined amounts for FNB by the Exchange Ratio of 0.819 of a share of FNB Common Stock for each share of Southwest Common Stock. The Exchange Ratio is subject to adjustment in certain circumstances. See "THE
    MERGER -- Modification, Waiver and Termination".



(3) The Southwest pro forma equivalent amounts are calculated by multiplying the historical amounts for FNB by the Exchange Ratio of 0.819 of a share of FNB Common Stock for each share of Southwest Common Stock. The Exchange Ratio is subject to adjustment in certain circumstances. See "THE
    MERGER -- Modification, Waiver and Termination".

SELECTED FINANCIAL DATA

     The following tables present (a) summary selected financial data for each of FNB and Southwest on an historical basis and (b) summary unaudited pro forma selected financial data for FNB and Southwest giving effect to the Merger as a pooling-of-interests. For a description of the effect of pooling-of-interests accounting on the Merger and the historical financial statements of FNB, see "THE MERGER -- Accounting Treatment".

     The summary selected financial data are based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of each of FNB and Southwest incorporated by reference herein. The pro forma amounts are not necessarily indicative of results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the period indicated or which will be attained in the future.


       YEAR ENDED DECEMBER 31,           1995        1994        1993        1992        1991
- -------------------------------------  ---------   ---------   ---------   ---------   ---------
F.N.B. CORPORATION:
Earnings (In thousands, except per
  share data)
     Interest income.................  $ 135,356   $ 124,879   $ 125,512   $ 125,825   $ 124,118
     Interest expense................     58,056      50,228      55,339      62,533      72,752
     Net interest income.............     77,300      74,651      70,173      63,292      51,366
     Provision for loan losses.......      5,652       8,450       9,498      15,107       5,399
     Net income (loss) before
       extraordinary items...........     18,083      13,445      10,472       6,770      10,005
     Earnings per common share(1)
          Primary....................       1.90        1.41        1.07        0.70        1.11
          Fully diluted..............       1.82        1.37        1.06        0.70        1.11
     Cash dividends declared per
       common share(1)...............       0.35        0.25        0.24        0.23        0.21
Balance sheet (period end in
  thousands)
     Total assets....................  1,706,993   1,686,519   1,690,150   1,698,608   1,378,740
     Total loans and leases net of
       unearned income...............  1,201,345   1,174,008   1,105,876   1,041,979     988,672
     Total deposits                    1,442,109   1,425,405   1,458,739   1,479,947   1,178,226
     Other borrowings................     55,224      69,365      65,501      57,153      67,813
     Long-term debt and obligations
       under capital leases..........     39,755      39,017      31,297      32,823      18,520
     Stockholders' equity............    143,917     126,050     115,092     107,679      93,280

       YEAR ENDED DECEMBER 31,           1995        1994        1993        1992        1991
- -------------------------------------  ---------   ---------   ---------   ---------   ---------
SOUTHWEST BANKS, INC.:
Earnings (In thousands, except per
  share data)
     Interest income.................  $  25,384   $  15,415   $  11,186   $   9,032   $   6,982
     Interest expense................     11,756       6,306       4,659       4,193       3,947
     Net interest income.............     13,628       9,109       6,527       4,839       3,035
     Provision for loan losses.......        835         605         240         336         209
     Net income (loss) before
       extraordinary items...........      1,707         650       1,005         453         207
     Earnings per common share
          Primary....................       0.44        0.19        0.47        0.27        0.16
          Fully diluted..............       0.44        0.19        0.47        0.27        0.16
     Cash dividends declared per
       common share..................       0.00        0.00        0.00        0.00        0.00
Balance sheet (period end in
  thousands)
     Total assets....................    386,462     264,614     178,454     146,108      87,382
     Total loans, net of unearned
       discount......................    236,666     184,507     125,729      94,247      62,550
     Total deposits..................    324,831     201,245     157,370     132,037      79,196
     Other borrowings................     28,277      29,073       6,903       2,185         792
     Long-term debt and obligations
       under capital leases..........          0       5,000       2,000           0           0
     Stockholders' equity............     29,944      27,710      12,982      10,995       6,703
PRO FORMA COMBINED:
Earnings (In thousands, except per
  share data)
     Interest income.................  $ 160,740   $ 140,294   $ 136,698   $ 134,857   $ 131,100
     Interest expense................     69,812      56,534      59,998      66,726      76,699
     Net interest income.............     90,928      83,760      76,700      68,131      54,401
     Provision for loan losses.......      6,487       9,055       9,738      15,443       5,608
     Net income (loss) before
       extraordinary items...........     19,790      14,195      11,477       7,223      10,212
     Earnings per common share(1)
          Primary....................       1.59        1.12        0.99        0.63        1.00
          Fully diluted..............       1.55        1.11        0.99        0.63        0.99
Balance sheet (period end in
  thousands)
     Total assets....................  2,091,417   1,949,393   1,867,785   1,844,123   1,465,747
     Total loans, net of unearned
       discount......................  1,438,011   1,358,515   1,231,605   1,136,226   1,051,222
     Total deposits..................  1,766,939   1,626,650   1,616,109   1,611,984   1,257,422
     Other borrowings................     83,501      98,438      72,404      59,338      68,605
     Long-term debt and obligations
       under capital leases..........     39,755      44,017      31,297      32,823      18,520
     Stockholders' equity............    171,823     152,020     127,255     118,081      99,608


- ---------------


(1) Adjusted to reflect the FNB Stock Dividend.

                              RECENT DEVELOPMENTS



     FNB has reported that net income for the first quarter of 1996 was $4.9 million or $0.51 per primary share, $0.49 per share fully diluted, after giving effect to the FNB Stock Dividend. These results represent a 22% increase over the same period of 1995. Highlights of FNB's performance improvement include a 4% increase in net interest income; an 11% increase in non-interest income, excluding securities gains; and only a 2% increase in non-interest expenses.



     The ratio of non-performing loans to total loans declined to 0.71% from 1.00% a year ago. The allowance for loan losses remained at 1.75% of total loans and showed improved coverage to 245% of non-performing loans.



     Capital remained strong with the leverage ratio at 8.21% and total risk-based at 13.96%.



     At the FNB Annual Meeting of Shareholders held on April 24, 1996, the FNB shareholders approved a proposal to amend the FNB Charter of Incorporation to increase the number of authorized shares of FNB Common Stock from 20,000,000 shares of FNB Common Stock to 100,000,000 shares of FNB Common Stock. The increase will enable FNB to issue FNB Common Stock in connection with any potential acquisitions FNB might make using FNB Common Stock as consideration and to further other corporate purposes such as declaring stock dividends.



     On April 24, 1996, the FNB Board declared the FNB Stock Dividend, a 5% common stock dividend payable May 31, 1996 to shareholders of record on May 1, 1996. This action represents the 24th consecutive year that FNB has provided a stock dividend to its common shareholders.


                THE SPECIAL MEETING OF SHAREHOLDERS OF SOUTHWEST

GENERAL


     This Proxy Statement-Prospectus is first being mailed to the holders of Southwest Common Stock on or about May 13, 1996, and is accompanied by the notice of Special Meeting and a form of proxy that is solicited by the Southwest Board for use at the Special Meeting of Shareholders of Southwest to be held on Monday, June 17, 1996, at 5:00 p.m., local time, at the Naples Beach Hotel & Golf Club, Naples, Florida and at any adjournments or postponements thereof. The purpose of the Special Meeting is to take action with respect to the approval of the Merger Agreement and the transactions contemplated thereby.


PROXIES


     A shareholder of Southwest may use the accompanying proxy if such shareholder is unable to attend the Special Meeting in person or wishes to have his or her shares voted by proxy even if such shareholder does attend the meeting. A shareholder may revoke any proxy given pursuant to this solicitation by delivering to the Corporate Secretary of Southwest, prior to or at the Special Meeting, a written notice revoking the proxy or a duly executed proxy relating to the same shares bearing a later date, or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to the revocation of Southwest proxies should be addressed to Southwest Banks, Inc., 900 Goodlette Road North, Naples, Florida 33940 Attention:
Corporate Secretary. For such notice of revocation or later proxy to be valid, however, it must actually be received by Southwest prior to the vote of the shareholders. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of approval of the Merger Agreement. The Southwest Board is unaware of any other matters that may be presented for action at the Special Meeting. If other matters do properly come before the Special Meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion.

SOLICITATION OF PROXIES

     Solicitation of proxies may be made in person or by mail, telephone or facsimile, by directors, officers and employees of Southwest, who will not be specially compensated for such solicitation. Nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for the expenses incurred in sending proxy materials to beneficial owners.

     All costs of solicitation of proxies from Southwest shareholders will be borne by Southwest; provided, however, that FNB and Southwest have each agreed to pay one-half of the printing costs of this Proxy Statement-Prospectus and related materials.

RECORD DATE AND VOTING RIGHTS


     The Southwest Board has fixed May 1, 1996 as the Record Date for the determination of shareholders of Southwest entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were outstanding 3,654,089 shares of Southwest Common Stock held by approximately 1,128 holders of record. Each share of Southwest Common Stock outstanding on the Record Date is entitled to one vote as to (i) the approval of the Merger Agreement and the transactions contemplated thereby and (ii) any other proposal that may properly come before the Special Meeting.



     Under the terms of the FBCA, approval of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Southwest Common Stock. However, the Southwest Charter has voting requirements that are more stringent than those in the FBCA. Pursuant to the Southwest Charter, approval of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Southwest Common Stock entitled to vote in elections of directors which are not beneficially owned, directly or indirectly, by FNB, because FNB owns, directly or indirectly, more than 5% of the shares of Southwest Common Stock entitled to otherwise vote in elections of directors. Pursuant to the Southwest Charter, FNB is the beneficial owner and beneficially owns shares of Southwest Common Stock (other than shares of Southwest Common Stock held in its treasury) (a) which FNB and its affiliates and associates beneficially own, directly or indirectly, whether of record or not, (b) which FNB or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants, or options, or otherwise, (c) which FNB or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other person with which FNB or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of securities of Southwest. As of the Record Date, FNB beneficially owned (as defined herein and in the Southwest Charter) 270,874 shares, or 7.41%, of the Southwest Common Stock entitled to vote in elections for directors but which vote will not be counted for approval of the Merger Agreement for purposes of the voting requirements of the Southwest Charter. See "THE MERGER -- Interest of Certain Persons in the Merger".



     As of the Record Date, the directors and executive officers of Southwest and their affiliates (excluding FNB, which may be deemed to be an affiliate of Mr. Mortensen, the Chairman and President of FNB and a director of Southwest) beneficially owned an aggregate of 595,539 shares, or 16.30%, of Southwest Common Stock. The banking subsidiaries of Southwest, in a fiduciary capacity for third parties, do not have sole or shared voting power as to any shares of Southwest Common Stock.


     BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF SOUTHWEST COMMON STOCK ENTITLED TO VOTE IN ELECTIONS OF DIRECTORS WHICH ARE NOT BENEFICIALLY OWNED BY FNB, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES. ACCORDINGLY, THE SOUTHWEST BOARD URGES ITS SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

RECOMMENDATION OF THE SOUTHWEST BOARD


     THE SOUTHWEST BOARD, WITH THE EXCEPTION OF MR. MORTENSEN, WHO RECUSED HIMSELF FROM ALL DELIBERATIONS REGARDING (AND VOTES ON) THE PROPOSED MERGER BECAUSE OF HIS POSITION AS CHAIRMAN AND PRESIDENT OF FNB, UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF SOUTHWEST AND ITS SHAREHOLDERS, AND RECOMMENDS THAT THE SHAREHOLDERS OF SOUTHWEST VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.



     In the course of reaching its respective decisions to approve the Merger Agreement and the transactions contemplated thereby, the Southwest Board consulted with its legal advisors regarding the legal terms of the Merger Agreement and with its financial advisor, Robinson-Humphrey, as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Southwest Common Stock. For a discussion of the factors considered by the Southwest Board in reaching its conclusion, see "THE MERGER -- Background of and Reasons for the Merger".



     The members of the Southwest Board, with the exception of Mr. Mortensen, who recused himself from all deliberations regarding (and votes on) the proposed Merger, resolved that they will vote their shares in favor of the Merger Agreement and the transactions thereby at the Special Meeting.

                                   THE MERGER

     The following summary of certain terms and provisions of the Merger Agreement and Stock Option Agreement is qualified in its entirety by reference to the Merger Agreement and Stock Option Agreement, which are incorporated herein by reference and, with the exception of certain exhibits thereto, are included as Appendix A and Appendix B, respectively, to this Proxy Statement-Prospectus. All shareholders are urged to read the Merger Agreement, Stock Option Agreement and the other Appendix hereto in their entirety.

DESCRIPTION OF THE MERGER

     At the Effective Time, SWAC will be merged with and into Southwest, which will be the surviving entity. The Southwest Charter and the Southwest By-laws in effect at the Effective Time will continue to govern Southwest until amended or repealed in accordance with applicable law. The Merger is subject to the approvals of the Federal Reserve Board and the Florida Banking Department. See "-- Bank Regulatory Matters".


     At the Effective Time, each share of Southwest Common Stock outstanding immediately prior to the Effective Time (other than shares held by Southwest, FNB or any of their subsidiaries, in each case, other than in a fiduciary capacity or as a result of debts previously contracted) will be converted automatically into the right to receive 0.819 of a share (adjusted for the FNB Stock Dividend and subject to certain further possible adjustment) of FNB Common Stock. Prior to the anti-dilution adjustment to the Exchange Ratio to reflect the FNB Stock Dividend, the Exchange Ratio was 0.78 of a share of FNB Common Stock. At the Effective Time, any shares of Southwest Common Stock held by Southwest, FNB, or any of their subsidiaries, in each case, other than in a fiduciary capacity or as a result of debts previously contracted, will be canceled and retired without consideration being paid. Southwest has represented that, as of the Effective Time, there will be no more than 4,000,855 shares of Southwest Common Stock issued and outstanding. Following the Effective Time and assuming that 4,000,855 shares of Common Stock are outstanding at the Effective Time, the former shareholders of Southwest would own approximately 3,276,700 shares, or 26.6%, of the then outstanding FNB Common Stock (assuming 9,053,940 shares of FNB Common Stock outstanding immediately prior to the Effective Time). The number of shares of FNB Common Stock to be issued in the Merger will be less if fewer than 4,000,855 shares of Southwest Common Stock are outstanding immediately prior to the Effective Time.


     No fractional shares of FNB Common Stock will be issued in the Merger. Instead, each holder of shares of Southwest Common Stock who would otherwise have been entitled to receive a fraction of a share of FNB Common Stock (after taking into account all certificates delivered by such holder) will receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FNB Common Stock multiplied by the market value of one share of FNB Common Stock at the Effective Time, which is defined in the Merger Agreement as the average of the high bid and low asked prices of one share of FNB Common Stock in the over the counter market as reported by the Nasdaq SmallCap Market (or, if not reported thereby, by any other authoritative source selected by FNB) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional shares. See "-- Exchange of Certificates".

     The shares of FNB capital stock outstanding immediately prior to the Merger will continue to be outstanding after the Effective Time.

CONVERSION OF SOUTHWEST OPTIONS


     Southwest Options to purchase an aggregate of 455,430 shares of Southwest Common Stock were outstanding as of the Record Date. To the extent that shares of Southwest Common Stock are issued pursuant to the exercise of Southwest Options in accordance with their terms prior to the Effective Time, they will be converted into shares of FNB Common Stock in the same manner as other shares of Southwest Common Stock. At the Effective Time, each Southwest Option to purchase shares of Southwest Common Stock that has not expired and remains outstanding at the Effective Time shall be converted into and become an option, warrant or other right to purchase shares of FNB Common Stock, and FNB shall assume each such Southwest Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced or the warrant agreement pursuant to which it was granted and evidenced (collectively, the "Southwest Stock Plans"), except that, from and after the Effective Time, (i) FNB and its compensation committee shall be substituted for Southwest and its compensation committee (including, if applicable, the entire Southwest Board) administering such Southwest Stock Plan, (ii) each Southwest Option assumed by FNB may be exercised solely for shares of FNB Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of FNB Common Stock subject to such Southwest Option will be equal to the number of shares of Southwest Common Stock subject to such Southwest Option immediately prior to the Effective Time multiplied by the Exchange Ratio, with cash being paid in lieu of any resulting fraction of a share of FNB Common Stock equal to the product of such fraction and the difference between the market value of one share of FNB Common Stock and the per share exercise price of such option, warrant or other right to purchase shares of FNB Common Stock, and (iv) the per share exercise price under each such Southwest Option will be adjusted by dividing the per share exercise price under each such Southwest Option by the Exchange Ratio and rounding down to the nearest cent. Notwithstanding the provisions of clauses (iii) and (iv) of the preceding sentence, each Southwest Option which is an incentive stock option shall be adjusted as required by Section 424 of the Code, so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Code. Southwest has agreed to take all necessary steps to effectuate the foregoing provisions.


     As soon as practicable after the Effective Time, FNB will deliver to the participants in each Southwest Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Southwest Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments described in the above paragraph after giving effect to the Merger), and FNB will comply with the terms of each Southwest Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Southwest Stock Plan, that Southwest Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, FNB will take all corporate action necessary to reserve for issuance sufficient shares of FNB Common Stock for delivery upon exercise of Southwest Options assumed by it. As soon as practicable after the Effective Time, FNB will file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of FNB Common Stock subject to such options and will use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, FNB will administer the Southwest Stock Plan assumed pursuant to the Merger Agreement in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Southwest Stock Plan complied with such rule prior to the Merger.

     All restrictions or limitations on transfer with respect to Southwest Common Stock awarded under the Southwest Stock Plans or any other plan, program, or arrangement of Southwest or of any subsidiary of Southwest, to the extent that such restrictions or limitations will not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, will remain in full force and effect with respect to shares of FNB Common Stock into which such restricted stock is converted pursuant to the Merger Agreement.

     See "-- Interest of Certain Persons in the Merger".

EFFECTIVE TIME OF THE MERGER

     The Effective Time will occur on the date and at the time the Articles of Merger become effective with the Florida Department of State. Unless otherwise agreed by FNB and Southwest, the parties have agreed to use their reasonable efforts to cause the Effective Time to occur on or before the fifth business day (as designated by FNB) following the last to occur of (i) the effective date of the last required consent of any state or federal regulatory authority having authority over the Merger (including the expiration of all applicable waiting periods following such consents or the delivery of appropriate notices) or (ii) the date on which the shareholders of Southwest approve the Merger Agreement, provided, however, that in no event shall the Effective Time occur prior to January 1, 1997, unless FNB determines, in its sole discretion, to permit the Effective Time to occur prior to January 1, 1997, but not earlier than December 16, 1996. If approved by the Southwest shareholders and the applicable regulatory authorities, the parties expect that the Effective Time will occur on or before January 31, 1997, although there can be no assurance as to whether or when the Merger will occur. See "-- Bank Regulatory Matters -- Florida Banking Department".


EXCHANGE OF CERTIFICATES

     Before or as soon as practicable after the Effective Time, Chemical Mellon Shareholder Services ("Chemical Mellon" or the "Exchange Agent") will mail to each holder of Southwest Common Stock of record as of the Effective Time a letter of transmittal and related forms (the "Letter of Transmittal") for use in forwarding stock certificates previously representing Southwest Common Stock for surrender and exchange for certificates representing FNB Common Stock. Risk of loss and title to the certificates theretofore representing shares of Southwest Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent.

     SOUTHWEST SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

     Upon surrender to the Exchange Agent of one or more certificates for shares of Southwest Common Stock, together with a properly completed Letter of Transmittal, there will be issued and mailed to the holder thereof a certificate or certificates representing the aggregate number of whole shares of FNB Common Stock to which such holder is entitled, together with all declared but unpaid dividends in respect of such shares, and, where applicable, a check for the amount (without interest) representing any fractional share. A certificate for shares of FNB Common Stock, or any check representing cash in lieu of a fractional share or declared but unpaid dividends, may be issued in a name other than the name in which the surrendered certificate is registered only if (i) the certificate surrendered is properly endorsed, accompanied by a guaranteed signature if required by the Letter of Transmittal and otherwise in proper form for transfer, and (ii) the person requesting the issuance of such certificate either pays to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for such shares in a name other than the registered holder of the certificate surrendered or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. The Exchange Agent will issue stock certificates evidencing FNB Common Stock in exchange for lost, stolen, mutilated or destroyed certificates of Southwest Common Stock only upon receipt of a lost stock affidavit and a bond indemnifying FNB against any claim arising out of the allegedly lost, stolen, mutilated or destroyed certificate. In no event will the Exchange Agent, FNB or Southwest be liable to any persons for any FNB Common Stock or dividends thereon or cash delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

     On and after the Effective Time and until surrender of certificates of Southwest Common Stock to the Exchange Agent, each certificate that represented outstanding Southwest Common Stock immediately prior to the Effective Time will be deemed to evidence ownership of the number of whole shares of FNB Common Stock into which such shares have been converted, and the holders thereof shall be entitled to vote at any meeting of FNB shareholders. Beginning 30 days after the Effective Time, no shareholder will, however, receive dividends or other distributions on such FNB Common Stock until the certificates representing Southwest Common Stock are surrendered. Upon surrender of Southwest Common Stock certificates, Southwest shareholders will be paid any dividends or other distributions on FNB Common Stock that are payable to holders as of any dividend record date on or following the Effective Time. No interest will be payable with respect to withheld dividends or other distributions.

BACKGROUND OF AND REASONS FOR THE MERGER

     BACKGROUND OF THE MERGER. In April 1995, Gary L. Tice, Chairman, President and Chief Executive Officer of Southwest and Peter Mortensen, Chairman and President of FNB, had their first formal discussion regarding the idea of a strategic affiliation between FNB and Southwest. At that time it was agreed that a meeting would be scheduled in Pittsburgh, Pennsylvania for Southwest and FNB to discuss the concept of a strategic affiliation, a preliminary timetable, and any business, legal and accounting issues that might be preliminarily identified. On May 31, 1995, representatives of FNB and Southwest met in Pittsburgh, Pennsylvania to discuss the concept of a strategic affiliation and agreed to explore it.

     On July 24, 1995, the Southwest Board received a presentation of the strategic affiliation concept by representatives of FNB, including Mr. Mortensen and FNB's investment banker. At this meeting, the Southwest Board resolved to give authority to Mr. Tice to hire an investment banker to review Southwest's strategic alternatives, including a possible affiliation with FNB.

     On August 7, 1995, Mr. Tice met in Atlanta, Georgia with representatives of Robinson-Humphrey and representatives of Southwest's legal counsel. On August 25, 1995, Southwest engaged Robinson-Humphrey to perform an analysis of Southwest's strategic alternatives. The term of that initial engagement was through December 31, 1995.

     On September 19, 1995, Mr. Tice and Southwest's Chief Financial Officer, Lewis S. Albert, met in Atlanta, Georgia with representatives of Robinson-Humphrey and Southwest's counsel to further discuss the status of Robinson-Humphrey's analysis.

     On September 22, 1995, six of Southwest's directors met with management of FNB in Hermitage, Pennsylvania to review FNB and its subsidiary banks' operations and to meet with the directors of FNB.


     On October 16, 1995, representatives of Robinson-Humphrey made a presentation to the Southwest Board at a Southwest Board meeting held in Naples, Florida regarding the current commercial banking environment, a summary analysis of a strategic affiliation with FNB, and a review of Southwest's strategic alternatives, including remaining independent, achieving a strategic affiliation with a specific partner or selling Southwest to a super-regional bank. After a discussion of the Robinson-Humphrey presentation, the Southwest Board unanimously voted to evaluate a strategic alliance with FNB, utilizing a negotiating team comprised of Mr. Tice and two outside directors to be appointed by Mr. Tice (the "Negotiating Committee"). On October 16, 1995, Mr. Tice appointed James S. Lindsay and Edward J. Mace as members of the Negotiating Committee.



     On November 15, 1995, Southwest's Negotiating Committee met in Atlanta with representatives of Robinson-Humphrey, Mr. Mortensen and FNB's investment banker to discuss the business terms of a proposed strategic affiliation. On November 21, 1995, these parties met again in Naples, Florida to continue negotiations. On November 29, 1995, the Southwest Board met in Naples, Florida and was provided with a summary of the progress which had been made by the Negotiating Committee at its November 21, 1995 meeting with Mr. Mortensen and FNB's representatives. On January 23, 1996, a meeting was held in Naples, Florida among representatives of Southwest and FNB to further negotiate the terms of the proposed strategic affiliation. The parties discussed the terms of the proposed transaction, and FNB's lawyers were directed to negotiate the final legal issues with Southwest's lawyers with a view toward preparing final merger documents which could be considered by the Southwest Board at a meeting scheduled for February 2, 1996.


     At a special meeting of the Southwest Board held on February 2, 1996, the directors of Southwest reviewed and unanimously authorized the execution of a definitive Merger Agreement with FNB regarding the Merger, and Robinson-Humphrey delivered its opinion that the transaction was fair, from a financial point of view, to Southwest's shareholders.


     FNB REASONS FOR THE MERGER. FNB has had an affiliation with Southwest since Southwest's inception. FNB has owned approximately 4.9% of the shares of Southwest Common Stock since Southwest and its subsidiary lead bank, First Naples, were organized in 1988. Mr. Tice was an officer of the lead bank of FNB, First National, earlier in his career. Mr. Mortensen was one of the organizers and founders of Southwest and of First Naples. He has been a member of the Southwest Board and the First Naples Board of Directors, and a stockholder of Southwest since its inception. Southwest has a correspondent relationship with First National, whereby Southwest solicits the sale and purchase of loan participations.


     The FNB Board recognized that the proposed Merger with Southwest provides a unique opportunity to employ FNB's growing capital in southwest Florida, one of the fastest growing markets in the United States.

This is in contrast to the more mature market areas of Pennsylvania, eastern Ohio and southwestern New York where FNB is currently operating.

     After the Effective Time of this strategic affiliation, FNB will retain the management team of Southwest with the authority and responsibility for operating Southwest and its subsidiaries in substantially the same manner and fashion as they have historically operated Southwest.

     With the approval of and guidance of the FNB Board, FNB conducted discussions and negotiated a merger agreement with Southwest beginning in April 1995 and continuing through February 2, 1996, when FNB entered into the Merger Agreement.

     SOUTHWEST REASONS FOR THE MERGER. In early 1995, management of Southwest determined that internal projections indicated Southwest would require additional capital in 1998 to support the continued growth of Southwest and the performance of Southwest's business plan. In connection with evaluation of various alternate means of raising capital, Mr. Tice and Mr. Mortensen began discussing the benefits of an affiliation between Southwest and FNB which included, among other things, FNB as a source for capital to support Southwest's continued pattern of growth. This discussion was a natural result of the long-term relationship that had existed between Mr. Tice and Mr. Mortensen and Southwest and FNB. See "-- FNB Reasons for the Merger".

     In determining to approve the Merger Agreement, the Southwest Board considered and based their opinion as to the fairness of the transactions contemplated by the Merger Agreement on the following factors:


          (i) The financial terms of the merger. In this regard, the Southwest Board was of the view that the Exchange Ratio for each share of Southwest Common Stock was fair in relation to the relative book values, earnings per share and shareholders equity of FNB and Southwest.


          (ii) The possible alternatives to the proposed Merger of Southwest, including the prospects of continuing as an independent institution and raising a substantial amount of additional capital, the range of values to the shareholders of such alternatives, and the timing and likelihood of actually achieving those values. Robinson-Humphrey advised the Southwest Board that shareholder value would likely increase sooner as a result of the proposed Merger than if Southwest remained an independent entity and completed a public offering of equity.

          (iii) The financial advice of Robinson-Humphrey and the opinion of Robinson-Humphrey that the financial terms of the proposed Merger as provided in the Merger Agreement were fair, from a financial point of view, to Southwest's shareholders. The opinion of Robinson-Humphrey is set forth in Appendix C to this Proxy Statement-Prospectus.

          (iv) The general structure of the proposed transaction as a Merger allowing for the continued independent operations of Southwest and its subsidiary banks, and the compatibility of management and business philosophy of Southwest and FNB.

          (v) Information with respect to the financial condition, results of operation, business and prospects of Southwest and the current industry, economic and market conditions, as well as the risks associated with achieving those prospects.


          (vi) The non-financial terms and structure of the proposed Merger, in particular, the fact that the Merger qualifies as a tax-free organization to Southwest's shareholders.


          (vii) The likelihood of the proposed Merger being approved by appropriate regulatory authorities.

          (viii) The limited impact of the proposed Merger on Southwest's depositors, employees, customers and community, particularly in light of FNB's intention that Southwest continue to operate under its present board and management.

     Each of the above factors support, directly or indirectly, the determination of the Southwest Board as to the fairness of the proposed Merger. The Southwest Board did not quantify or attempt to assign relative weights to the specific factors considered in reaching its determination; however, the Southwest Board placed special emphasis on the consideration payable in the proposed Merger and the receipt of a favorable fairness opinion from its financial advisor. See "-- Opinion of Southwest's Financial Advisor".

OPINION OF SOUTHWEST'S FINANCIAL ADVISOR



     GENERAL. Southwest retained Robinson-Humphrey to act as its financial adviser in connection with the Merger. Robinson-Humphrey has rendered an opinion to the Southwest Board that, based on the matters set forth therein, consideration to be received pursuant to the Merger is fair, from a financial point of view, to Southwest's shareholders. The text of such opinion is set forth in Appendix C to this Proxy Statement-Prospectus and should be read in its entirety by shareholders of Southwest.



     The consideration to be received by Southwest shareholders in the Merger was determined by Southwest and FNB in their negotiations. No limitations were imposed by the Southwest Board or Southwest management upon Robinson-Humphrey with respect to the investigations made or the procedures followed by Robinson-Humphrey in rendering its opinion.



     In connection with rendering its opinion to the Southwest Board, Robinson-Humphrey performed a variety of financial analyses. However, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Robinson-Humphrey, in conducting its analysis and in arriving at its opinion, has not conducted a physical inspection of any of the properties or assets of Southwest, and has not made or obtained any independent valuation or appraisals of any properties, assets or liabilities of Southwest. Robinson-Humphrey has assumed and relied upon the accuracy and completeness of the financial and other information that was provided to it by Southwest or that was publicly available. Its opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of the date of, its analyses.



     VALUATION METHODOLOGIES. In connection with its opinion on the Merger and the presentation of that opinion to the Southwest Board, Robinson-Humphrey performed two valuation analyses with respect to Southwest: (i) an analysis of comparable prices and terms of recent transactions involving banks purchasing banks; and (ii) a discounted cash flow analysis. For purposes of the comparable transaction analyses, FNB's stock was valued at $21.313 per share. Each of these methodologies is discussed briefly below.



     Comparable Transaction Analysis. Robinson-Humphrey performed three analyses of premiums paid for selected banks with comparable characteristics to Southwest. Comparable transactions were considered to be (i) transactions where the seller was a bank located in Florida since January 1, 1995, (ii) transactions since January 1, 1995, where the seller was a bank located in the Southeast with total assets between $100 million and $500 million, and (iii) transactions since January 1, 1996, where the seller was a bank located in the United States with total assets between $100 and $500 million.



     Based on the first of the foregoing transactions, financial institutions purchasing banks in Florida since January 1, 1995, the analysis yielded a range of transaction values to book value of 1.27 times to 3.49 times, with a mean of
2.03 times and a median of 1.98 times. These compare to a transaction value for the Merger of approximately 2.13 times Southwest's book value as of December 31, 1995.



     The analysis yielded a range of transaction values as a multiple of tangible book value for the comparable transactions ranging from 1.37 times to
4.15 times, with a mean of 2.19 times and a median of 2.01 times. These compare to a transaction value to tangible book value at December 31, 1995 of approximately 2.13 times for the Merger.



     The analysis yielded a range of transaction values as a multiple of trailing twelve month earnings per share. These values ranged from 11.18 times to 35.19 times, with a mean of 21.53 times and a median of 18.56 times. These compare to a transaction value to Southwest's last twelve months earnings as of December 31, 1995 of approximately 39.67 times for the Merger.



     The analysis yielded a range of transaction values as a percent of total assets. These values ranged from 6.19% to 25.92%, with a mean of 16.72% and a median of 18.12%. These compare to a transaction value to the December 31, 1995 total assets of 16.50% for the Merger.



     Based on transactions since January 1, 1995, where the seller was a bank located in the Southeast with total assets between $100 and $500 million, the analysis yielded a range of transaction values to book value of

1.11 times to 3.49 times, with a mean of 2.12 times and a median of 2.13 times. These compare to a transaction value for the Merger of approximately 2.13 times Southwest's book value as of December 31, 1995.



     The analysis yielded a range of transaction values as a multiple of tangible book value for the comparable transactions ranging from 1.12 times to
4.15 times, with a mean of 2.29 times and a median of 2.21 times. These compare to a transaction value to tangible book value at December 31, 1995 of approximately 2.13 times for the Merger.



     The analysis yielded a range of transaction values as a multiple of trailing twelve month earnings per share. These values ranged from 9.14 times to
26.54 times, with a mean of 17.92 times and a median of 18.60 times. These compare to a transaction value to Southwest's last twelve months earnings as of December 31, 1995 of approximately 39.67 times for the Merger.



     The analysis yielded a range of transaction values as a percent of total assets. These values ranged from 6.19% to 31.05%, with a mean of 16.26% and a median of 14.73%. These compare to a transaction value to the December 31, 1995 total assets of 16.50% for the Merger.



     Based on transactions since January 1, 1996, where the seller was a bank located in the United States with total assets between $100 and $500 million, the analysis yielded a range of transaction values to book value of 1.26 times to 2.40 times, with a mean of 1.88 times and a median of 1.92 times. These compare to a transaction value for the Merger of approximately 2.13 times Southwest's book value as of December 31, 1995.



     The analysis yielded a range of transaction values as a multiple of tangible book value for the comparable transactions ranging from 1.26 times to
2.43 times, with a mean of 1.88 times and a median of 1.92 times. These compare to a transaction value to tangible book value at December 31, 1995 of approximately 2.13 times for the Merger.



     The analysis yielded a range of transaction values as a multiple of trailing twelve month earnings per share. These values ranged from 8.57 times to
26.95 times, with a mean of 15.62 times and a median of 13.77 times. These compare to a transaction value to Southwest's last twelve months earnings as of December 31, 1995 of approximately 39.67 times for the Merger.



     The analysis yielded a range of transaction values as a percent of total assets. These values ranged from 14.76% to 21.85%, with a mean of 17.59% and a median of 17.05%. These compare to a transaction value to the December 31, 1995 total assets of 16.50% for the Merger.



     No company or transaction used in the comparable transaction analyses is identical to Southwest. Accordingly, an analysis of the foregoing necessarily involves complex considerations and judgments, as well as other factors that affect the public trading value or the acquisition value of the company to which it is being compared.



     Discounted Cash Flow Analysis. Using discounted cash flow analysis, Robinson-Humphrey estimated the present value of the future stream of after-tax cash flows that Southwest could produce through 1999, under various circumstances, assuming that Southwest performed in accordance with the earnings/return projections of management at the time that Southwest entered into acquisition discussions in April 1995. Robinson-Humphrey estimated the terminal value for Southwest at the end of the period by applying multiples of earnings ranging from 10 times to 12 times and then discounting the cash flow streams, dividends paid to shareholders and terminal value using differing discount rates ranging from 10.0% to 12.0% chosen to reflect different assumptions regarding the required rates of return of Southwest and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a reference range of $59.6 million to $73.9 million, or $14.09 to $17.47 per share, for Southwest.



     COMPENSATION OF ROBINSON-HUMPHREY. Pursuant to an engagement letter dated August 24, 1995 between Southwest and Robinson-Humphrey, Southwest paid Robinson-Humphrey a fee of $10,000 for a valuation analysis and advice on its strategic alternatives. This engagement letter expired December 31, 1995. Additionally, pursuant to an engagement letter dated January 10, 1996 between Southwest and Robinson-

Humphrey, Southwest agreed to pay Robinson-Humphrey a $100,000 fairness opinion fee and an incremental success fee (to be paid at closing) equal to, approximately, 1.00% of the total value of the transaction less the fairness opinion fee. Southwest has also agreed to indemnify and hold harmless Robinson-Humphrey and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the negligence of Robinson-Humphrey.



     As part of its investment banking business, Robinson-Humphrey is regularly engaged in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. The Southwest Board decided to retain Robinson-Humphrey based on its experience as a financial advisor in mergers and acquisitions of financial institutions, particularly transactions in the Southeastern region of the U.S., and its knowledge of financial institutions and Southwest in particular.



CONDITIONS PRECEDENT TO THE MERGER


     The Merger will occur only if the Merger Agreement is approved by the requisite vote of the shareholders of Southwest. Consummation of the Merger is subject to the satisfaction of certain other conditions, unless waived, to the extent legally permitted. Such conditions include (i) the receipt of all required governmental orders, permits, approvals or qualifications (and the expiration of all applicable waiting periods following the receipt of such items or the delivery of appropriate notices), provided that such approvals shall not have imposed any condition or restriction that, in the reasonable judgment of the Board of Directors of either party, would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the Merger Agreement; (ii) the receipt, with certain exceptions, of all consents required for consummation of the Merger and the preventing of any default under any contract or permit of such party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on such party; (iii) the absence of any action by a court or governmental or regulatory authority that restricts or prohibits the transactions contemplated by the Merger Agreement; (iv) the effectiveness of the Registration Statement under the Securities Act and the receipt of all necessary approvals under state securities laws, the Securities Act or the Exchange Act relating to the issuance or trading of the shares of FNB Common Stock issuable pursuant to the Merger; (v) the receipt of a letter dated as of the Effective Time from Ernst & Young LLP to the effect that the Merger will be accounted for as a pooling-of-interests under GAAP; and (vi) the receipt of the tax opinion referred to in "-- Certain Federal Income Tax Consequences".

     In addition, unless waived, each party's obligation to effect the Merger is subject to the accuracy of the other party's representations and warranties at the Effective Time and the performance by the other party of its obligations under the Merger Agreement and the receipt of certain closing certificates and opinions from the other party. The obligation of FNB to effect the Merger also is subject to (i) the receipt, to the extent necessary to assure, in the reasonable judgment of FNB, that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment, of agreements from affiliates of Southwest restricting their ability to sell or otherwise transfer their shares of Southwest Common Stock or their shares of FNB Common Stock received upon consummation of the Merger; and (ii) that as of the close of the most recent calendar quarter (or, if the Effective Time shall occur within 20 days following the close of a calendar quarter, then as of the next preceding calendar quarter) cumulative earnings reported by Southwest since December 31, 1995 will be greater than or equal to the amount calculated by multiplying (a) $500,000 by (b) the number of full calendar quarters which have passed since December 31, 1995 and for which earnings have been reported as of such date. "Reported" means reported on Southwest's financial statements prepared in accordance with GAAP applied on a basis consistent with Southwest's financial statements for the years ended December 31, 1995 and 1994, as included in Southwest's reports to the Commission on Forms 10-K or Southwest's annual reports to shareholders, subject to any subsequent adjustments required to be reported whether or not such adjustments have, as yet, been reported with the following adjustments, if any, net of related income tax savings and costs, which were reflected in net income for the relevant period(s) added back into or deducted from net income for the applicable period: (i) investment banking expenses, outside legal and accounting fees, or other costs (including severance and extraordinary restructuring costs) and expenses associated with or resulting from the Merger, (ii) gains or losses on sales of assets outside of the ordinary course of business, (iii) any expense related to the exercise of options or the lapses of restrictions on restricted stock; and
(iv) any other expenses which are incurred in connection with the transactions contemplated by the Merger Agreement upon which FNB and Southwest shall mutually agree. No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the party permitted to do so.

CONDUCT OF BUSINESS PRIOR TO THE MERGER

     In the Merger Agreement, Southwest has agreed, except as otherwise contemplated by the Merger Agreement, to (i) operate its business only in the usual, regular and ordinary course, (ii) preserve intact its business organization and assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would materially adversely affect the ability of any party to obtain any consent or approvals required by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement.

     In addition, Southwest has agreed that it will not, without the prior written consent of FNB:

          (a) amend the Southwest Charter, the Southwest By-laws, or other governing instruments;

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of Southwest or any of its subsidiaries to Southwest or any of its subsidiaries) in excess of an aggregate of $100,000 except in the ordinary course of the business consistent with past practices, or impose, or suffer the imposition, with certain exceptions, of a lien on any asset of Southwest or its subsidiaries (other than in connection with deposits, repurchase agreements, bankers acceptances, treasury tax and loan accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and already existing liens);

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Southwest or any subsidiary, or declare or pay any dividend or make any other distribution in respect of its capital stock;


          (d) except for the Merger Agreement, or pursuant to the Stock Option Agreement or the exercise of the Southwest Options, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Southwest Common Stock or any other capital stock of any Southwest subsidiary, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock;


          (e) adjust, split, combine, or reclassify the capital stock of Southwest or any subsidiary or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Southwest Common Stock or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Southwest subsidiary (unless any such shares of stock are sold or otherwise transferred to Southwest or another of its subsidiaries) or (ii) any asset other than in the ordinary course of business for reasonable and adequate consideration;

          (f) except for purchases of United States Treasury securities or United States government agency securities, which in either case have maturities of five years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any person other than a wholly-owned subsidiary or otherwise acquire direct or indirect control over any person, other than in connection with (i) foreclosures in the ordinary course of business (ii) acquisitions of control by a depository institution subsidiary in its fiduciary capacity, or (iii) the creation of new wholly-owned subsidiaries organized to conduct or continue activities otherwise permitted by the Merger Agreement;

          (g) grant any increase in compensation or benefits to the employees or officers of Southwest or its subsidiaries, except in accordance with past practice or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Merger Agreement; enter into or amend any severance agreements with officers of Southwest or its subsidiaries; grant any material increase in fees or other compensation to directors of Southwest or any of its subsidiaries; or voluntarily accelerate the vesting of any Southwest Options or other employee benefits;

          (h) enter into or amend any employment contract (unless such amendment is required by law) that Southwest or one of its subsidiaries does not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Time;

          (i) adopt any new employee benefit plan or make any material change in or to any existing employee benefit plans other than such changes required by law or to maintain the tax qualified status of any such plan;

          (j) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws, regulatory accounting requirements or GAAP;

          (k) commence any litigation other than in accordance with past practice or settle any litigation for material money damages or restrictions upon the operations of Southwest or any of its subsidiaries;

          (l) except in the ordinary course of business, modify, amend, or terminate any material contract or waive, release, compromise, or assign any material rights or claims;

          (m) except for transactions in the ordinary course of business consistent with past practice, make any investment in excess of $100,000 either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly-owned subsidiary of Southwest;

          (n) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly-owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the Merger Agreement; or

          (o) agree to, or make any commitment to, take any of the actions prohibited by the above paragraphs.

     The Merger Agreement also provides that, except for the transactions contemplated thereby, neither Southwest nor its affiliates or representatives shall, directly or indirectly, solicit the acquisition by any person of all or a substantial portion of the equity in, or all of or a substantial portion of the assets of, or a merger with or tender offer for Southwest. Additionally, except to the extent necessary to comply with the fiduciary duties of the Southwest Board, as advised by counsel, neither Southwest nor its affiliates or representatives will provide any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any contract with respect to, any such acquisition proposal, although Southwest may communicate information about such acquisition proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations, as advised by counsel.

     In the Merger Agreement, FNB has agreed (i) to conduct its business in a manner designed, in its reasonable judgment, to enhance the long-term value of the FNB Common Stock and its business prospects and (ii) to take no action which would materially adversely affect the ability of any party to obtain any consent or approvals required by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement; provided that FNB or any of its subsidiaries may discontinue or dispose of any of its assets or business if FNB determines that such action is desirable in the conduct of its business. FNB further agreed that it will not, without the prior written consent of the Chairman and Chief Executive Officer of Southwest, which consent shall not be unreasonably withheld, amend the FNB Charter or the FNB By-laws in any manner adverse to the holders of Southwest Common Stock.

MODIFICATION, WAIVER AND TERMINATION

     The Merger Agreement provides that it may be amended by a subsequent writing signed by each party upon the approval of each of their respective Board of Directors. However, the provision relating to the manner or basis in which shares of Southwest Common Stock will be exchanged in the Merger may not be amended after the Special Meeting in a manner to reduce or, except as described below in reference to a possible Exchange Ratio increase after a Termination Event, modify in any material respect the consideration to be received by the holders of the Southwest Common Stock without the further approval of the holders of the issued and outstanding shares of Southwest Common Stock entitled to vote thereon.

     The Merger Agreement provides that each party may waive any of the conditions precedent to its obligations to consummate the Merger to the extent legally permitted. Neither of the parties intends, however, to waive any conditions of the Merger if such waiver would, in the judgment of the waiving party, have a material adverse effect on its shareholders.

     The Merger Agreement may be terminated by mutual agreement of the FNB Board and the Southwest Board. The Merger Agreement may also be terminated by either the FNB Board or the Southwest Board (i) in the event of inaccuracies of any representation or warranty of the other Party contained in the Merger Agreement which cannot be or has not been cured within 30 days of written notice of such inaccuracies such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a material adverse effect on such party, provided that such party is also not in breach of the Merger Agreement; (ii) in the event of a material breach of any covenant or agreement in the Merger Agreement by the other party that cannot or has not been cured within 30 days of written notice of such breach; (iii) if the required approval of the Southwest shareholders or any applicable regulatory authority is not obtained; (iv) if the Merger is not consummated by July 31, 1997, provided that the failure to consummate the Merger by such date is not caused by any breach of the Merger Agreement by the terminating party; or (v) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by July 31, 1997, provided that the terminating party is not in breach of the Merger Agreement.

     In addition, the Merger Agreement may be terminated by the Southwest Board, at its sole option at any time during the ten-day period commencing the day after the Federal Reserve Board consents to the Merger, if the average of the mid-point of the closing high bid and low ask prices of FNB Common Stock (the "Designated Price") for the 20 full trading days ending on the day prior to the date the Federal Reserve Board consents to the Merger (the "Determination Date") is less than $19.00 (a "Termination Event"); provided, however, that the Merger Agreement would not be so terminated if FNB elects, at its sole option but subject to Southwest's written agreement, to increase the Exchange Ratio during the five-day period commencing with its receipt of written notice of such an election to terminate, to equal the quotient obtained by dividing (1) the product of $19.00 and the Exchange Ratio (as then in effect) by (2) the Designated Price. There can be no assurance that the Southwest Board would exercise its right to terminate the Merger Agreement if a Termination Event exists, and, if the Southwest Board does elect to so terminate the Merger Agreement, there can be no assurance that FNB will elect to increase the Exchange Ratio as provided above; and, if FNB so elects, there can be no assurance that Southwest would permit such an election by FNB.

     Southwest shareholders should be aware that the Designated Price on the Determination Date on which the occurrence of a Termination Event and the subsequent increase, if any, in the Exchange Ratio may be determined, will be based on the average of the closing high bid and low ask prices of FNB Common Stock during a 20-day period ending on the day prior to the date the Federal Reserve Board consents to the Merger. Accordingly, because the market price of FNB Common Stock between the Determination Date and the Effective Time, as well as on the date certificates representing shares of FNB Common Stock are delivered in exchange for shares of Southwest Common Stock following consummation of the Merger, will fluctuate and possibly decline, the value of the FNB Common Stock actually received by holders of Southwest Common Stock may be more or less than (i) the Designated Price, or (ii) the value of the FNB Common Stock at the

Effective Time resulting from the Exchange Ratio or any possible adjustment to the Exchange Ratio as described above.

     It is not possible to know whether a Termination Event will occur until after the Determination Date. The Southwest Board has made no decision as to whether it would exercise its termination right in such situation. The Southwest Board would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time, and would consult with its financial advisors and legal counsel.

     Approval of the Merger Agreement by the shareholders of Southwest at the Special Meeting will confer on the Southwest Board the power, consistent with its fiduciary duties, to elect to consummate the Merger in the event of a Termination Event whether or not there is any increase in the Exchange Ratio and without any further action by, or resolicitation of, the shareholders of Southwest. If the Southwest Board elects to exercise its termination right, Southwest must give FNB prompt notice of that decision during a ten-day period beginning the day after the Federal Reserve Board consents to the Merger, but the Southwest Board may withdraw such notice, at its sole option, at any time during such ten-day period. During the five-day period commencing with receipt of such notice, FNB has the option, in its sole discretion, to increase the Exchange Ratio as described above and thereby avoid such termination of the Merger Agreement if Southwest agrees to permit such an election by executing a written acceptance thereof. FNB is under no obligation to increase the Exchange Ratio, and there can be no assurance that FNB would elect to increase the Exchange Ratio if the Southwest Board were to exercise its right to terminate the Merger Agreement as set forth above. Any such decision would be made by FNB in light of the circumstances existing at the time FNB has the opportunity to make such an election. If FNB elects to increase the Exchange Ratio as described above, it must give Southwest prompt notice of that election and such increased Exchange Ratio, in which case no termination of the Merger Agreement would occur as a result of a Termination Event if Southwest decided to accept such an election. There can be no assurance that Southwest would agree to permit such an election by FNB if FNB elected to increase the Exchange Ratio.

EXPENSES

     In the Merger Agreement, each of the parties has agreed to pay its own expenses and one-half of the printing costs of this Proxy Statement-Prospectus and related materials; provided, further, that in the event of any termination of the Merger Agreement following the occurrence of an Initial Triggering Event (as defined in the Stock Option Agreement), FNB shall be entitled to a cash payment from Southwest in an amount equal to $1 million upon the occurrence of any Subsequent Triggering Event (as defined in the Stock Option Agreement) within 12 months following the date of such termination (or such longer period as shall exist under the Stock Option Agreement until the occurrence of an Exercise Termination Date (as defined in the Stock Option Agreement)). In the event the Merger Agreement is terminated as a result of FNB's failure to satisfy any of its representations, warranties or covenants set forth therein, FNB shall reimburse Southwest for its reasonable out-of-pocket expenses relating to the Merger in an amount not to exceed $250,000.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Wachtell, Lipton, Rosen & Katz has delivered to FNB and Southwest its opinion that, based upon certain customary assumptions and representations, under federal law as currently in effect, (a) the proposed Merger will constitute a reorganization within the meaning of Section 368(a)(1) of the Code;
(b) no gain or loss will be recognized by the shareholders of Southwest on the exchange of their shares of Southwest Common Stock for shares of FNB Common Stock pursuant to the terms of the Merger to the extent of such exchange; (c) the federal income tax basis of the FNB Common Stock for which shares of Southwest Common Stock are exchanged pursuant to the Merger will be the same as the basis of such shares of Southwest Common Stock exchanged therefor (including basis allocable to any fractional interest in any share of FNB Common Stock);
(d) the holding period of FNB Common Stock for which shares of Southwest Common Stock are exchanged will include the period that such shares of Southwest Common Stock were held by the holder, provided that such shares were capital assets of the holder; and (e) the receipt of cash in lieu of fractional shares will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by FNB, and gain or loss will be recognized in an amount equal to the difference between the cash received and the basis of the fractional share of FNB Common Stock surrendered, which gain or loss will be capital gain or loss if the Southwest Common Stock was a capital asset in the hands of the shareholder.

     THE FOREGOING IS A SUMMARY OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED MERGER UNDER THE CODE AND IS FOR GENERAL INFORMATION ONLY. IT DOES NOT INCLUDE CONSEQUENCES OF STATE, LOCAL OR OTHER TAX LAWS OR SPECIAL CONSEQUENCES TO PARTICULAR SHAREHOLDERS HAVING SPECIAL SITUATIONS. SHAREHOLDERS OF SOUTHWEST SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE AND LOCAL TAX LAWS AND TAX CONSEQUENCES OF SUBSEQUENT SALES OF FNB COMMON STOCK.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     GENERAL. Certain members of Southwest's management and of the Southwest Board have interests in the Merger that are in addition to any interests they may have as shareholders of Southwest generally. These interests include, among others, provisions in the Merger Agreement relating to the management of Southwest after the Effective Time, indemnification of Southwest directors and officers, election or appointment of three members of the Southwest Board to the FNB Board, and certain amended employment agreements and other employee benefits, as hereinafter described.

     In addition, as hereinafter described, FNB and certain of its employees and directors, including Mr. Mortensen, Chairman and President of FNB, own shares of Southwest Common Stock and warrants to acquire shares of Southwest Common Stock. Mr. Mortensen is also a member of the Southwest Board. Mr. Mortensen recused himself from deliberations regarding (and votes on) the Merger by the Southwest Board.

     SOUTHWEST MANAGEMENT POST-MERGER; SOUTHWEST EMPLOYMENT AGREEMENTS. FNB has agreed to cause three of the current Southwest directors to be elected to the FNB Board following consummation of the Merger.

     After the Effective Time of this strategic affiliation, FNB will retain the management team of Southwest with the authority and responsibility for operating Southwest and its subsidiaries in substantially the same manner and fashion as historically operated by such management team.

     Southwest has employment agreements with each of Gary L. Tice, Garrett S. Richter, David W. Gomer, James L. Cottrell, C.C. Coghill, David H. Schaeffer and Robert Avery (collectively, the "Named Officers") which, before they were amended, provided for severance payments and for the payment in cash or in Southwest Common Stock in an amount equal in value to the excess of the fair market value of Southwest Common Stock on the date of termination over the per share exercise price of the Southwest Options multiplied by the number of shares of Southwest Common Stock subject to such options (whether or not then fully exercisable) upon the termination of such officer's employment following a change in control. Immediately before execution of the Merger Agreement, the Named Officers amended their employment agreements to provide that the Merger and Merger Agreement did not constitute a change of control with the intended effect that neither the approval and execution of the Merger Agreement nor the consummation of the transactions contemplated thereby would give rise to any rights of acceleration or payment under the employment agreements, and to provide that if their employment with Southwest is terminated after the Effective Time for any reason other than death, whether by the officer, Southwest or FNB, upon such termination the terminated officer will receive FNB Common Stock in an amount equal in value to the excess of the fair market value of FNB Common Stock on the date of termination over the per share exercise price of the Southwest Options multiplied by the number of shares of FNB Common Stock subject to such Southwest Options (whether or not then fully exercisable). Pursuant to the Merger Agreement, FNB has agreed to honor each of the amended employment agreements.

     INDEMNIFICATION. FNB has agreed that it will, following the Effective Time, indemnify, defend and hold harmless the current and former directors, officers, employees and agents of Southwest and its subsidiaries against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time to the full extent then permitted under Florida law and by the Southwest Charter and Southwest By-laws as currently in effect, including provisions relating to advances of expenses incurred in defense of any litigation.

     SOUTHWEST OPTIONS. Southwest has granted stock options to certain Southwest officers under the Southwest 1988 Incentive Stock Option Plan (the "1988 Option Plan"), including incentive stock options and non-qualified stock options which vest over ten years from the date of grant unless accelerated in accordance with the 1988 Option Plan, individual option agreement evidencing the grant of such option, or employment agreement. The amendments to the Southwest employment agreements had the intended effect of ensuring that the consummation of the Merger did not constitute a change in control resulting in the acceleration of the Southwest Options.


     The following table sets forth, as of May 1, 1996, with respect to Southwest executive officers (i) the number of shares covered by options held by such persons, (ii) the number of shares covered by currently-exercisable options held by such persons, (iii) the weighted average exercise price of all such options held by such persons, and (iv) the aggregate value (i.e., stock price less option exercise price, based on a stock price of $17.00 per share of Southwest Common Stock) of all such options.



                                                                 WEIGHTED AVERAGE
                                              OPTIONS CURRENTLY   EXERCISE PRICE   AGGREGATE VALUE
                               OPTIONS HELD      EXERCISABLE        PER OPTION       OF OPTIONS
                               ------------   -----------------  ----------------  ---------------
Gary L. Tice.................      94,676           46,602            $ 7.54         $   895,426
Garrett S. Richter...........      63,130           31,567            $ 7.48         $   600,929
C.C. Coghill.................      42,032           18,977            $ 7.85         $   384,688
David H. Schaeffer...........      31,420           11,548            $ 8.91         $   254,161
Lewis S. Albert..............      10,404            3,121            $ 9.61         $    76,886
Sidney T. Jackson............      10,302            2,581            $10.43         $    67,666
David W. Gomer...............      20,808            6,242            $ 9.61         $   153,771
Executive Officer Group
  (7 persons in all).........     272,772          120,638            $ 8.08         $ 2,203,598


     In consideration of the efforts of the organizers of Southwest and of First Naples in organizing such entities and the attendant personal financial risks they have undertaken, Southwest granted warrants to purchase shares of Southwest Common Stock to its sixteen organizers. The warrants are currently exercisable, have an exercise price of $5.64 and expire on June 19, 2001.

     The following table sets forth, as of May 1, 1996, (i) the number of shares covered by warrants held by such persons, (ii) the exercise price of all such warrants held by such persons, and (iii) the aggregate value (i.e., stock price less warrant exercise price, based on a stock price of $17.00 per share of Southwest Common Stock) of all such warrants.



                                                   WARRANTS    EXERCISE PRICE    AGGREGATE VALUE
                                                     HELD        PER WARRANT       OF WARRANTS
                                                   ---------   ---------------   ----------------
AFFILIATES OF SOUTHWEST:
F.N.B. Corporation...............................     9,816         $5.64           $  111,510
James S. Lindsay.................................    11,143         $5.64           $  126,584
Edward J. Mace...................................     3,184         $5.64           $   36,170
Peter Mortensen..................................     1,857         $5.64           $   21,096
Richard C. Myers.................................    11,673         $5.64           $  132,605
Larry A. Wynn....................................    11,673         $5.64           $  132,605
OTHERS:
Donald W. Major..................................     4,510         $5.64           $   51,234
Joseph R. Pelletier..............................     5,306         $5.64           $   60,276
Dr. James R. Rehak, DDS..........................     5,306         $5.64           $   60,276
Richard L. Jaegar................................     6,633         $5.64           $   75,351
Arlene M. Nichols................................     7,959         $5.64           $   90,414
Anita M. Pittman.................................    11,673         $5.64           $  132,605
Michael E. Watkins...............................     1,549         $5.64           $   17,597
The William E. Barnett Trust.....................     9,949         $5.64           $  113,021
The Robert I. Beckler Trust......................     9,949         $5.64           $  113,021
William Herman Elett-Trustee.....................     5,837         $5.64           $   66,308
Dr. & Mrs. Nicholas P. Klokochar.................     5,837         $5.64           $   66,308
AS A GROUP (17 persons in all)...................   123,854         $5.64           $1,406,981


     The Merger Agreement provides for FNB to assume all outstanding Southwest Options, on the Effective Time in accordance with the terms of the Southwest Stock Plans under which each of them was issued or granted, provided that such Southwest Options shall thereafter be exercisable for an adjusted number of shares of FNB Common Stock and at an adjusted per share exercise price computed in accordance with the Exchange Ratio. See "-- Conversion of Southwest Options".


     OTHER MATTERS RELATING TO SOUTHWEST EMPLOYEE BENEFIT PLANS. The Merger Agreement also provides that, following the Effective Time, FNB will provide generally to officers and employees of Southwest and its subsidiaries employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of FNB Common Stock), on terms and conditions which when taken as a whole are no less favorable than those currently provided by Southwest or those currently provided by FNB or its subsidiaries to their similarly situated officers and employees; provided that, for a period of 12 months after the Effective Time, FNB will provide generally to officers and employees of Southwest or its subsidiaries severance benefits in accordance with the policies of Southwest.


     For purposes of participation and vesting (but not benefit accrual under any employee benefit plans of FNB and its subsidiaries other than under the Southwest Stock Plans) under such employee benefit plans, the service of the employees of Southwest or any of its subsidiaries prior to the Effective Time will be treated as service with FNB or any of its subsidiaries participating in such employee benefit plans. FNB will, and will cause its subsidiaries to, honor in accordance with their terms all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Southwest benefit plans and all employment, severance, consulting, and other compensation contracts between Southwest or any of its subsidiaries and any current or former director, officer or employee thereof; provided, however, that all such contracts have been amended to provide that the Merger and the other transactions contemplated by the Merger Agreement will not constitute a "change of control" or otherwise give rise to any rights of acceleration, payment or other special rights under any such contracts.

     Southwest provides incentive compensation to each of its qualified employees pursuant to an incentive compensation plan under which annual cash bonuses are determined and paid. Under this plan, bonuses are determined based on measured standards and predetermined performance goals. Southwest from time-to-time revises the individual and corporate performance standards to conform with current strategic plans.

     Southwest maintains a supplemental retirement plan for its executive officers and directors. This plan provides permanent death benefit coverage and post retirement cash value access. These benefits are funded through "split dollar" life insurance contracts which provide for the recovery of premiums paid by Southwest from the accumulated cash value of the policies or from death benefits. Participants under the plan vest under the following schedule: for qualified executive officers, 20% of the plan's benefits vest for each year of service; for non-officer directors, 100% of the plan's benefits vest upon completion of five years of service. In each case, policies are funded over a five-year period.

     In addition to the plans previously discussed, Southwest provides certain health and welfare benefit plans including a salary saving KSOP, group life and long-term disability coverage, health and dental insurance, excess life insurance for officers up to $200,000, supplemental long-term disability for vice presidents and above, and a cafeteria plan covering health, dental and flexible spending accounts under Section 125 of the Code.

     SOUTHWEST BOARD RESOLUTIONS. On February 2, 1996, the Southwest Board adopted a resolution pursuant to which each director of Southwest agreed to vote all shares of the Southwest Common Stock beneficially owned by him in favor of the approval of the Merger Agreement at a meeting of shareholders duly called and convened for the purpose of considering the Merger Agreement.


     OWNERSHIP OF SOUTHWEST COMMON STOCK BY FNB. As of February 2, 1996, FNB owned 172,621 shares of Southwest Common Stock, and warrants to acquire 9,816 shares of Southwest Common Stock at an exercise price of $5.64, representing in aggregate approximately 4.99% of the outstanding shares of Southwest Common Stock as of December 31, 1995* after giving effect to the exercise of the warrants. Pursuant to the Stock Option Agreement, FNB has the right to acquire up to 727,163 additional shares, subject to adjustment, representing approximately 19.9% of the outstanding shares of Southwest Common Stock as of December 31, 1995 before giving effect to the exercise of the Stock Option.



     Pursuant to the Southwest Charter, approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Southwest Common Stock entitled to vote in elections of directors which are not beneficially owned, directly or indirectly, by FNB, because FNB owns, directly or indirectly, more than 5% of the shares of Southwest Common Stock entitled to vote in elections of directors. Pursuant to the Southwest Charter, FNB is the beneficial owner and beneficially owns shares of stock of which (other than shares of Southwest Common Stock held in its treasury) (a) FNB and its affiliates and associates beneficially own, directly or indirectly, whether of record or not, (b) FNB or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants, or options, or otherwise, (c) FNB or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) are beneficially owned, directly or indirectly, by any other person with which FNB or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of securities of Southwest. The following table sets forth (i) the number of shares of Southwest Common Stock entitled to vote in elections for directors that FNB is deemed to beneficially own as of May 1, 1996 and whose vote will not count towards approving the Merger for purposes of the Southwest Charter; (ii) the percentage of shares of Southwest Common Stock outstanding as of December 31, 1995 that such beneficially owned shares represent; (iii) the number of shares of Southwest Common Stock that FNB beneficially owned as of May 1, 1996 but which are not entitled to vote in elections for


- ---------------

* As of December 31, 1995, there were 3,654,089 shares of Southwest Common Stock issued and outstanding.

directors because the shares have not been acquired; and (iv) the percentage of shares of Southwest Common Stock outstanding on December 31, 1995 that such shares would represent if FNB acquired them:



                         SHARES BENEFICIALLY
                         OWNED BY FNB WHICH
                            ARE CURRENTLY        % OF SHARES      SHARES BENEFICIALLY
                          ENTITLED TO VOTE      OUTSTANDING AT    OWNED BY FNB WHICH     OUTSTANDING AT
                            IN ELECTIONS         DECEMBER 31,      CURRENTLY HAVE NO      DECEMBER 31,
                            FOR DIRECTORS            1995            VOTING POWER             1995
                         -------------------   ----------------   -------------------   ----------------
FNB
  Shares of Southwest
     Common Stock......        172,621               4.72%
  Warrants.............                                                   9,816                0.27%
  Stock Option
     Agreement.........                                                 727,163               19.90%
BENEFICIAL OWNERSHIP OF
  AFFILIATES AND
  ASSOCIATES OF FNB*
  Shares of Southwest
     Common Stock......         98,253               2.69%
  Warrants.............                                                   1,857                0.05%
                            ----------             -------           ----------         ----------------
          Total........        270,874               7.41%              738,836               20.22%


- ---------------

* The shares of Southwest Common Stock and warrants to acquire shares of Southwest Common Stock are held by executive officers and directors of FNB and their associates, as that term is defined by Rule 12b-2 of the Exchange Act, which definition includes certain relatives or the spouse of any affiliate of FNB.


     For purposes of the Exchange Act, FNB expressly disclaims beneficial ownership of the shares held by its affiliates and associates and of any shares which may be acquired pursuant to the Stock Option Agreement.

     OTHER FNB RELATIONSHIPS TO SOUTHWEST. Mr. Mortensen is one of the founders of Southwest as well as of its lead bank, First Naples, and has served as a member of the Board of Directors of each entity since each of their inceptions in 1988.

     From time to time, FNB engages in transactions with Southwest and certain of the Southwest directors and officers or their related interests in the ordinary course of business. Southwest has a correspondent relationship with First National, FNB's lead bank, whereby Southwest solicits the sale and purchase of loan participations. During fiscal year 1995, Southwest sold no participations to First National and purchased participations totalling $2,000,000 from First National. At December 31, 1995, $14,391,377 and $1,927,467
in principal balances, respectively, were outstanding. No fees were paid or received by Southwest in connection with such participations. All purchases and sales of loan participations were at the market value of the loans at the date of sale.

STOCK OPTION AGREEMENT

     As an inducement and a condition to FNB to enter into the Merger Agreement, FNB and Southwest entered into the Stock Option Agreement whereby Southwest granted FNB the irrevocable Stock Option entitling FNB to purchase, subject to certain adjustments, up to 727,163 shares of Southwest Common Stock, at an exercise price, subject to certain adjustments, of $15.00 per share, payable in cash under the circumstances described below.

     The Stock Option Shares, if issued pursuant to the Stock Option Agreement, would represent approximately 19.9% of the Southwest Common Stock issued and outstanding without giving effect to the issuance of any shares of Southwest Common Stock pursuant to an exercise of the Stock Option.

     The number of shares of Southwest Common Stock subject to the Stock Option will be increased or decreased to the extent that Southwest issues additional shares of Southwest Common Stock (otherwise than pursuant to an exercise of the Stock Option) or redeems, repurchases, retires or otherwise causes to be no longer outstanding shares of Southwest Common Stock such that the number of shares of Southwest Common Stock subject to the Stock Option continues to equal 19.9% of the Southwest Common Stock then issued and outstanding, without giving effect to the issuance of shares of Southwest Common Stock pursuant to an exercise of the Stock Option. In the event of any change in, or distributions in respect of, the Southwest Common Stock by reasons of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Southwest Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Southwest Common Stock subject to the Stock Option, and the applicable exercise price per Stock Option Share, will be appropriately adjusted in such manner as to fully preserve the economic benefits provided under the Stock Option Agreement.

     FNB or any other holder or holders of the Stock Option (collectively, the "Holder") may exercise the Stock Option, in whole or in part, by sending written notice after the occurrence of an "Initial Triggering Event" and a "Subsequent Triggering Event" (as such terms are defined herein) prior to termination of the Stock Option. The term "Initial Triggering Event" is defined as the occurrence of any of the following events:

          (i) Southwest or any of its subsidiaries, without having received FNB's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person other than FNB or any of its subsidiaries or the Southwest Board shall have recommended that the stockholders of Southwest approve or accept any such Acquisition Transaction. For purposes of the FNB Option Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction involving Southwest or any significant subsidiary of Southwest, (y) a purchase, lease, or other acquisition of all or a substantial portion of the assets or deposits of Southwest or any significant subsidiary of Southwest, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of Southwest;

          (ii) Any person other than FNB, one of FNB's subsidiaries, or one of Southwest's subsidiaries acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Southwest Common Stock (the term "beneficial ownership" for purposes of the Stock Option Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder pursuant to which a person is the beneficial owner of all shares that such person has direct or indirect voting power or investment power over whether through any contract, arrangement, understanding, relationship or otherwise);

          (iii) The shareholders of Southwest shall not have approved the transaction contemplated by the Merger Agreement at the Special Meeting, or such Special Meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement, in either case, after the Southwest Board shall have withdrawn or modified, or publicly announced its interest to withdraw or modify, its recommendation that the stockholders of Southwest approve the transactions contemplated by the Merger Agreement, or after Southwest or any of its subsidiaries, without having received FNB's prior written consent, shall have authorized, recommended, proposed, or publicly announced its intention to authorize, recommend, or propose, to engage in an Acquisition Transaction with any person other than FNB or one of its subsidiaries;

          (iv) Any person other than FNB or one of its subsidiaries shall have made a bona fide proposal to Southwest or its stockholders to engage in an Acquisition Transaction;

          (v) Southwest shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction and such breach would entitle FNB to terminate the Merger Agreement; or

          (vi) Any person other than FNB or one of its subsidiaries, other than in connection with a transaction to which FNB has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     The term "Subsequent Triggering Event" is defined as either (A) the acquisition by any person of beneficial ownership of 25% or more of the then outstanding Southwest Common Stock, or (B) the occurrence of the Initial Triggering Event described in clause (i) above, except that the percentage referred to in subclause (z) thereof shall be 25%.

     After a Subsequent Triggering Event prior to the termination of the Stock Option, FNB (on behalf of itself or any subsequent Holder) may demand that the Stock Option and the related Stock Option Shares be registered under the Securities Act. Upon such demand, Southwest must effect such registration promptly, subject to certain exceptions. FNB is entitled to two such registrations.

     The Stock Option terminates at or upon, and each of the following constitutes an "Exercise Termination Event", (i) the Effective Time, (ii) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of an Initial Triggering Event, or (iii) 12 months (subject to extension to obtain regulatory approvals (for so long as the Holder is using commercially reasonable efforts to obtain such regulatory approvals), to allow statutory waiting periods to expire, and to avoid liability under Section 16(b) of the Exchange Act which provides for the disgorgement to the issuer of any profit realized by an insider as a result of a purchase and sale or sale and purchase of certain equity securities occurring within a six-month period) after termination of the Merger Agreement following the occurrence of an Initial Triggering Event.

     Under applicable law, FNB may not acquire 5% or more of the issued and outstanding shares of Southwest Common Stock without the prior approval of the Federal Reserve Board. In considering whether to approve the acquisition by FNB of shares pursuant to the exercise of the Stock Option, the Federal Reserve Board will generally apply the same standards as in considering whether to approve the Merger. See "-- Bank Regulatory Matters -- Federal Reserve Board". Certain other regulatory approvals (including approval of the Florida Banking Department) may also be required before such an acquisition could be completed and, under Florida law, such an acquisition could not occur until December 16, 1996, which is two years after Cape Coral (a Southwest subsidiary bank) was formed. FNB anticipates submitting an application seeking Federal Reserve Board approval of its acquisition of up to 19.9% of the outstanding shares of Southwest Common Stock pursuant to a potential exercise of the Stock Option and making a similar filing with the Florida Banking Department in April 1996. See "-- Bank Regulatory Matters".

     Upon the occurrence of a Repurchase Event (as defined herein) that occurs prior to an Exercise Termination Event (i) at the request of the Holder delivered prior to the Exercise Termination Event, Southwest shall repurchase the Stock Option from the Holder at a price ("Stock Option Repurchase Price") equal to the amount by which (x) the Market/Offer Price (as defined herein) exceeds (y) the then applicable Stock Option exercise price, multiplied by the number of shares for which the Stock Option may then be exercised; and (ii) at the request of the owner of Stock Option Shares from time to time (the "Owner") delivered prior to the Exercise Termination Event, Southwest shall repurchase such number of Stock Option Shares from the Owner as the Owner designates at a price per share (the "Stock Option Share Repurchase Price") equal to the Market/Offer Price. "Market/Offer Price" means the highest of (A) the price per share of Southwest Common Stock at which a tender offer or exchange offer therefor has been made, (B) the price per share of Southwest Common Stock to be paid by any third party pursuant to an agreement with Southwest, (C) the highest closing price for shares of Southwest Common Stock within the three-month period immediately preceding the date the Holder gives notice of the required repurchase of the Stock Option or the Owner gives notice of the required repurchase of Stock Option Shares, as the case may be, and (D) in the event of the sale of all or a substantial portion of Southwest's assets, the sum of the net price paid in such sale for such assets and the current market value of the remaining assets of Southwest divided by the number of shares of Southwest Common Stock then outstanding. "Repurchase Event" means (i) the consummation of certain mergers, consolidations or similar transactions involving Southwest or any purchase, transfer or other acquisition of all or a substantial portion of the assets of Southwest by any person other than FNB or one of its subsidiaries, other than any such transaction which would not constitute an Acquisition Transaction or (ii) the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Southwest Common Stock.

     In the event that prior to termination of the Stock Option, Southwest enters into an agreement (i) to consolidate with or merge into any person other than FNB or one of its subsidiaries and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person other than FNB or one of its subsidiaries to merge into Southwest with Southwest as the continuing or surviving corporation, but in connection therewith the then outstanding shares of Southwest Common Stock are changed into or exchanged for securities of any other person or cash or any other property, or the then outstanding shares of Southwest Common Stock after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or transfer all or substantially all of its assets to any person other than FNB or one of its subsidiaries, then such agreement shall provide that the Stock Option be converted into or exchanged for an option (a "Substitute Option") to purchase shares of common stock of, at the Holder's option, either (x) the continuing or surviving corporation of a merger or consolidation or the transferee of all or substantially all of Southwest's assets, or (y) the person controlling such continuing or surviving corporation or transferee. The number of shares subject to the Substitute Option and the exercise price per share will be determined in accordance with a formula in the Stock Option Agreement. To the extent possible, the Substitute Option will contain terms and conditions that are the same as those in the Stock Option.

     The issuer of the Substitute Option will be required to repurchase the Substitute Option at the request of the holder thereof and to repurchase any shares of such issuer's common stock ("Substitute Common Stock") issued upon exercise of a Substitute Option ("Substitute Shares") at the request of the owner thereof. The repurchase price for a Substitute Option will equal the amount by which (A) the Highest Closing Price (as defined herein) exceeds (B) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised. The repurchase price for the Substitute Shares shall equal the Highest Closing Price multiplied by the number of Substitute Shares to be repurchased. As used herein, "Highest Closing Price" means the highest closing price for shares of Substitute Common Stock within the three-month period immediately preceding the date the holder gives notice of the required repurchase of the Substitute Option or the owner gives notice of the required repurchase of Substitute Shares, as the case may be.

     Neither Southwest nor FNB may assign any of its respective rights and obligations under the Stock Option Agreement or the Stock Option to any other person without the other party's express written consent, except that if a Subsequent Triggering Event occurs prior to termination of the Stock Option, FNB, subject to the express provisions thereof, may assign in whole or in part its rights and obligations thereunder; provided, however, that until 30 days after the Federal Reserve Board approves an application by FNB to acquire the Stock Option Shares, FNB may not assign its rights under the Stock Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Southwest, (iii) an assignment to a single party for the purpose of conducting a widely dispersed public distribution on FNB's behalf, or (iv) any other manner approved by the Federal Reserve Board.

     In the event that prior to the exercise or termination of the Stock Option, Southwest enters into an agreement to engage in any of the transactions described in clause (ii) of the definition of "Repurchase Event" above, the agreement governing such transaction must make proper provision so that the Stock Option will, upon the consummation of such transaction, be converted into, or exchanged for, an option with terms similar to the Stock Option, at the election of FNB, of either the acquiring person or any person that controls the acquiring person.

     The rights and obligations of Southwest and FNB under the Stock Option Agreement are subject to receipt of any required regulatory approvals, and both parties have agreed to use their best efforts in connection therewith. These include, but are not limited to, applying to the Federal Reserve Board for approval to acquire the Stock Option Shares.

     The purpose of the Stock Option Agreement and the Stock Option is to increase the likelihood that the Merger will occur by making it more difficult for another party to acquire Southwest. The ability of FNB to exercise the Stock Option and to cause, subject to certain adjustments, up to an additional 727,163 shares of Southwest Common Stock to be issued may be considered a deterrent to other potential acquisitions of control of Southwest, as it is likely to increase the cost of an acquisition of all the shares of Southwest Common Stock which would then be outstanding.

DISSENTERS' RIGHTS OF SOUTHWEST SHAREHOLDERS

     Under the provisions of Section 607.1302 of the FBCA, holders of Southwest Common Stock are not entitled to dissenters' rights with respect to payment for the value of their shares of Southwest Common Stock.

ACCOUNTING TREATMENT

     It is intended that the Merger will be accounted for as a pooling-of-interests under GAAP. Southwest and FNB have agreed to use their reasonable efforts to cause the Merger, and to take no action that would cause the Merger not, to qualify for pooling-of-interests treatment.


     Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of FNB and Southwest will be combined at the Effective Time of the Merger and carried forward at their previously recorded amounts, and the shareholders' equity accounts of Southwest and FNB will be combined on FNB's consolidated balance sheet and no goodwill or other intangible assets will be created.


     The unaudited pro forma financial information contained in this Proxy Statement-Prospectus has been prepared using the pooling-of-interests accounting method to account for the Merger. See "SUMMARY -- Comparative Unaudited Per Share Data" and "-- Selected Financial Data"; "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS FOR THE MERGER".

BANK REGULATORY MATTERS

     FEDERAL RESERVE BOARD. The Merger is subject to prior approval by the Federal Reserve Board under the BHCA. The BHCA requires the Federal Reserve Board, when approving a transaction such as the Merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction.


     The BHCA prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of a merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve Board must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions. Three of FNB's five banking subsidiaries have an outstanding CRA rating with the appropriate federal regulator. The other two of FNB's banking subsidiaries have a satisfactory rating with the appropriate federal regulator. First Naples, Southwest's lead banking subsidiary, has an outstanding CRA rating with the appropriate federal regulator. Cape Coral, Southwest's other banking subsidiary, has not yet been rated by the appropriate federal regulator, as it was formed in 1994.


     Applicable federal law provides for the publication of notice and public comment on applications filed with the Federal Reserve Board and authorizes such agency to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the Merger.

     The Merger generally may not be consummated until between 15 and 30 days following the date of applicable federal regulatory approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the regulatory agency's approval unless a court specifically ordered otherwise. FNB and Southwest believe that the Merger does not raise substantial antitrust or other significant regulatory concerns and that any divestitures that may be required in order to consummate the Merger will not be material to the financial condition or results of operations of FNB or Southwest prior to the Effective Time, or FNB after the Effective Time.

     FNB's rights to exercise the Stock Option under the Stock Option Agreement is also subject to the prior approval of the Federal Reserve Board, because the exercise of the Stock Option under the Stock Option Agreement would result in FNB owning more than 5% of the outstanding shares of Southwest Common Stock. In considering whether to approve FNB's right to exercise the Stock Option, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the Merger.


     FLORIDA BANKING DEPARTMENT. The Merger is subject to the approval of or other action by the Florida Banking Department because it is an interstate banking Merger. An application will be filed with the Florida Banking Department, which will review the application to determine whether, and under what restrictions, conditions, requirements or limitations, if any, the law of the state in which the out-of-state bank holding company making the acquisition has its principal place of business permits bank holding companies with their principal place of business in Florida and which are not controlled by an out-of-state bank holding company (a "Florida BHC") to acquire banks and bank holding companies in that state. In addition, the Florida Banking Department will approve the application only if the banks being acquired with offices only in Florida have been in existence and continuously operating for more than two years. Because Cape Coral was not formed until December 7, 1994, the Merger cannot be consummated prior to December 8, 1996 under this law. Because FNB and Southwest believe that Pennsylvania law would permit a Florida BHC to acquire banks and bank holding companies in Pennsylvania and because the Merger will not be consummated prior to December 16, 1996, FNB and Southwest believe that the Florida Banking Department will approve the Merger. See "THE MERGER -- Effective Time of the Merger".



     STATUS OF REGULATORY APPROVALS AND OTHER INFORMATION. FNB and Southwest will file all applications and notices and have taken (or will take) other appropriate action with respect to any requisite approvals or other action of any governmental authority. FNB anticipates submitting an application seeking Federal Reserve Board approval of the Merger and of its acquisition of up to 19.9% of the outstanding shares of Southwest Common Stock pursuant to a potential exercise of the Stock Option and making a similar filing with the Florida Banking Department in May 1996.


     The Merger Agreement provides that the obligation of each of FNB and Southwest to consummate the Merger is conditioned upon the receipt of all requisite regulatory approvals, including the approvals of the Federal Reserve Board and the Florida Banking Department. There can be no assurance that any governmental agency will approve or take any other required action with respect to the Merger, and, if approvals are received or action is taken, there can be no assurance as to the date of such approvals or action, that such approvals or action will not be conditioned upon matters that would cause the parties to abandon the Merger, or that no action will be brought challenging such approvals or action, including a challenge by the United States Department of Justice or, if such a challenge is made, the result thereof.

     FNB and Southwest are not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other approval or action be required, FNB and Southwest currently contemplate that such approval or action would be sought.

     THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCES THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF ANY SUCH APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS

SET FORTH IN THE MERGER AGREEMENT. SEE "-- CONDITIONS PRECEDENT TO THE MERGER". THERE CAN LIKEWISE BE NO ASSURANCE THAT THE UNITED STATES DEPARTMENT OF JUSTICE WILL NOT CHALLENGE THE MERGER, OR, IF SUCH A CHALLENGE IS MADE, AS TO THE RESULT THEREOF.

     See "-- Effective Time of the Merger", "-- Conditions Precedent to the Merger" and "-- Modification, Waiver and Termination".

RESTRICTIONS ON RESALES BY AFFILIATES


     The shares of FNB Common Stock to be issued to shareholders of Southwest in the Merger have been registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Southwest as that term is defined under the Securities Act. Any subsequent transfer of such shares, however, by any person who is an affiliate of Southwest at the time the Merger is submitted for vote or consent of the shareholders of Southwest will, under existing law, require either (a) the further registration under the Securities Act of the shares of FNB Common Stock to be transferred, (b) compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances) or (c) the availability of another exemption from registration. An "affiliate" of Southwest, as defined by the rules promulgated pursuant to the Securities Act, is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Southwest. In addition, under requirements for pooling-of-interests method of accounting, the shares of FNB Common Stock issued to affiliates are not transferable until such time as financial results covering at least 30 days of combined operations of FNB and Southwest have been published. The foregoing restrictions are expected to apply to the directors, executive officers and the beneficial holders of 10% or more of the Southwest Common Stock (and to certain relatives or the spouse of any such person and any trusts, estates, corporations, or other entities in which any such person has a 10% or greater beneficial or equity interest). Stop transfer instructions will be given by FNB to the transfer agent with respect to the FNB Common Stock to be received by persons subject to the restrictions described above. Southwest has agreed that, not later than 30 days prior to the Effective Time, it will use its best efforts to obtain from each of those persons identified by Southwest as affiliates appropriate agreements that each such individual will not make any further sales of shares of FNB Common Stock received upon consummation of the Merger except in compliance with the restrictions described in this paragraph.


VOLUNTARY DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


     FNB has a voluntary dividend reinvestment and stock purchase plan that provides, for those shareholders which elect to participate, that dividends on FNB Common Stock or FNB Preferred Stock (as defined herein) will be used to purchase either original issue common shares or common shares in the open market at the market value of FNB Common Stock on a quarterly basis. The plan also permits participants to invest in additional shares of FNB Common Stock through voluntary cash payments, within certain dollar limitations, at the then-current market price of such stock at the time of purchase on any of 12 monthly investment dates each year. It is anticipated that FNB will continue its voluntary dividend reinvestment and stock purchase plan and that shareholders of Southwest who receive shares of FNB Common Stock in the Merger will have the right to participate therein.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

MARKET PRICES


     FNB Common Stock is listed on the Nasdaq SmallCap Market under the trading symbol "FBAN". As of December 31, 1995, FNB Common Stock was held of record by approximately 3,735 persons. The following table sets forth the high ask and low bid prices of the FNB Common Stock as reported by the Dow Jones for the periods indicated after giving effect to the FNB Stock Dividend.



     Since April 24, 1996, Southwest Common Stock has been traded on the Nasdaq National Market under the trading symbol "SWBA". Prior to April 24, 1996, Southwest Common Stock was traded on the over-the-counter market under the trading symbol "SWBA". The following table sets forth the high ask and low bid prices for Southwest Common Stock as reported by the Dow Jones for the indicated periods. As of the Record Date, Southwest Common Stock was held of record by approximately 1,128 persons.



                                                         FNB                      SOUTHWEST
                                                    SALES PRICES                SALES PRICES
                                               -----------------------     -----------------------
                                                HIGH ASK     LOW BID        HIGH ASK     LOW BID
                                               ----------   ----------     ----------   ----------
YEAR ENDED DECEMBER 31, 1993:
     First Quarter............................   12 61/64      8  7/16        7 11/16      6 47/64
     Second Quarter...........................   14 25/64     11 33/64            N/A          N/A
     Third Quarter............................   14  1/32     11 21/32            N/A          N/A
     Fourth Quarter...........................   14  1/32     12  5/16        9   1/8      9   1/8
YEAR ENDED DECEMBER 31, 1994:
     First Quarter............................   13 53/64     11 15/64            N/A          N/A
     Second Quarter...........................   14 31/32     11 29/64            N/A          N/A
     Third Quarter............................   16 21/64     13 53/64       11 49/64     10 19/64
     Fourth Quarter...........................   15  3/16     13   3/8       12   1/4     10 19/64
YEAR ENDED DECEMBER 31, 1995:
     First Quarter............................   15 27/64     13   3/8       12   3/4     10 25/32
     Second Quarter...........................   18  3/32     14 33/64       13   3/4     11  1/32
     Third Quarter............................   20 15/64     17  9/64             14     12   3/4
     Fourth Quarter...........................   20 23/32     18 13/16       14   1/4     13   1/4
YEAR ENDING DECEMBER 31, 1996:
     First Quarter............................   22   5/8     19  3/64       14   3/4     14   1/4
     Second Quarter (through May 7, 1996).....   23   7/8     23             19           17


DIVIDENDS

     The following table sets forth the cash dividends declared per share of FNB Common Stock and Southwest Common Stock, respectively, for the periods indicated. The ability of either FNB or Southwest to pay dividends to its shareholders is subject to certain restrictions. See "INFORMATION ABOUT FNB" and "INFORMATION ABOUT SOUTHWEST".

                                                                   FNB        SOUTHWEST
                                                                DIVIDENDS     DIVIDENDS
                                                                ----------    ----------
      YEAR ENDED DECEMBER 31, 1993:
           First Quarter.......................................     .06       0
           Second Quarter......................................     .06       0
           Third Quarter.......................................     .06       0
           Fourth Quarter......................................     .06       0
      YEAR ENDED DECEMBER 31, 1994:
           First Quarter.......................................     .06       0
           Second Quarter......................................     .06       0
           Third Quarter.......................................     .06       0
           Fourth Quarter......................................     .07       0
      YEAR ENDED DECEMBER 31, 1995:
           First Quarter.......................................     .06       0
           Second Quarter......................................     .07       0
           Third Quarter.......................................     .10       0
           Fourth Quarter......................................     .12       0
      YEAR ENDING DECEMBER 31, 1996:
           First Quarter.......................................     .15       0


                             INFORMATION ABOUT FNB


     FNB is a financial services holding company headquartered in Hermitage, Pennsylvania. It provides a broad range of financial services to its customers through its bank and consumer finance subsidiaries in Pennsylvania, eastern Ohio and southwestern New York. The FNB main office is located at Hermitage Square, Hermitage, Pennsylvania 16148 and its telephone number is (412) 981-6000.



     FNB was formed in 1974 as the holding company of its then sole subsidiary, First National, formerly First National Bank of Mercer County. Since its formation, FNB has acquired and currently operates four other bank subsidiaries and one consumer finance company in Pennsylvania, eastern Ohio and southwestern New York. FNB is also a savings and loan holding company registered under the Home Owners Loan Act (the "HOLA"), and has one savings and loan subsidiary. On May 14, 1996, it is anticipated that FNB will cease to be a savings and loan holding company because it anticipates merging its only savings and loan subsidiary into First National. FNB has received the approval of the Office of the Comptroller of the Currency to the merger of its savings and loan subsidiary into First National. As of December 31, 1995, FNB's bank, thrift and consumer finance subsidiaries, all of which are wholly-owned by FNB, had $1.7 billion in assets, $1.4 billion in deposits and 93 branches.


     FNB, through its subsidiaries, provides a full range of financial services, principally to consumers and small- to medium-sized businesses in its market areas. FNB's business strategy has been to focus primarily on providing quality, community-based financial services adapted to the needs of each of the markets it serves. FNB has emphasized its community orientation by preserving the names and local boards of directors of its subsidiaries, by allowing its subsidiaries autonomy in decision-making and thus enabling them to respond to customer requests more quickly, and by concentrating on transactions within its market areas. However, while FNB has sought to preserve the identities and autonomy of its subsidiaries, it has established centralized credit analysis, loan review, investment, audit and data processing functions. The centralization of these processes has enabled FNB to maintain consistent quality of these functions and to achieve certain economies of scale.

     FNB's lending philosophy is to minimize credit losses by following uniform credit approval standards (which include independent analysis of realizable collateral value), diversifying its loan portfolio, maintaining a relatively modest average loan size and conducting ongoing review and management of the loan portfolio. FNB is an active residential mortgage lender, and its commercial loans are generally to established local businesses. FNB does not have a significant amount of construction loans, and has no highly leveraged transaction loans or loans to foreign countries.


     No material portion of the deposits of FNB's bank subsidiaries has been obtained from a single or small group of customers, and the loss of any customer's deposits or a small group of customers' deposits would not have a material adverse effect on the business of FNB.



     FNB has three other operating subsidiaries, Penn-Ohio Life Insurance Company ("Penn-Ohio"), Mortgage Service Corporation and F.N.B. Building Corporation. Penn-Ohio underwrites, as a reinsurer, credit life and accident and health insurance sold by FNB's subsidiaries. These activities are incidental to FNB banking business. Mortgage Service Corporation services mortgage loans for unaffiliated financial institutions. F.N.B. Building Corporation owns real estate that is leased to certain of its affiliates. FNB has one non-operating subsidiary, SWAC. On February 1, 1996, FNB created Lambda Corporation, a Florida corporation, to serve as an acquisition vehicle for the Merger with Southwest. On February 26, 1996, FNB changed the name of Lambda Corporation to SWAC.


     As of December 31, 1995, FNB and its subsidiaries had 926 full-time equivalent employees.

     As part of its operations, FNB regularly evaluates the potential acquisition of, and holds discussions with, various financial institutions and other businesses of a type eligible for bank holding company investment. In addition, FNB regularly analyzes the values of, and submits bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. As a general rule, FNB publicly announces such material acquisitions when a definitive agreement has been reached.


     For further information about FNB, reference is made to the FNB Annual Report on Form 10-K for the year ended December 31, 1995, which is incorporated herein by reference. Shareholders of Southwest desiring copies of such document may contact FNB at its address or telephone number indicated under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE". See also "RECENT DEVELOPMENTS".


                          INFORMATION ABOUT SOUTHWEST

     Southwest is a registered bank holding company headquartered in Naples, Florida which owns 100% of the outstanding capital stock of First Naples and Cape Coral (the "SW Banks"). Southwest was incorporated under the laws of the state of Florida in 1988 as a mechanism to enhance the SW Banks' ability to serve their customers' requirements for financial services. The SW Banks are full service commercial banks without trust powers. The SW Banks offer a full range of interest bearing and non-interest bearing accounts, including commercial and retail checking accounts, individual retirement accounts, negotiable order of withdrawal accounts, money market accounts, certificates of deposit, commercial loans and consumer direct/indirect installment loans.

     Southwest conducts its banking operations through seven banking offices, five of which are located in the Naples, Florida metropolitan area and two in the Cape Coral, Florida metropolitan area. According to the United States Census Bureau, Naples is the sixth fastest growing metropolitan area in the country, with a population growth of 16% from 1990 to 1994.

     At December 31, 1995, Southwest had total assets of approximately $386 million and stockholders' equity of approximately $30 million.


     On February 2, 1996, Southwest announced that it had entered into a definitive agreement with FNB which provided for the acquisition of Southwest by FNB. Pursuant to the agreement, at the Effective Time of the Merger, each outstanding share of Southwest Common Stock will be exchanged for 0.819 of a share of FNB Common Stock, after adjusting to reflect the FNB Stock Dividend and subject to further possible adjustment under certain circumstances.


     For further information concerning Southwest, reference is made to the Southwest Annual Report on Form 10-K for the fiscal year ended December 31, 1995, a copy of which is being delivered to the Southwest shareholders with this Proxy Statement-Prospectus and is incorporated herein by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE".

                         UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS FOR THE MERGER

     The following unaudited pro forma condensed combined financial statements (the "Pro Forma Statements") combine the historical unaudited consolidated financial statements of FNB and Southwest on the assumption that the Merger had been effective December 31, 1995. Merger costs are not considered to be material, and therefore have not been included in the pro forma adjustments. The Merger of a wholly-owned subsidiary of FNB with and into Southwest will be accounted for as a pooling-of-interests in accordance with GAAP. These statements should be read in conjunction with the historical consolidated financial statements of FNB and Southwest, including the notes thereto; the notes to this unaudited Pro Forma Condensed Combined Balance Sheet; the unaudited Pro Forma Condensed Combined Income Statements; and the
"SUMMARY -- Comparative Unaudited Per Share Data", including the notes thereto.


     The Pro Forma Statements are intended for informational purposes and may not be indicative of the combined financial position or results of operations that actually would have occurred had the transaction been consummated during the periods or as of the dates indicated, or which will be attained in the future. The Pro Forma Statements should be read in conjunction with the 1995 Annual Reports on Form 10-K of FNB and Southwest.



     Where appropriate, all amounts have been adjusted to reflect for the FNB Stock Dividend.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                      AS OF DECEMBER 31, 1995 -- UNAUDITED


                                                                              PRO FORMA        PRO FORMA
                                                   FNB         SOUTHWEST      ADJUSTMENTS       COMBINED
                                                ---------      ---------      ---------        ----------
                                                                 (DOLLARS IN THOUSANDS)
ASSETS
Cash and due from banks.......................  $  59,795      $  25,136                       $   84,931
Interest bearing deposits with banks..........      2,603                                           2,603
Federal funds sold............................     22,335         31,724                           54,059
Securities available for sale.................    223,479         50,402         (2,460)(2)       271,421
Securities held to maturity...................    136,969         23,834                          160,803
Loans available for sale......................     10,154                                          10,154
Loans, net of unearned income.................  1,212,741        238,251                        1,450,992
Allowance for loan losses.....................    (21,550)        (1,585)                         (23,135)
                                                ---------      ---------      ---------        ----------
    NET LOANS.................................  1,201,345        236,666                        1,438,011
                                                ---------      ---------      ---------        ----------
Premises and equipment........................     22,504         14,414                           36,918
Other assets..................................     37,963          4,286            422(2)         42,671
                                                ---------      ---------      ---------        ----------
                                               $1,706,993      $ 386,462      $  (2,038)       $2,091,417
                                                ==========     ==========     ==========       ============
LIABILITIES
Deposits:
    Non-interest bearing......................  $ 167,700      $  46,179                       $  213,879
    Interest bearing..........................  1,274,409        278,652                        1,553,061
                                                ---------      ---------      ---------        ----------
         Total deposits.......................  1,442,109        324,831                        1,766,940
Short-term borrowings.........................     55,224         28,277                           83,501
Other liabilities.............................     25,988          3,410                           29,398
Long-term debt................................     39,755                                          39,755
                                                ---------      ---------      ---------        ----------
         TOTAL LIABILITIES....................  1,563,076        356,518                        1,919,594
                                                ---------      ---------      ---------        ----------
STOCKHOLDERS' EQUITY
Preferred stock...............................      4,516                                           4,516
Common stock..................................     17,268            366           (366)(4)        22,971
                                                                                  5,703(3)
Additional paid-in capital....................     58,631         28,323        (28,323)(4)        80,362
                                                                                 21,731(3)
Retained earnings.............................     60,034          1,462                           61,496
Net unrealized securities gains...............      3,932            182           (783)(2)         3,331
Employee stock ownership plan obligation......                      (389)                            (389)
Treasury stock................................       (464)                                           (464)
                                                ---------      ---------      ---------        ----------
         TOTAL STOCKHOLDERS' EQUITY...........    143,917         29,944         (2,038)          171,823
                                                ---------      ---------      ---------        ----------
                                               $1,706,993      $ 386,462      $  (2,038)       $2,091,417
                                                ==========     ==========     ==========       ============
Common shares outstanding at period end.......  8,611,814      3,654,089       (172,621)(1)    11,327,359
                                                ==========     ==========     ==========       ============


- ---------------

(1) As of December 31, 1995, FNB owned 172,621 shares of Southwest Common Stock.

(2) Adjust securities by Southwest Common Stock owned by FNB with a value of $2,459,849; adjust net unrealized securities gains associated with the stock and the related deferred taxes.


(3) Issuance of 2,851,322 shares of FNB Common Stock in exchange for all the outstanding shares of Southwest Common Stock net of the book value of Southwest Common Stock owned by FNB.


(4) Elimination of par value of $.10 per share of Southwest Common Stock.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
               FOR THE YEAR ENDED DECEMBER 31, 1995 -- UNAUDITED


                                                                          PRO FORMA    PRO FORMA
                                                   FNB       SOUTHWEST   ADJUSTMENTS   COMBINED
                                               -----------   ---------   -----------   ---------
                                                            (DOLLARS IN THOUSANDS)
INTEREST INCOME
Loans, including fees........................   $ 113,768     $20,812                  $134,580
Securities:
     Taxable.................................      18,150       3,737                    21,887
     Tax exempt..............................       1,452                                 1,452
     Dividends...............................         612                                   612
Other........................................       1,374         835                     2,209
                                               -----------   ---------                 ---------
     TOTAL INTEREST INCOME...................     135,356      25,384                   160,740
                                               -----------   ---------                 ---------
INTEREST EXPENSE
Deposits.....................................      51,589       9,652                    61,241
Short-term borrowings........................       3,209       2,104                     5,313
Long-term debt...............................       3,258                                 3,258
                                               -----------   ---------                 ---------
     TOTAL INTEREST EXPENSE..................      58,056      11,756                    69,812
                                               -----------   ---------                 ---------
     NET INTEREST INCOME.....................      77,300      13,628                    90,928
Provision for loan losses....................       5,652         835                     6,487
                                               -----------   ---------                 ---------
     NET INTEREST INCOME AFTER PROVISION FOR
       LOAN LOSSES...........................      71,648      12,793                    84,441
                                               -----------   ---------                 ---------
NON-INTEREST INCOME
Insurance commissions and fees...............       4,284                                 4,284
Service charges..............................       7,144       2,682                     9,826
Trust........................................       1,390                                 1,390
Gain on sale of securities...................         514          15                       529
Gain on sale of loans........................         272                                   272
Other........................................       1,404          12                     1,416
                                               -----------   ---------                 ---------
     TOTAL NON-INTEREST INCOME...............      15,008       2,709                    17,717
                                               -----------   ---------                 ---------
                                                   86,656      15,502                   102,158
                                               -----------   ---------                 ---------
NON-INTEREST EXPENSES
Salaries and employee benefits...............      29,108       6,716                    35,824
Net occupancy................................       4,920       1,041                     5,961
Amortization of intangibles..................       1,238           8                     1,246
Equipment....................................       3,338       1,439                     4,777
Deposit insurance............................       2,527         236                     2,763
Promotional..................................       2,305         686                     2,991
Insurance claims paid........................       1,738                                 1,738
Other........................................      14,776       2,814                    17,590
                                               -----------   ---------                 ---------
     TOTAL NON-INTEREST EXPENSES.............      59,950      12,940                    72,890
                                               -----------   ---------                 ---------
     INCOME BEFORE INCOME TAXES..............      26,706       2,562                    29,268
Income taxes.................................       8,623         855                     9,478
                                               -----------   ---------                 ---------
     NET INCOME..............................   $  18,083     $ 1,707     $       0    $ 19,790
                                               ==========    =========   ===========   =========
NET INCOME PER COMMON SHARE
     PRIMARY.................................   $    1.90     $   .44                  $   1.59
                                               ==========    =========                 =========
     FULLY DILUTED...........................   $    1.82     $   .44                  $   1.55
                                               ==========    =========                 =========

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT

               FOR THE YEAR ENDED DECEMBER 31, 1994 -- UNAUDITED


                                                                          PRO FORMA    PRO FORMA
                                                   FNB       SOUTHWEST   ADJUSTMENTS   COMBINED
                                               -----------   ---------   -----------   ---------
                                                            (DOLLARS IN THOUSANDS)
INTEREST INCOME
Loans, including fees........................   $ 103,210     $12,705                  $115,915
Securities:
     Taxable.................................      18,592       2,616                    21,208
     Tax exempt..............................       1,546                                 1,546
     Dividends...............................         559                                   559
Other........................................         972          94                     1,066
                                               -----------   ---------                 ---------
     TOTAL INTEREST INCOME...................     124,879      15,415                   140,294
                                               -----------   ---------                 ---------
INTEREST EXPENSE
Deposits.....................................      44,251       5,436                    49,687
Short-term borrowings........................       3,108         870                     3,978
Long-term debt...............................       2,869                                 2,869
                                               -----------   ---------                 ---------
     TOTAL INTEREST EXPENSE..................      50,228       6,306                    56,534
                                               -----------   ---------                 ---------
     NET INTEREST INCOME.....................      74,651       9,109                    83,760
Provision for loan losses....................       8,450         605                     9,055
                                               -----------   ---------                 ---------
     NET INTEREST INCOME AFTER PROVISION FOR
       LOAN LOSSES...........................      66,201       8,504                    74,705
                                               -----------   ---------                 ---------
NON-INTEREST INCOME
Insurance commissions and fees...............       4,195                                 4,195
Service charges..............................       6,457       1,440                     7,897
Trust........................................       1,504                                 1,504
Gain on sale of securities...................       1,281           2                     1,283
Loss on sale of loans........................        (331)                                 (331)
Other........................................       1,276                                 1,276
                                               -----------   ---------                 ---------
     TOTAL NON-INTEREST INCOME...............      14,382       1,442                    15,824
                                               -----------   ---------                 ---------
                                                   80,583       9,946                    90,529
                                               -----------   ---------                 ---------
NON-INTEREST EXPENSES
Salaries and employee benefits...............      27,688       4,814                    32,502
Net occupancy................................       4,536         673                     5,209
Amortization of intangibles..................       1,687          15                     1,702
Equipment....................................       3,838         824                     4,662
Deposit insurance............................       3,719         366                     4,085
Promotional..................................       2,054         446                     2,500
Insurance claims paid........................       1,820                                 1,820
Other........................................      14,949       1,916                    16,865
                                               -----------   ---------                 ---------
     TOTAL NON-INTEREST EXPENSES.............      60,291       9,054                    69,345
                                               -----------   ---------                 ---------
     INCOME BEFORE INCOME TAXES..............      20,292         892                    21,184
Income taxes.................................       6,747         242                     6,989
                                               -----------   ---------                 ---------
     NET INCOME..............................   $  13,545     $   650     $       0    $ 14,195
                                               ==========    =========   ===========   =========
NET INCOME PER COMMON SHARE
     PRIMARY.................................   $    1.41     $   .19                  $   1.12
                                               ==========    =========                 =========
     FULLY DILUTED...........................   $    1.37     $   .19                  $   1.11
                                               ==========    =========                 =========

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT

               FOR THE YEAR ENDED DECEMBER 31, 1993 -- UNAUDITED


                                                                          PRO FORMA    PRO FORMA
                                                   FNB       SOUTHWEST   ADJUSTMENTS   COMBINED
                                               -----------   ---------   -----------   ---------
                                                            (DOLLARS IN THOUSANDS)
INTEREST INCOME
Loans, including fees........................   $  99,514     $ 9,152                  $108,666
Securities:
     Taxable.................................      23,663       1,945                    25,608
     Tax exempt..............................         839                                   839
     Dividends...............................         572                                   572
Other........................................         924          89                     1,013
                                               -----------   ---------                 ---------
     TOTAL INTEREST INCOME...................     125,512      11,186                   136,698
                                               -----------   ---------                 ---------
INTEREST EXPENSE
Deposits.....................................      49,550       4,524                    54,074
Short-term borrowings........................       3,011         135                     3,146
Long-term debt...............................       2,778                                 2,778
                                               -----------   ---------                 ---------
     TOTAL INTEREST EXPENSE..................      55,339       4,659                    59,998
                                               -----------   ---------                 ---------
     NET INTEREST INCOME.....................      70,173       6,527                    76,700
Provision for loan losses....................       9,498         240                     9,738
                                               -----------   ---------                 ---------
     NET INTEREST INCOME AFTER PROVISION FOR
       LOAN LOSSES...........................      60,675       6,287                    66,962
                                               -----------   ---------                 ---------
NON-INTEREST INCOME
Insurance commissions and fees...............       4,328                                 4,328
Service charges..............................       6,266         995                     7,261
Trust........................................       1,365                                 1,365
Gain on sale of securities...................         514         234                       748
Gain on sale of loans........................       1,851          67                     1,918
Other........................................       1,701                                 1,701
                                               -----------   ---------                 ---------
     TOTAL NON-INTEREST INCOME...............      16,025       1,296                    17,321
                                               -----------   ---------                 ---------
                                                   76,700       7,583                    84,283
                                               -----------   ---------                 ---------
NON-INTEREST EXPENSES
Salaries and employee benefits...............      27,860       3,006                    30,866
Net occupancy................................       4,265         497                     4,762
Amortization of intangibles..................       2,020          29                     2,049
Equipment....................................       3,889         604                     4,493
Deposit insurance............................       3,575         286                     3,861
Promotional..................................       1,864         272                     2,136
Insurance claims paid........................       1,802                                 1,802
Other........................................      16,454       1,284                    17,738
                                               -----------   ---------                 ---------
     TOTAL NON-INTEREST EXPENSES.............      61,729       5,978                    67,707
                                               -----------   ---------                 ---------
     INCOME BEFORE INCOME TAXES..............      14,971       1,605                    16,576
Income taxes.................................       4,499         600                     5,099
                                               -----------   ---------                 ---------
     NET INCOME..............................   $  10,472     $ 1,005     $       0    $ 11,477
                                               ==========    =========   ===========   =========
NET INCOME PER COMMON SHARE
     PRIMARY.................................   $    1.07     $   .47                  $    .99
                                               ==========    =========                 =========
     FULLY DILUTED...........................   $    1.06     $   .47                  $    .99
                                               ==========    =========                 =========

          DESCRIPTION OF FNB CAPITAL STOCK AND SOUTHWEST CAPITAL STOCK

FNB COMMON STOCK


     GENERAL. FNB is authorized to issue 100,000,000 shares of FNB Common Stock, of which 8,611,814 shares were outstanding as of December 31, 1995. FNB Common Stock is traded on the Nasdaq SmallCap Market under the trading symbol "FBAN". Chemical Mellon acts as the transfer agent and the registrar for FNB Common Stock.



     As of December 31, 1995, approximately 1.67 million shares of FNB Common Stock were reserved for issuance under various employee benefit plans and the voluntary dividend reinvestment plan of FNB. After taking into account the shares reserved as described above, the number of authorized shares of FNB Common Stock available for other corporate purposes as of December 31, 1995 was approximately 9.74 million. Since that date, approximately 3.28 million additional shares have been reserved for issuance in connection with the Merger, after giving effect to the FNB Stock Dividend.



     At the 1996 Annual Meeting of FNB shareholders on April 24, 1996, the shareholders of FNB amended the FNB Charter to increase the number of authorized shares of FNB Common Stock from 20,000,000 shares to 100,000,000 shares. The increase will enable FNB to issue FNB Common Stock in connection with any potential acquisitions FNB might make using FNB Common Stock as consideration and to further other corporate purposes such as declaring stock dividends.


     VOTING AND OTHER RIGHTS. The holders of FNB Common Stock are entitled to one vote per share, and, in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and each shareholder entitled to vote in such election is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections for directors, shareholders do not have the right to cumulate their votes. The FNB Series A Preferred Stock (as defined herein) votes as a class with the FNB Common Stock. See "-- FNB Preferred Stock"; "COMPARISON OF SHAREHOLDER RIGHTS -- Amendment of Articles of Incorporation and By-laws" and "-- Vote Required for Extraordinary Corporate Transaction".

     In the event of liquidation, holders of FNB Common Stock would be entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of any FNB Preferred Stock (as defined and described below) then outstanding.

     FNB Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of FNB Common Stock are, and upon issuance the shares of FNB Common Stock to be issued to shareholders of Southwest will be, validly issued, fully paid and nonassessable.

     DISTRIBUTIONS. The holders of FNB Common Stock are entitled to receive such dividends or distributions as the FNB Board may declare out of funds legally available for such payments. The payment of distributions by FNB is subject to the restrictions of Pennsylvania law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have preferential rights superior to the rights of the holders of its common stock. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding FNB Preferred Stock. Share dividends, if any are declared, may be paid from authorized but unissued shares.


     The ability of FNB to pay distributions is affected by the ability of its subsidiaries to pay dividends. The ability of FNB's subsidiaries, as well as of FNB, to pay dividends in the future is influenced by bank regulatory requirements and capital guidelines.

FNB PREFERRED STOCK

     GENERAL. FNB has authorized 20,000,000 shares of preferred stock, $10.00 par value (the "FNB Preferred Stock"). The FNB Board has the authority to issue FNB Preferred Stock in one or more series and to fix the dividend rights, dividend rate, liquidation preference, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), and the number of shares constituting any such series, without any further action by the shareholders unless such action is required by applicable rules or regulations or by the terms of other outstanding series of FNB Preferred Stock. Any shares of FNB Preferred Stock which may be issued may rank prior to shares of FNB Common Stock as to payment of dividends and upon liquidation. FNB had 24,838 shares of FNB Series A Preferred Stock (the "FNB Series A Preferred Stock") issued and outstanding as of December 31, 1995 and 426,800 shares of FNB Series B 7 1/2% Cumulative Convertible Preferred Stock (the "FNB Series B Preferred Stock") issued and outstanding as of December 31, 1995.

     THE FOLLOWING SUMMARY OF THE FNB SERIES A PREFERRED STOCK AND FNB SERIES B PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DESCRIPTION THEREOF CONTAINED IN THE FNB CHARTER ATTACHED AS EXHIBIT 3.1 TO THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1992, WHICH IS INCORPORATED HEREIN BY REFERENCE.


     FNB SERIES A PREFERRED STOCK. The FNB Series A Preferred Stock was created for the purpose of acquiring Reeves Bank. Holders of the FNB Series A Preferred are entitled to 5.1 votes for each share held (as adjusted for the FNB Stock Dividend). The holders of the FNB Series A Preferred Stock do not have cumulative voting rights in the election of directors. Dividends on the FNB Series A Preferred Stock are cumulative from the date of issue and are payable at a rate of $.42 per share each quarter. The FNB Series A Preferred is convertible at the option of the holder into shares of the FNB Common Stock having a market value of $25.00 at time of conversion. FNB has the right to require the conversion of the balance of all outstanding shares at the conversion rate at any time after 50% of the 49,512 shares issued are no longer outstanding. During 1995, 450 shares of the FNB Series A Preferred were converted to 617 shares of FNB Common Stock. At December 31, 1995, 31,148 shares of FNB Common Stock were reserved by FNB for the conversion of the remaining 24,838 outstanding shares.



     FNB SERIES B PREFERRED STOCK. The FNB Series B Preferred Stock was issued during 1992 for the purpose of raising capital for the acquisition of 13 banking branches in the Erie, Pennsylvania area. Holders of the FNB Series B Preferred Stock have no voting rights. Dividends on the FNB Series B Preferred Stock are cumulative from the date of issue and are payable at a rate of $.46875 per share each quarter. The FNB Series B Preferred Stock has a stated value of $25.00 per share and is convertible at the option of the holder at any time into shares of FNB Common Stock at a price of $12.83 per share. FNB has the right to redeem the FNB Series B Preferred Stock for cash on or after May 15, 1996, as set forth in the prospectus dated May 8, 1992. During 1995, 4,200 shares of FNB Series B Preferred Stock were converted to 8,179 shares of FNB Common Stock. At December 31, 1995, 831,362 shares of FNB Common Stock were reserved by FNB for the conversion of the remaining 426,800 outstanding shares of FNB Series B Preferred Stock.


SOUTHWEST COMMON STOCK


     GENERAL. Southwest is authorized to issue 25,000,000 shares of Southwest Common Stock, of which 3,654,089 shares were issued and outstanding as of the Record Date. Since April 24, 1996, Southwest Common Stock has traded on the Nasdaq National Market under the trading symbol "SWBA". Prior to April 24, 1996, Southwest Common Stock was traded on the over-the-counter market under the trading symbol "SWBA". Chemical Mellon acts as the transfer agent and the registrar for the Southwest Common Stock.


SOUTHWEST PREFERRED STOCK

     Southwest is authorized to issue 100,000 shares of preferred stock, $.10 par value ("Southwest Preferred Stock"), none of which are issued and outstanding. The Southwest Board has the authority to issue Southwest

Preferred Stock in one or more series and to fix the dividend rights, dividend rate, liquidation preference, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the number of shares constituting any such series, without any further action by the shareholders unless such action is required by applicable rules or regulations or by the terms of other outstanding series of Southwest Preferred Stock. Any shares of Southwest Preferred Stock which may be issued may rank prior to shares of Southwest Common Stock as to payment of dividends and upon liquidation.

                        COMPARISON OF SHAREHOLDER RIGHTS

     At the Effective Time, the shareholders of Southwest, a Florida corporation, will become shareholders of FNB, a Pennsylvania corporation, and Pennsylvania law will govern shareholder rights after the Merger. Differences between the FBCA and the PBCL and between the Southwest Charter and the Southwest By-laws and the FNB Charter and the FNB By-laws will result in various changes in the rights of shareholders of Southwest.


     The following is a summary of all material differences between the rights of FNB shareholders under Pennsylvania law, the FNB Charter and the FNB By-laws, as compared with those of Southwest shareholders under Florida law, the Southwest Charter and the Southwest By-laws. This summary does not purport to be a complete description of the provisions discussed and is qualified in its entirety by the PBCL, the FBCA, the Southwest Charter, the Southwest By-laws, the FNB Charter and the FNB By-laws, to which Southwest shareholders are referred.


REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Under the PBCL, an FNB director may be removed without cause by the FNB shareholders entitled to elect the director or by the class of directors in which such director had been chosen. The FNB Charter contains a provision that requires the affirmative vote of at least 75% of the outstanding shares of FNB Common Stock entitled to vote to remove the entire FNB Board, a class of directors or any member of the FNB Board during his term without cause.

     Under the FBCA, a Southwest director may be removed by the Southwest shareholders with or without cause; provided that, if a director is elected by a voting group, only the shareholders of that voting group may participate in the vote to remove him. The Southwest Charter provides that a director may be removed, with or without cause, at any regular or special meeting of shareholders called for that purpose by the holders of 75% of the outstanding shares of each class of stock entitled to vote in elections of directors.

     The PBCL and the FNB By-laws provide that vacancies on the FNB Board, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining directors, although no less than a quorum, or by a sole remaining director, and each person so selected shall serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified.

     The FBCA and the Southwest By-laws provide that vacancies on the Southwest Board, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining directors, though less than a quorum, or by the shareholders at any meeting held during the existence of such vacancy. The Southwest By-laws and the Southwest Charter further provide that vacancies on the Southwest Board resulting from removal from office shall be filled by the vote of 75% of the outstanding shares of each class of stock entitled to vote in the elections of directors. A director elected to fill a vacancy, not resulting from an increase in the number of directors, shall have the same remaining term as that of his or her predecessor in office. If the number of directors is changed, an increase or decrease will be proportioned among the classes so as to maintain the number of directors in each class as equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that shall coincide with the remaining term of that class, but in no event will a decrease in the number of directors shorten the term of any incumbent director.

QUORUM OF SHAREHOLDERS

     The PBCL and the FNB By-laws provide that a quorum for a meeting of shareholders of FNB consists of the presence of shareholders, in person or represented by proxy, entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting.

     The FBCA, the Southwest By-laws and the Southwest Charter provides that the holders of a majority of the stock issued, outstanding and entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders of Southwest and shall be requisite for the transaction of business. The FBCA further provides that in no event shall a quorum consist of less than one-third of the share entitled to vote.

ADJOURNMENT AND NOTICE OF SHAREHOLDER MEETINGS

     Both the FNB By-laws and the Southwest By-Laws provide that, if a quorum is not present or represented at a shareholder meeting, the shareholders entitled to vote may adjourn the meeting without notice other than an announcement at the meeting. Both the FNB and Southwest By-laws further provide that the determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders will apply to any adjournment thereof.

     Under the PBCL and the FNB By-laws, notice of shareholder meetings must be given at least ten days prior to any meeting called to consider a fundamental corporate change or at least five days prior to the meeting in any other case. Under the FBCA and the Southwest By-laws, notice of shareholder meetings must be provided to each shareholder of record entitled to vote at such meeting not less than ten nor more than 60 days prior to the meeting.

CALL OF SPECIAL SHAREHOLDER MEETINGS

     The FNB By-laws provide that special meetings of the shareholders may be called only by the Chairman of the Board, the President or the Secretary of FNB pursuant to a resolution or at the written direction of at least 75% of the members of the FNB Board. The Southwest By-laws provide that special meetings of the shareholders may be called by the President or the Chairman of the Southwest Board. In addition, a special meeting of the Southwest shareholders may be called by the President or Secretary upon written request by a majority of all directors of Southwest or by Southwest shareholders owning not less than one-tenth of all shares entitled to vote.

SHAREHOLDER CONSENT IN LIEU OF MEETING

     The PBCL permits any action which may be taken at a meeting of the shareholders may be taken without a meeting, if, prior or subsequent to the action, a consent thereto of all the shareholders who would be entitled to vote at a meeting for such purpose is filed with the Secretary of FNB.

     The FBCA and the Southwest By-laws provide that any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Southwest By-laws further provide that, if any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon. Under Florida law and the Southwest By-laws, within ten days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing. The notice must summarize the material features of the authorized action, and, if the action voted on was a merger, consolidation, or sale or exchange of assets for which dissenters' rights are provided under Florida law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of Florida law regarding the rights of dissenting shareholders.

DISSENTERS' RIGHTS

     Under the PBCL, shareholders may perfect dissenters' rights with regard to corporate actions involving certain mergers; consolidations; sale, lease or exchange of substantially all the assets of the corporation (under limited circumstances); or elimination of cumulative voting.

     Under the FBCA, dissenters' appraisal rights are available in connection with corporate actions involving certain mergers, share exchanges, consolidations, sales or other dispositions of all or substantially all of the property of the corporation (other than in the ordinary course of business, the approval of certain control-share acquisitions, and amendments of the articles of incorporation where such amendment would adversely affect the shareholder by:
(i) altering or abolishing any preemptive rights attached to such shareholder's shares; (ii) altering or abolishing the voting rights pertaining to such shareholder's shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares; (iii) effecting an exchange, cancellation, or reclassification of any of such shareholder's shares, when such amendment would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages; (iv) reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of the shareholder's shares subject to redemption when they are not otherwise redeemable; (v) making non-cumulative, in whole or in part, dividends on any of his or her preferred shares which had theretofore been cumulative; (vi) reducing the dividend preference of any of his or her preferred shares; or (vii) reducing any stated preferential amount payable on the shareholder's preferred shares upon voluntary or involuntary liquidation.

     Under the corporate laws of Florida and Pennsylvania, dissenters' rights generally are denied in the case of a merger or share exchange or a proposed sale or exchange of property when a corporation's shares are listed on a national securities exchange or held of record by more than 2,000 persons.

DERIVATIVE ACTIONS

     Derivative actions to enforce a secondary right against any present or former officer or director of the corporation because the corporation refuses to enforce rights that may properly be asserted by it may be brought under the PBCL by a shareholder, even if the shareholder was not a shareholder at the time of the alleged wrongdoing, if there is a strong prima facie case in favor of the claim asserted and if the court determines in its discretion that serious injustice will result without such action.

     Under the FBCA, a derivative action may be brought only by a person who was a shareholder of the corporation at the time of the alleged wrongdoing unless the person became a shareholder through transfer by operation of law from one who was a shareholder at that time.

DIVIDENDS AND DISTRIBUTIONS

     Subject to any restrictions in a corporation's charter, the PBCL and the FBCA generally provide that a corporation may make distributions to its shareholders unless after giving effect thereto (1) the corporation would not be able to pay its debts as they become due in the usual course of business, or (2) the corporation's assets would be less than the sum of its total liabilities plus the amount that would be needed upon the dissolution of the corporation to satisfy the preferential rights of shareholders having superior preferential rights to those shareholders receiving the distribution. The FNB Charter does not contain any restrictions on the payment of dividends or the making of distributions to shareholders. The Southwest Charter provides that the Southwest Board may distribute a portion of the assets of the corporation to its shareholders out of the corporation's capital surplus.

DIRECTOR QUALIFICATIONS AND NUMBER

     The articles of incorporation or by-laws of a Pennsylvania corporation specify the number of directors. If not otherwise fixed, a Pennsylvania corporation shall have three directors. The PBCL and the FNB By-laws provide that the directors need not be state residents or shareholders of the corporation to qualify to serve.

     The FNB By-laws also provide that the FNB Board shall consist of such number of directors as may be determined by the FNB Board, which number shall be not less than five nor more than 25. By resolution, the FNB Board has set the present size of the FNB Board at 22 directors. The FNB By-laws further provide that the FNB Board shall be divided into four classes, with each director having a four-year term.

     The board of directors of a Florida corporation must consist of one or more individuals, the precise number to be specified or fixed in accordance with the articles of incorporation or by-laws. Under the FBCA, directors must be at least 18 years of age but need not be shareholders of the corporation or state residents to qualify to serve on the board. The Southwest Charter and the Southwest By-laws provide that the Southwest Board shall consist of not less than six nor more than eighteen persons, the exact number of directors to be determined from time to time by the affirmative vote of a majority of the entire Southwest Board. By resolution, the Southwest Board has set the present size at eight directors. The Southwest shareholders are entitled to elect all of the members of the Southwest Board. The Southwest By-laws and the Southwest Charter further provide that the Southwest Board shall be divided into three classes, with each director having a three-year term.

     After the Merger, three members of the Southwest Board will be elected members of the FNB Board.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The PBCL permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any pending, threatened or completed action or proceeding, and permits such indemnification against expenses incurred in connection with any pending, threatened or completed derivative action, if the director or officer has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Furthermore, Pennsylvania law provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

     In Pennsylvania, the statutory provisions for indemnification and advancement of expenses are non-exclusive with respect to any other rights, such as contractual rights (or under a by-law or vote of shareholders or disinterested directors), to which a person seeking indemnification or advancement of expenses may be entitled. Such contractual or other rights may, for example, provide for indemnification against judgments, fines and amounts paid in settlement incurred by the indemnified person in connection with derivative actions. The PBCL permits such derivative action indemnification in any case except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     The PBCL permits a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against the director or officer and incurred in such capacity, whether or not the corporation would have the power to indemnify the director or officer against such liability. FNB has directors' and officers' liability insurance underwritten by Reliance Insurance Company.

     The FNB Charter provides that its directors, officers and any other person designated by the FNB Board are entitled to be indemnified to the fullest extent now permitted by law.

     The FBCA and the Southwest By-laws permit a corporation to indemnify a director and officer who was or is a party to any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative, whether formal or informal (other than an action by or any right of the corporation) by reason of the fact that he or she is or was a director or officer or is now serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. These indemnification rights apply if the director or officer acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, under the FBCA and the Southwest By-laws, Southwest may indemnify and hold harmless an officer or director who is a party in an action by or in the right of the corporation against expenses (including attorneys' fees) and amounts paid in settlement not exceeding estimated expenses of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if the director or officer has acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interest of the corporation, except indemnification is not authorized where there is an adjudication of liability, unless the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine, in view of all the circumstances, that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Both Florida law and the Southwest By-laws provide that indemnification of the costs and expenses of defending any action is required to be made to any officer or director who is successful (on the merits or otherwise) in defending an action of the type referred to in the immediately preceding paragraph. Except with regard to the costs and expenses of successfully defending an action as may be ordered by a court, indemnification as described in the previous paragraph is only required to be made to a director or officer if a determination is made that indemnification is proper under the circumstances. Such determination shall be made: (i) by Southwest's Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) by a majority vote of a committee duly designated by the Southwest Board consisting of two or more directors not at the time parties to the action, suit or proceeding; (iii) by independent legal counsel selected by specified groupings of the Southwest Board; or (iv) by the Southwest shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding, or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such action, suit or proceeding. The reasonableness of the expenses to be indemnified is determined in the same manner as the determination of whether the indemnification is permissible. Florida law and the Southwest By-laws further provide that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

     Under Florida law and the Southwest By-laws, the provisions for indemnification and advancement of expenses are not exclusive. Accordingly, a corporation may make any other or further indemnification or advancement of expenses of any of its officers or directors under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Under the FBCA, indemnification or advancement of expenses, however, shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions or omissions were material to the cause of action so adjudicated and constitute:
(i) a violation of the criminal law, unless the officer or director had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful; (ii) a transaction from which the officer or director derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of the FBCA Section 607.0834 (relating to unlawful distributions) are applicable; or (iv) willful misconduct or a conscious disregard for the best interest of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     Florida law and the Southwest By-laws permit a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against the director or officer and incurred in such capacity, whether or not the corporation would have the power to indemnify the director or officer against such liability.

     Pursuant to Southwest's By-laws, if Southwest pays any expenses or other amounts by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by Southwest, Southwest shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held. The report shall include a statement specifying the persons paid, the amount paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

DIRECTOR LIABILITY

     The by-laws of a Pennsylvania corporation may include a provision limiting the personal liability of directors for monetary damages for actions taken as a director, except to the extent that the director has breached or failed to perform his or her duties to the corporation and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The FNB By-laws contain such a provision limiting the liability of its directors to the fullest extent permitted by law.

     Under Florida law, a director is not liable for monetary damages for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform, those duties constitutes a violation of criminal law, self dealing, willful misconduct or recklessness.

AMENDMENT OF ARTICLES OF INCORPORATION AND BY-LAWS

     The PBCL requires the affirmative vote of the holders entitled to cast at least a majority of the votes actually cast on an amendment to the articles of incorporation, provided that shareholder approval is not required for certain non-material amendments, such as a change in the corporate name, a provision for perpetual existence, or, if the corporation has only one class of shares outstanding, a change in the number and par value of the authorized shares to effect a stock split. The FNB Charter provides that the FNB Charter may be amended by FNB as provided by the PBCL and all rights conferred upon the shareholders therein are granted subject to such reservation. Under the PBCL, the power to adopt, amend or repeal by-laws may be vested by the by-laws in the directors, with certain statutory exceptions for certain actions and subject to the power of shareholders to change such action. The PBCL provides that, unless the articles of incorporation otherwise provide, the board of directors does not have the authority to adopt or change a by-law on any subject that is committed expressly to the shareholders by statute. The FNB Charter and the FNB By-laws provide that the FNB By-laws may be amended by the affirmative vote of at least 75% of the FNB Board or by the affirmative vote of the holders of at least 75% of the outstanding FNB Common Stock entitled to vote thereon.


     The FBCA generally requires the affirmative vote of the holders of at least a majority of the votes actually cast on an amendment to the articles of incorporation; provided, however, a majority of the votes entitled to be cast on the amendment is required with respect to an amendment that would create dissenters' rights. Under Florida law, shareholder approval is not required for certain non-material amendments. The Southwest Charter provides that the Southwest Charter may only be amended by the affirmative vote or consent of the holders of at least 50% of the shares of each class of stock of the corporation entitled to vote in elections of directors; provided, however, that the affirmative vote or consent of the holders of 75% of the outstanding shares of each class of the stock of the corporation entitled to vote in elections of directors is required to amend provisions relating to the number and qualification of directors, relating to certain covered transactions, relating to certain business combinations and relating to the factors that the Southwest Board may consider in evaluating a tender offer.



     Under Florida law, a corporation's by-laws may be amended or repealed by the board of directors or shareholders; provided, however, that the board may not amend or repeal the corporation's by-laws if the articles of incorporation reserve such power to the shareholders, or the shareholders, in amending or appealing the by-laws, expressly provide that the board of directors may not amend or repeal the by-laws or a particular by-law provision. In addition, a by-law that fixes a greater quorum or voting requirement for a board of directors may be amended or repealed under Florida law only by the shareholders if originally adopted by the shareholders, or either by the shareholders or by the board of directors if originally adopted by the board of directors. The Southwest By-laws provide that the Southwest By-laws may be altered or amended and new by-laws adopted by the shareholders or by the Southwest Board at any regular or special meeting of the Southwest Board; provided, however, that action by the shareholders with respect to the by-laws shall be taken by the affirmative vote or consent of the holders of at least 75% of the shares of each class of stock of the corporation entitled to vote in elections of directors. Action by the directors with respect to the Southwest By-laws requires the affirmative vote or consent of a majority of all directors then holding office.


VOTE REQUIRED FOR EXTRAORDINARY CORPORATE TRANSACTIONS


     Under the PBCL, generally, a merger, consolidation, share exchange, dissolution or sale of substantially all of a corporation's assets other than in the ordinary course of business must be approved by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Except as otherwise provided by the by-laws of a corporation, the shareholders of a corporation do not have to approve a board of directors-approved plan of merger if, among other situations, (i) the surviving or new corporation is a domestic business corporation with articles of incorporation that are identical to the articles of incorporation of the constituent corporation (except for changes permitted by a board of directors without shareholder approval under the PBCL),
(ii) each share of the constituent corporation outstanding immediately prior to the effective date of the merger is to continue to be or to be converted into an identical share of the surviving or new corporation after the effective date of the merger, and (iii) the shareholders of the constituent corporation are to hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after effectiveness of the plan of merger entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors.


     The FNB Charter requires the affirmative vote of at least 75% of the outstanding shares of FNB Common Stock entitled to vote to approve a merger, consolidation, or sale, lease, exchange or other disposition, in a single transaction or series of related transactions, of all or substantially all or a substantial part of the properties or assets of FNB, unless the FNB Board has approved and recommended the transaction prior to the consummation thereof.

     Except as otherwise provided by law, or by the Southwest Charter or the Southwest By-laws with respect to an extraordinary corporate transaction with Interested Persons (as defined herein), a majority of the votes cast is generally required for any action by Southwest's shareholders. See
"-- Interested Shareholder Transactions".

INTERESTED SHAREHOLDER TRANSACTIONS

     The PBCL provides that, if a shareholder of a corporation is a party to a sale of assets transaction, share exchange, merger or consolidation involving the corporation or a subsidiary, or if a shareholder is to be treated differently in a corporate dissolution from other shareholders of the same class, then approval must be obtained of the shareholders entitled to cast at least a majority of the votes which all shareholders other than the interested shareholder are entitled to cast with respect to the transaction, without counting the votes of the interested shareholder. Such additional shareholder approval is not required if the consideration to be received by the other shareholders in such transaction for shares of any class is not less than the highest amount paid by the interested shareholder in acquiring shares of the same class, or if the proposed transaction is approved by a majority of the board of directors other than certain directors ("disqualified directors") affiliated or associated with, or nominated by, the interested shareholder. The PBCL provides that a director who has held office for at least 24 months prior to the date of vote on the proposed transaction is not a disqualified director.

     Further, the PBCL prohibits certain business combinations between the corporation and an interested shareholder except under specified circumstances. An "interested shareholder" in this instance is one who, directly or indirectly, is the beneficial owner of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation or is an affiliate or associate of such corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation. A "business combination" includes a merger, consolidation, share exchange or division of the corporation or any subsidiary of the corporation with the interested shareholder or with, involving or resulting in any other corporation which is, or, after the merger, consolidation, share exchange or division would be, an affiliate or associate of the interested shareholder. A "business combination" also includes a sale or other disposition to the interested shareholder or any affiliate or associate of the interested shareholder of assets of the corporation or any subsidiary (i) having an aggregate market value equal to 10% or more of the aggregate market value of the corporation's consolidated assets, (ii) having an aggregate market value equal to 10% or more of the aggregate market value of all the outstanding shares of such corporation, or (iii) representing 10% or more of the consolidated earning power or net income of such corporation. A "business combination" also includes certain transactions with an interested shareholder involving the issuance of shares of a corporation or its subsidiary having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares under certain circumstances, the adoption of a plan for the liquidation or dissolution of the corporation pursuant to certain agreements with an interested shareholder and certain reclassifications and loans involving the interested shareholder. The prohibition against such business combinations does not apply under specified circumstances and if the corporation has opted out of this provision. FNB has not opted out of this statutory provision.


     The FBCA contains a number of provisions which require supermajority approval for certain affiliate transactions. Southwest, however, has made an election in the Southwest Charter providing that such provisions shall not apply to the corporation.

     The Southwest Charter contains provisions requiring supermajority shareholder approval to effect certain extraordinary corporate transactions which are not approved by the Board of Directors. The Southwest Charter requires the affirmative vote or consent of the holders of at least two-thirds of the shares of each class of Southwest Common Stock entitled to vote in elections of directors to approve any merger, consolidation, disposition of all or a substantial part of the assets of the corporation or a subsidiary of the corporation, exchange of securities requiring shareholder approval or liquidation of the corporation ("Covered Transaction"), if any person who together with his affiliates and associates beneficially owns 5% or more of any voting stock of the corporation (an "Interested Person") is a party to the transaction; provided that 75% of the entire Southwest Board has not approved the transaction. In addition, the Southwest Charter requires the separate approval of the holders of a majority of the shares of each class of stock of the corporation entitled to vote in elections of directors which are not beneficially owned, directly or indirectly, by an Interested Person, of any merger, consolidation, disposition of all or a substantial part of the assets of the corporation or a subsidiary of the corporation, or exchange of securities requiring shareholder approval (a "Business Combination"), if an Interested Person is a party to such transaction; provided, that such approval is not required if (a) the consideration to be received by the holders of the stock of the corporation meets certain minimal levels determined by a formula under the Southwest Charter (generally, the highest price paid by the Interested Person for any shares which he or she has acquired), (b) there has been no reduction in the average dividend rate from that which obtained prior to the time the Interested Person became such, and (c) the consideration to be received by shareholders who are not Interested Persons shall be paid in cash or in the same form as the Interested Person previously paid for shares of such class of stock. These provisions of the Southwest Charter may be amended, altered, or repealed only by the affirmative vote or consent of the holders of at least 75% of the shares of each class of stock of the corporation entitled to vote in elections of directors.

FIDUCIARY DUTY


     Under the PBCL a director may, in considering the best interests of a corporation, consider (i) the effects of any action on shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other facilities of the corporation are located, (ii) the short-term and long-term interests of the corporation, including the possibility that the best interests of the corporation may be served by the continued independence of the corporation, (iii) the resources, intent and conduct of any person seeking to acquire control of the corporation, and (iv) all other pertinent factors.

     The FNB Charter provides that the FNB Board, in evaluating a proposal for an extraordinary corporate transaction, shall consider all relevant factors, including the economic effect, both immediate and long-term, upon the FNB shareholders, including shareholders, if any, who will not participate in the transaction; the social and economic effect on the employees, depositors and customers of, and others dealing with, FNB and its subsidiaries and on the communities in which FNB and its subsidiaries operate or are located; whether the proposal is acceptable based on the historical and current operating results or financial condition of FNB; whether a more favorable price could be obtained for FNB's securities in the future; the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of FNB and its subsidiaries; and the future value of FNB's stock; and any antitrust or other legal and regulatory issues that are raised by the proposal. The FNB Charter further provides that, if the FNB Board determines that such a proposal should be rejected, it may take any lawful action to accomplish its purposes.

     Under Florida law, a director is required to discharge his or her duties in good faith, with the care an ordinarily prudent person in the like position would exercise under similar circumstances and in a manner reasonably believed to be in the best interest of the corporation. In discharging his or her duties, a director is entitled to rely on: (i) information, opinions, reports, or statements, including financial statements and other financial data, if presented or prepared by officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or (iii) a committee of the board of which the director is not a member if the director reasonably believes the committee merits confidence. In addition, in discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospectus and interest of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

     The Southwest Charter charges the Southwest Board to consider, in connection with the exercise of its business judgment in determining what is in the best interest of the corporation and its shareholders, not only the consideration being offered in any tender offer in relation to the then-current market price of the corporation stock, but also to consider such consideration in relation to the then-current value of the corporation in a freely negotiated transaction and in relation to the Southwest Board's then-estimate of the future value of the corporation as an independent entity. In addition, the Southwest Charter charges the Southwest Board to consider such other factors it determines to be relevant, including the social and economic effects on the employees, customers, suppliers, and other constituents of the corporation and on the communities in which the corporation operates or is located and the desirability of maintaining independence from any other business or business entity.

PROVISIONS WITH POSSIBLE ANTI-TAKEOVER EFFECTS


     FNB is subject to various statutory "anti-takeover" provisions of the PBCL, including Subchapters 25E, 25F, 25G and 25H of the PBCL. Subchapter 25E of the PBCL (relating to control transactions) provides that, if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium. Subchapter 25F of the PBCL (relating to business combinations) delays for five years and imposes conditions upon business combinations between an interested shareholder and the corporation. As described above, the term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes, and an "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares. See "-- Interested Shareholder Transactions". Subchapter 25G of the PBCL (relating to control-share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the disinterested shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of stock to the issuer. If shareholder approval is obtained, the corporation is also subject to Subchapters 25I and 25J of the PBCL. Subchapter 25I
of the PBCL provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J of the PBCL prohibits the abrogation of certain labor contracts prior to their stated date of expiration. Subchapter 25H of the PBCL (relating to disgorgement) applies in the event that (1) any person or group publicly discloses that the person or group may acquire control of the corporation or (2) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto. Subchapters 25E, 25F, 25G and 25H of the PBCL contain a wide variety of transactional and status exemptions, exclusions and safe harbors.

     In addition, the PBCL permits an amendment of the corporation's charter or other corporation action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters' rights. The PBCL also provides that directors may, in discharging their duties, consider the interests of a number of different constituencies, including shareholders, employees, suppliers, customers, creditors and the communities in which the corporation is located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies' interests. The PBCL expressly provides that directors do not violate their fiduciary duties solely by relying on poison pills or the anti-takeover provisions of the PBCL.

     The business combination provisions of the PBCL may have the effect of deterring merger proposals, tender offers or other attempts to effect changes in control of FNB that are not negotiated with and approved by the FNB Board. FNB is not aware of any effort or intent to gain control of FNB or any effort to organize a proxy contest or to accumulate FNB's shares.


     Additionally, the following provisions of the FNB Charter and the FNB By-laws may be considered to have anti-takeover implications: (1) the ability of the FNB Board to fill the vacancies (but only until the next selection of the class of directors for which such director has been chosen) resulting from an increase in the number of directors; (2) the ability of the FNB Board to issue substantial amounts of FNB Common Stock without the need for shareholder approval, which FNB Common Stock, among other things and in certain circumstances, may be used to dilute the stock ownership of holders of FNB Common Stock seeking to obtain control of FNB; (3) the ability of the FNB Board to establish the rights of, and to issue, substantial amounts of FNB Preferred Stock without the need for shareholder approval which FNB Preferred Stock, among other things, may be used to create voting impediments with respect to changes in control of FNB or, to dilute the stock ownership of holders of FNB Common Stock seeking to obtain control of FNB; (4) the supermajority voting requirements for certain extraordinary corporate transactions; and (5) the broad range of factors that the FNB Board may consider in evaluating such a proposal, and the broad range of actions it may take to reject such a proposal, if it so decides.


     Section 607.0902 of the FBCA restricts the voting rights of certain shares of a corporation's stock when those shares are acquired by a party who, by such acquisition, would control at least one-fifth of all voting rights of the corporation's issued and outstanding stock. The statute provides that the acquired shares (the "control shares") will, upon such acquisition, cease to have any voting rights. The acquiring party may, however, petition the corporation to have voting rights re-assigned to the control shares by way of an "acquiring person's statement" submitted to the corporation in compliance with the requirements of the statute. Upon receipt of such request, the corporation must submit, for shareholder approval, the acquiring person's request to have voting rights re-assigned to the control shares. Voting rights may be reassigned to the control shares by a resolution of a majority of the corporation's shareholders for each class and series of stock. If such a resolution is approved, and the voting rights re-assigned to the control shares represent a majority of all voting rights of the corporation's outstanding voting stock, then, unless the corporation's articles of incorporation or by-laws provide otherwise, all shareholders of the corporation shall be able to exercise dissenter's rights in accordance with Florida law.

     A corporation may, by amendment to its articles of incorporation or by-laws, provide that, if the party acquiring the control shares does not submit an acquiring person's statement in accordance with the statute, the corporation may redeem the control shares at any time during the period ending 60 days after the acquisition of control shares. If the acquiring party files an acquiring person's statement, the control shares are not subject to redemption by the corporation unless the shareholders, acting on the acquiring party's request, deny full voting rights to the control shares.


     The statute does not alter the voting rights of any stock of the corporation acquired in any of the following manners: (i) pursuant to the laws of intestate succession or pursuant to a gift or testamentary transfer; (ii) pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the statute; (iii) pursuant to either a merger or share exchange if the corporation is a party to the agreement or plan of merger or share exchange; (iv) pursuant to any savings, employee stock ownership or other benefit plan of the corporation; or (v) pursuant to an acquisition of shares specifically approved by the board of directors of the corporation.

     Although Southwest has not done so, it has the option to preclude application of this statute by a provision in the Southwest Charter or the Southwest By-laws.


     In addition, there are various provisions in the Southwest Charter and the Southwest By-laws that may serve as anti-takeover protections including: (i) the staggered Southwest Board; (ii) the ability of the Southwest Board to fill vacancies (but only until the next selection of the class of directors for which such director has been chosen) resulting from an increase in the number of directors; (iii) the supermajority voting requirements for certain corporate transactions with interested persons; and (iv) the broad range of factors that the Southwest Board may consider in evaluating a tender offer proposal. In addition, the Southwest Charter authorizes the Southwest Board, without further shareholder action, to issue from time to time, up to 100,000 shares of Southwest Preferred Stock. The Southwest Board is empowered to divide any and all of the shares of the Southwest Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established.


     Neither FNB nor Southwest currently has a shareholders' rights plan. Shareholders' rights plans, in a variety of forms, are common to many corporations incorporated in the United States and serve to afford a corporation's board of directors the opportunity to withstand an unsolicited takeover attempt while providing the board sufficient time to evaluate the offer and its adequacy and to consider alternative measures or transactions that may be appropriate in responding to the offer. Both the PBCL and FBCA permit shareholders' rights plans in general and permit the adoption of shareholders' rights plans by a board of directors without shareholder approval.

                                 LEGAL OPINIONS

     The legality of the shares of FNB Common Stock to be issued to the holders of Southwest Common Stock pursuant to its Merger will be passed upon by Cohen & Grigsby, P.C., Pittsburgh, Pennsylvania. Cohen & Grigsby, P.C. has from time to time acted as counsel in advising FNB and its affiliates with respect to certain matters and in connection with various transactions. Cohen & Grigsby, P.C. did not act as counsel to FNB or its affiliates with respect to the Merger or any transaction in connection therewith.

     The Merger Agreement provides as a condition to each party's obligation to consummate the Merger that FNB and Southwest receive the opinion of Wachtell, Lipton, Rosen & Katz, New York, New York, special counsel to FNB, substantially to the effect that the Merger will constitute a "reorganization" under Section 368 of the Code.

                                    EXPERTS

     The consolidated financial statements of FNB incorporated by reference in FNB's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report, incorporated therein and incorporated herein by reference. As to 1993, their report is based in part on the reports of S.R. Snodgrass, A.C. independent auditors. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements of Southwest incorporated in this Proxy Statement-Prospectus by reference to the Southwest Annual Report on Form 10-K for the year ended December 31, 1995 have been so incorporated in reliance on the report of Hill, Barth & King, Inc., independent auditors, given on the authority of such firm as experts in accounting and auditing.

                             SHAREHOLDER PROPOSALS

     The 1997 Annual Meeting of Southwest shareholders is tentatively scheduled to be held in April 1997, subject to the earlier consummation of the Merger. In the event that the 1997 Annual Meeting of Southwest shareholders is held, proposals of shareholders intended to be presented at that meeting must be received by December 19, 1996 for inclusion in Southwest's proxy statement and form of proxy relating to such meeting. The submission of such proposals by shareholders and the consideration of such proposals by Southwest for inclusion in next year's proxy statement and form of proxy are subject to the applicable rules and regulations of the Commission.

                                 OTHER MATTERS

     As of the date of this Proxy Statement-Prospectus, the Southwest Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement-Prospectus. However, if any other matters shall properly come before the Special Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies shall be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Southwest.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              F.N.B. CORPORATION,

                       SOUTHWEST AFFILIATION CORPORATION

                                      AND

                             SOUTHWEST BANKS, INC.

                          DATED AS OF FEBRUARY 2, 1996

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
Parties..............................................................................   A-1
Preamble.............................................................................   A-1
ARTICLE 1 -- TRANSACTIONS AND TERMS OF MERGER........................................   A-1
   1.1  Merger.......................................................................   A-1
   1.2  Time and Place of Closing....................................................   A-1
   1.3  Effective Time...............................................................   A-1
   1.4  Execution of Stock Option Agreement..........................................   A-2
ARTICLE 2 -- TERMS OF MERGER.........................................................   A-2
   2.1  Charter......................................................................   A-2
   2.2  Bylaws.......................................................................   A-2
   2.3  FNB Board of Directors.......................................................   A-2
ARTICLE 3 -- MANNER OF CONVERTING SHARES.............................................   A-2
   3.1  Conversion of Shares.........................................................   A-2
   3.2  Anti-Dilution Provisions.....................................................   A-2
   3.3  Shares Held by Southwest or FNB..............................................   A-2
   3.4  Fractional Shares............................................................   A-3
   3.5  Conversion of Stock Options..................................................   A-3
ARTICLE 4 -- EXCHANGE OF SHARES......................................................   A-4
   4.1  Exchange Procedures..........................................................   A-4
   4.2  Rights of Former Southwest Shareholders......................................   A-4
ARTICLE 5 -- REPRESENTATIONS AND WARRANTIES OF SOUTHWEST.............................   A-5
   5.1  Organization, Standing, and Power............................................   A-5
   5.2  Authority; No Breach By Agreement............................................   A-5
   5.3  Capital Stock................................................................   A-6
   5.4  Southwest Subsidiaries.......................................................   A-6
   5.5  SEC Filings; Financial Statements............................................   A-6
   5.6  Absence of Certain Changes or Events.........................................   A-7
   5.7  Tax Matters..................................................................   A-7
   5.8  Assets.......................................................................   A-8
   5.9  Environmental Matters........................................................   A-8
   5.10 Compliance With Laws.........................................................   A-9
   5.11 Labor Relations..............................................................   A-9
   5.12 Employee Benefit Plans.......................................................   A-9
   5.13 Material Contracts...........................................................  A-11
   5.14 Legal Proceedings............................................................  A-11
   5.15 Reports......................................................................  A-12
   5.16 Statements True and Correct..................................................  A-12
   5.17 Accounting, Tax and Regulatory Matters.......................................  A-12
   5.18 State Takeover Laws..........................................................  A-12
   5.19 Charter Provisions...........................................................  A-12
   5.20 Derivatives Contracts........................................................  A-12

                                                                                       PAGE
                                                                                       ----
ARTICLE 6 -- REPRESENTATIONS AND WARRANTIES OF FNB...................................  A-13
   6.1  Organization, Standing, and Power............................................  A-13
   6.2  Authority; No Breach By Agreement............................................  A-13
   6.3  Capital Stock................................................................  A-13
   6.4  SEC Filings; Financial Statements............................................  A-14
   6.5  Absence of Certain Changes or Events.........................................  A-14
   6.6  Tax Matters..................................................................  A-14
   6.7  Compliance With Laws.........................................................  A-14
   6.8  Legal Proceedings............................................................  A-15
   6.9  Reports......................................................................  A-15
   6.10 Statements True and Correct..................................................  A-15
   6.11 Accounting, Tax and Regulatory Matters.......................................  A-16
   6.12 Environmental Matters........................................................  A-16
   6.13 Derivatives Contracts........................................................  A-16
ARTICLE 7 -- CONDUCT OF BUSINESS PENDING CONSUMMATION................................  A-16
   7.1  Affirmative Covenants of Southwest...........................................  A-16
   7.2  Negative Covenants of Southwest..............................................  A-16
   7.3  Covenants of FNB.............................................................  A-18
   7.4  Adverse Changes in Condition.................................................  A-18
   7.5  Reports......................................................................  A-19
ARTICLE 8 -- ADDITIONAL AGREEMENTS...................................................  A-19
   8.1  Registration Statement; Proxy Statement; Shareholder Approval................  A-19
   8.2  Exchange Listing.............................................................  A-19
   8.3  Applications.................................................................  A-19
   8.4  Filings with State Offices...................................................  A-19
   8.5  Agreement as to Efforts to Consummate........................................  A-19
   8.6  Investigation and Confidentiality............................................  A-20
   8.7  Press Releases...............................................................  A-20
   8.8  Certain Actions..............................................................  A-20
   8.9  Accounting and Tax Treatment.................................................  A-20
   8.10 State Takeover Laws..........................................................  A-21
   8.11 Charter Provisions...........................................................  A-21
   8.12 Agreement of Affiliates......................................................  A-21
   8.13 Employee Benefits and Contracts..............................................  A-21
   8.14 Indemnification..............................................................  A-22
ARTICLE 9 -- CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.......................  A-22
   9.1  Conditions to Obligations of Each Party......................................  A-22
   9.2  Conditions to Obligations of FNB.............................................  A-23
   9.3  Conditions to Obligations of Southwest.......................................  A-24
ARTICLE 10 -- TERMINATION............................................................  A-25
  10.1  Termination..................................................................  A-25
  10.2  Effect of Termination........................................................  A-26
  10.3  Non-Survival of Representations and Covenants................................  A-26

                                                                                       PAGE
                                                                                       ----
ARTICLE 11 -- MISCELLANEOUS..........................................................  A-26
  11.1  Definitions..................................................................  A-26
  11.2  Expenses.....................................................................  A-32
  11.3  Brokers and Finders..........................................................  A-32
  11.4  Entire Agreement.............................................................  A-32
  11.5  Amendments...................................................................  A-32
  11.6  Waivers......................................................................  A-32
  11.7  Assignment...................................................................  A-33
  11.8  Notices......................................................................  A-33
  11.9  Governing Law................................................................  A-34
  11.10 Counterparts.................................................................  A-34
  11.11 Captions.....................................................................  A-34
  11.12 Interpretations..............................................................  A-34
  11.13 Enforcement of Agreement.....................................................  A-34
  11.14 Severability.................................................................  A-34
Signatures...........................................................................  A-35

                                LIST OF EXHIBITS

EXHIBIT
NUMBER                                         DESCRIPTION
- -------   -------------------------------------------------------------------------------------
   1.     Form of Stock Option Agreement. (Section 1.4).
   2.     Form of agreement of affiliates of Southwest. (Section 8.12).

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 2, 1996, by and among F.N.B. CORPORATION ("FNB"), a Pennsylvania corporation having its principal office located in Hermitage, Pennsylvania; SOUTHWEST AFFILIATION CORPORATION, a newly incorporated Florida corporation and a wholly-owned subsidiary of FNB ("Merger Sub"); and SOUTHWEST BANKS, INC. ("Southwest"), a Florida corporation having its principal office located in Naples, Florida.

                                    PREAMBLE

     The Boards of Directors of Southwest and FNB are of the opinion that the strategic affiliation described herein is in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of Southwest by FNB pursuant to the merger of Merger Sub with and into Southwest. At the effective time of such merger, the outstanding shares of the capital stock of Southwest shall be converted into the right to receive shares of the common stock of FNB (except as provided herein). As a result, shareholders of Southwest shall become shareholders of FNB. Further, it is the current intention of FNB, subsequent to the effective time of this strategic affiliation, to retain the management team of Southwest with the authority and responsibility for operating Southwest and its subsidiaries in substantially same manner and fashion as historically operated by such management team. The transactions described in this Agreement are subject to the approvals of the shareholders of Southwest, the Board of Governors of the Federal Reserve System, the Florida Department of Banking and Finance, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger (as hereinafter defined) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

     Immediately after the execution and delivery of this Agreement, as a condition and inducement to FNB's willingness to enter into this Agreement, Southwest and FNB are entering into a stock option agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 1, pursuant to which Southwest is granting to FNB an option to purchase shares of Southwest Common Stock.

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1

                        TRANSACTIONS AND TERMS OF MERGER

     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into Southwest in accordance with the provisions of the FBCA (the "Merger"). Southwest shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Florida. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Southwest, Merger Sub and FNB.

     1.2 Time and Place of Closing. The closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of closing shall be at such location as may be mutually agreed upon by the Parties.

     1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Florida Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Florida (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the fifth business day (as designated by FNB) following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Southwest approve this Agreement to the extent such approval is required by applicable Law; provided, however, that in no event shall the Effective Time occur prior to January 1, 1997, unless FNB determines in its sole discretion to permit the Effective Time to occur prior to January 1, 1997, but not earlier than December 16, 1996.

     1.4 Execution of Stock Option Agreement. Immediately after the execution of this Agreement and as a condition thereto, Southwest is executing and delivering to FNB the Stock Option Agreement.

                                   ARTICLE 2

                                TERMS OF MERGER

     2.1 Charter. The Articles of Incorporation of Southwest in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

     2.2 Bylaws. The Bylaws of Southwest in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

     2.3 FNB Board of Directors. Following the Effective Time, the number of members of the FNB Board of Directors shall be increased by three, and three of the then current directors of Southwest shall be nominated by the FNB Board of Directors and elected to such Board.

                                   ARTICLE 3

                          MANNER OF CONVERTING SHARES

     3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of FNB, Merger Sub or Southwest, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of FNB Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall become and be converted into one share of Southwest Common Stock and shall remain issued and outstanding.

          (c) Each share of Southwest Common Stock (excluding shares held by any Southwest Company or any FNB Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for 0.78 shares of FNB Common Stock (subject to possible adjustment pursuant to Section 10.1(g) of this Agreement, the "Exchange Ratio").

     3.2 Anti-Dilution Provisions. In the event FNB changes the number of shares of FNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3 Shares Held by Southwest or FNB. Each of the shares of Southwest Common Stock held by any Southwest Company or by any FNB Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Southwest Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FNB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FNB Common Stock multiplied by the market value of one share of FNB Common Stock at the Effective Time. The market value of one share of FNB Common Stock at the Effective Time shall be the average of the high bid and low asked prices of such common stock in the over-the-counter market, as reported by Nasdaq (or, if not reported thereby, any other authoritative source selected by FNB) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

     3.5 Conversion of Stock Options.

     (a) At the Effective Time, each option, warrant or other right to purchase shares of Southwest Common Stock pursuant to outstanding stock options, warrant agreements or stock appreciation rights ("Southwest Options") granted by Southwest under the Southwest Stock Plans identified in Section 3.5 of the Southwest Disclosure Memorandum, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to FNB Common Stock, and FNB shall assume each Southwest Option, in accordance with the terms of the Southwest Stock Plan, stock option agreement or warrant agreement by which it is evidenced, except that from and after the Effective Time, (i) FNB and its Compensation Committee shall be substituted for Southwest and the Compensation Committee of Southwest's Board of Directors (including, if applicable, the entire Board of Directors of Southwest) administering such Southwest Stock Plan, (ii) each Southwest Option assumed by FNB may be exercised solely for shares of FNB Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of FNB Common Stock subject to such Southwest Option shall be equal to the number of shares of Southwest Common Stock subject to such Southwest Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such Southwest Option shall be adjusted by dividing the per share exercise price under each such Southwest Option by the Exchange Ratio and rounding down to the nearest cent. Notwithstanding the provisions of clause
(iii) of the preceding sentence, FNB shall not be obligated to issue any fraction of a share of FNB Common Stock upon exercise of Southwest Options and any fraction of a share of FNB Common Stock that otherwise would be subject to a converted Southwest Option shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of FNB Common Stock and the per share exercise price of such Option. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5, each Southwest Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Internal Revenue Code. Southwest agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

     (b) As soon as practicable after the Effective Time, FNB shall deliver to the participants in each Southwest Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Southwest Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and FNB shall comply with the terms of each Southwest Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Southwest Stock Plan, that Southwest Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

     At or prior to the Effective Time, FNB shall take all corporate action necessary to reserve for issuance sufficient shares of FNB Common Stock for delivery upon exercise of Southwest Options assumed by it in accordance with this Section 3.5. As soon as practicable after the Effective Time, FNB shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of FNB Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those

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

individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, FNB shall administer the Southwest Stock Plan assumed pursuant to this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act to the extent the Southwest Stock Plan complied with such rule prior to the Merger.

     (c) All restrictions or limitations on transfer with respect to Southwest Common Stock awarded under the Southwest Stock Plans or any other plan, program, or arrangement of any Southwest Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of FNB Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.

                                   ARTICLE 4

                               EXCHANGE OF SHARES

     4.1 Exchange Procedures. Promptly after the Effective Time, FNB and Southwest shall cause the exchange agent selected by FNB (the "Exchange Agent") to mail to the former shareholders of Southwest appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Southwest Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Southwest Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall upon surrender thereof promptly receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of Southwest Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of FNB Common Stock to which such holder may be otherwise entitled (without interest). FNB shall not be obligated to deliver the consideration to which any former holder of Southwest Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Southwest Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Southwest Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither FNB nor the Exchange Agent shall be liable to a holder of Southwest Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 Rights of Former Southwest Shareholders. At the Effective Time, the stock transfer books of Southwest shall be closed as to holders of Southwest Common Stock immediately prior to the Effective Time and no transfer of Southwest Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 4.1 of this Agreement, each certificate theretofore representing shares of Southwest Common Stock (other than shares to be canceled pursuant to Section
3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to FNB's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Southwest in respect of such shares of Southwest Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by FNB on the FNB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of FNB Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Southwest Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Southwest Common Stock

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

certificate, both the FNB Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF SOUTHWEST

     Southwest hereby represents and warrants to FNB as follows:

     5.1 Organization, Standing, and Power. Southwest is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. Southwest is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

     5.2 Authority; No Breach by Agreement.

     (a) Southwest has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Southwest, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Southwest Common Stock other than those shares beneficially owned by FNB, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Southwest. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of Southwest, enforceable against Southwest in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The Southwest Board of Directors has received from The Robinson-Humphrey Company, Inc. a letter dated as of the date of this Agreement to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the holders of Southwest Common Stock.

     (b) Neither the execution and delivery of this Agreement by Southwest, nor the consummation by Southwest of the transactions contemplated hereby, nor compliance by Southwest with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Southwest's Articles of Incorporation or Bylaws, or, (ii) except as disclosed in Section 5.2(b)(ii) of the Southwest Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Southwest Company under, any Contract or Permit of any Southwest Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Southwest Company or any of their respective material Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, no notice to, filing with, or Consent of, any public

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

body or authority is necessary for the consummation by Southwest of the Merger and the other transactions contemplated in this Agreement.

     5.3 Capital Stock.

     (a) The authorized capital stock of Southwest consists of (i) 25,000,000 shares of Southwest Common Stock, of which 3,654,089 shares are issued and outstanding as of the date of this Agreement and not more than 4,000,855 shares will be issued and outstanding at the Effective Time, and (ii) 100,000 shares of preferred stock, par value $0.10 per share, none of which is issued and outstanding. All of the issued and outstanding shares of capital stock of Southwest are duly and validly issued and outstanding and are fully paid and nonassessable under the FBCA. None of the outstanding shares of capital stock of Southwest has been issued in violation of any preemptive rights of the current or past shareholders of Southwest. Southwest has reserved 651,194 shares of Southwest Common Stock for issuance under the Southwest Stock Plans, pursuant to which options and warrants to purchase not more than 452,930 shares of Southwest Common Stock are outstanding.

     (b) Except as set forth in Section 5.3(a) of this Agreement, or as provided pursuant to the Stock Option Agreement, there are no shares of capital stock or other equity securities of Southwest outstanding and no outstanding Rights relating to the capital stock of Southwest.

     5.4 Southwest Subsidiaries. Southwest has disclosed in Section 5.4 of the Southwest Disclosure Memorandum all of the Southwest Subsidiaries as of the date of this Agreement. Except as disclosed in Section 5.4 of the Southwest Disclosure Memorandum, Southwest or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Southwest Subsidiary. No equity securities of any Southwest Subsidiary are or may become required to be issued (other than to another Southwest Company) by reason of any Rights, and there are no Contracts by which any Southwest Subsidiary is bound to issue (other than to another Southwest Company) additional shares of its capital stock or Rights or by which any Southwest Company is or may be bound to transfer any shares of the capital stock of any Southwest Subsidiary (other than to another Southwest Company). There are no Contracts relating to the rights of any Southwest Company to vote or to dispose of any shares of the capital stock of any Southwest Subsidiary. All of the shares of capital stock of each Southwest Subsidiary held by a Southwest Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Southwest Company free and clear of any Lien. Each Southwest Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Southwest Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest. Each Southwest Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund.

     5.5 SEC Filings; Financial Statements.

     (a) Southwest has filed and made available to FNB all forms, reports, and documents required to be filed by Southwest with the SEC since December 31, 1992 (collectively, the "Southwest SEC Reports"). The Southwest SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Southwest SEC Reports or necessary in order to make the statements in such Southwest SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Southwest Subsidiaries that are registered as a broker, dealer or investment advisor, none of Southwest's Subsidiaries is required to file any forms, reports, or other documents with the SEC. Southwest has made available to FNB a copy of the

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

balance sheets and the related consolidated statements of income, consolidated statement of changes in shareholders' equity (including related notes and schedules) of its subsidiary banks as of and for the period ended December 31, 1995 and any draft consolidated statements or earnings releases for Southwest and its consolidated subsidiaries as of and for the period ended December 31, 1995 that have been prepared by Southwest as of the date of this Agreement.

     (b) Each of the Southwest Financial Statements (including, in each case, any related notes) contained in the Southwest SEC Reports, including any Southwest SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-QSB of the
SEC), and fairly presented the consolidated financial position of Southwest and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     5.6 Absence of Certain Changes or Events. Since September 30, 1995, except as disclosed in Section 5.6 of the Southwest Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, and (ii) the Southwest Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Southwest provided in Article 7 of this Agreement.

     5.7 Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of any of the Southwest Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Southwest, and all Tax Returns filed are complete and accurate in all material respects to the Knowledge of Southwest. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Southwest, except as reserved against in the Southwest Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the Southwest Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) Except as disclosed in Section 5.7 of the Southwest Disclosure Memorandum, none of the Southwest Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

     (c) Adequate provision for any Taxes due or to become due for any of the Southwest Companies for the period or periods through and including the date of the respective Southwest Financial Statements has been made and is reflected on such Southwest Financial Statements, except as disclosed in Section 5.7 of the Southwest Disclosure Memorandum.

     (d) Deferred Taxes of the Southwest Companies have been adequately provided for in the Southwest Financial Statements.

     (e) Each of the Southwest Companies is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406

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

of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

     (f) Except as disclosed in Section 5.7 of the Southwest Disclosure Memorandum, none of the Southwest Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

     (g) There are no Liens with respect to Taxes upon any of the assets of the Southwest Companies.

     (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Southwest Companies that occurred during or after any Taxable Period in which the Southwest Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1994.

     (i) No Southwest Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporation.

     (j) All material elections with respect to Taxes affecting the Southwest Companies as of the date of this Agreement have been or will be timely made as set forth in Section 5.7 of the Southwest Disclosure Memorandum. After the date hereof, other than as set forth in Section 5.7 of the Southwest Disclosure Memorandum, no election with respect to Taxes will be made without the prior written consent of FNB, which consent will not be unreasonably withheld.

     (k) No Southwest Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     5.8 Assets. Except as disclosed in Section 5.8 of the Southwest Disclosure Memorandum, the Southwest Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the Southwest Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Southwest's past practices. All Assets which are material to Southwest's business on a consolidated basis, held under leases or subleases by any of the Southwest Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Southwest Companies currently maintain insurance in amounts, scope, and coverage as disclosed in Section 5.8 of the Southwest Disclosure Memorandum. None of the Southwest Companies has received written notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in
Section 5.8 of the Southwest Disclosure Memorandum, there are presently no claims pending under such policies of insurance and no notices have been given by any Southwest Company under such policies. The Assets of the Southwest Companies include all Assets required to operate the business of the Southwest Companies as presently conducted.

     5.9 Environmental Matters.

     (a) To the Knowledge of Southwest, except as disclosed in Section 5.9 of the Southwest Disclosure Memorandum, each Southwest Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

     (b) Except as disclosed in Section 5.9 of the Southwest Disclosure Memorandum, to the Knowledge of Southwest, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Southwest Company or any of its Loan Properties or Participation Facilities (or any Southwest Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged

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

noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

     (c) To the Knowledge of Southwest, except as disclosed in Section 5.9 of the Southwest Disclosure Memorandum, there is no reasonable basis for any Litigation of a type described above in subsection (b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

     (d) To the Knowledge of Southwest, except as disclosed in Section 5.9 of the Southwest Disclosure Memorandum, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a Southwest Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

     5.10 Compliance With Laws. Southwest is duly registered as a bank holding company under the BHC Act. Each Southwest Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest. None of the Southwest Companies:

          (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest; and

          (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Southwest Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, or (iii) requiring any Southwest Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.11 Labor Relations. No Southwest Company is the subject of any Litigation asserting that it or any other Southwest Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Southwest Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Southwest Company, pending or threatened, or to the Knowledge of Southwest, is there any activity involving any Southwest Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.12 Employee Benefit Plans.

     (a) Southwest has disclosed in Section 5.12 of the Southwest Disclosure Memorandum, and has delivered or made available to FNB prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" (as that term is defined in Section 3(3) of ERISA), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Southwest Company or ERISA Affiliate (as defined below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Southwest Benefit Plans"). Any of the Southwest Benefit Plans which is an "employee pension benefit plan" (as that term is defined in Section 3(2) of ERISA), is referred to herein as a "Southwest ERISA Plan." Each Southwest ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140) of the Internal Revenue
Code) is referred to herein as a "Southwest Pension Plan." No Southwest Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (b) Except as disclosed in Section 5.12 of the Southwest Disclosure Memorandum, all Southwest Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, and each Southwest ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Southwest is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Except as disclosed in Section 5.12 of the Southwest Disclosure Memorandum, to the Knowledge of Southwest, no Southwest Company has engaged in a transaction with respect to any Southwest Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Southwest Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

     (c) Except as disclosed in Section 5.12 of the Southwest Disclosure Memorandum, no Southwest Pension Plan has any "unfunded current liability" (as that term is defined in Section 302(d)(8)(A) of ERISA) and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Except as disclosed in Section 5.12 of the Southwest Disclosure Memorandum, since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Southwest Pension Plan, (ii) no change in the actuarial assumptions with respect to any Southwest Pension Plan, and (iii) no increase in benefits under any Southwest Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest or materially adversely affect the funding status of any such plan. Neither any Southwest Pension Plan nor any "single- employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Southwest Company, or the single-employer plan of any entity which is considered one employer with Southwest under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on Southwest. No Southwest Company has provided, or is required to provide, security to a Southwest Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Southwest Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on Southwest. No Southwest Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on Southwest. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Southwest Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof

     (e) Except as disclosed in Section 5.12 of the Southwest Disclosure Memorandum, no Southwest Company has any Liability for retiree health and life benefits under any of the Southwest Benefit Plans and there are no restrictions on the rights of such Southwest Company to amend or terminate any such plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Southwest.

     (f) Except as disclosed in Section 5.12 of the Southwest Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Southwest Company from any Southwest Company under any Southwest Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Southwest Benefit Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Southwest Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Southwest Financial Statements to the extent required by and in accordance with GAAP.

     5.13 Material Contracts. Except as disclosed in Section 5.13 of the Southwest Disclosure Memorandum, none of the Southwest Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000, (ii) any Contract relating to the borrowing of money by any Southwest Company or the guarantee by any Southwest Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-KSB filed by Southwest with the SEC as of the date of this Agreement that has not been filed as an exhibit to Southwest's Form 10-KSB filed for the fiscal year ended December 31, 1994, or in another SEC Document and identified to FNB (together with all Contracts referred to in Sections 5.8 and 5.12(a) of this Agreement, the "Southwest Contracts"). With respect to each Southwest Contract and except as disclosed in Section 5.13 of the Southwest Disclosure Memorandum:
(i) the Contract is in full force and effect; (ii) no Southwest Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest; (iii) no Southwest Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Southwest, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, or has repudiated or waived any material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of any Southwest Company for money borrowed is prepayable at any time by such Southwest Company without penalty or premium.

     5.14 Legal Proceedings. Except as disclosed in Section 5.14 of the Southwest Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Southwest, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Southwest Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Southwest Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest. Section 5.14 of the Southwest Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any Southwest Company is a party and which names a Southwest Company as a defendant or cross-defendant and where the estimated maximum exposure to be $100,000 or more.

     5.15 Reports. Since January 1, 1992, or the date of organization if later, each Southwest Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.16 Statements True and Correct. None of the information supplied or to be supplied by any Southwest Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by FNB with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Southwest Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Southwest's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a Southwest Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Southwest, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any Southwest Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.17 Accounting, Tax and Regulatory Matters. No Southwest Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.18 State Takeover Laws. Each Southwest Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Florida (collectively, "Takeover Laws").

     5.19 Charter Provisions. Each Southwest Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in any super-majority voting requirement or the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Southwest Company or restrict or impair the ability of FNB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Southwest Company that may be directly or indirectly acquired or controlled by it.

     5.20 Derivatives Contracts. Except as disclosed in Section 5.20 of the Southwest Disclosure Memorandum, neither Southwest nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof) (each a "Derivatives Contract"), except for those Derivatives Contracts set forth in Section 5.20 of the Southwest Disclosure Memorandum.

                                   ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF FNB

     FNB hereby represents and warrants to Southwest as follows:

     6.1 Organization, Standing, and Power. FNB is a corporation duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Pennsylvania, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. FNB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

     6.2 Authority; No Breach By Agreement.

     (a) FNB has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FNB. This Agreement represents a legal, valid, and binding obligation of FNB, enforceable against FNB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by FNB, nor the consummation by FNB of the transactions contemplated hereby, nor compliance by FNB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FNB's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FNB Company under, any Contract or Permit of any FNB Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any FNB Company or any of their respective material Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FNB of the Merger and the other transactions contemplated in this Agreement.

     6.3 Capital Stock. The authorized capital stock of FNB consists of 20,000,000 shares of FNB Common Stock, of which 8,611,814 shares were issued and outstanding as of December 31, 1995 and (ii) 20,000,000 shares of FNB Preferred Stock, of which 451,638 shares were issued and outstanding as of December 31, 1995. All of the issued and outstanding shares of FNB Capital Stock are, and all of the shares of FNB Common Stock to be issued in exchange for shares of Southwest Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the PBCL. None of the outstanding shares of FNB Capital

Stock has been, and none of the shares of FNB Common Stock to be issued in exchange for shares of Southwest Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FNB.

     6.4 SEC Filings; Financial Statements.

     (a) FNB has filed and made available to Southwest all forms, reports, and documents required to be filed by FNB with the SEC since December 31, 1992, other than registration statements on Forms S-4 and S-8 (collectively, the "FNB SEC Reports"). The FNB SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FNB SEC Reports or necessary in order to make the statements in such FNB SEC Reports, in light of the circumstances under which they were made, not misleading.

     (b) Each of the FNB Financial Statements (including, in each case, any related notes) contained in the FNB SEC Reports, including any FNB SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of FNB and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     6.5 Absence of Certain Changes or Events. Since September 30, 1995, except as disclosed in the FNB Financial Statements delivered prior to the date of this Agreement, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, and (ii) the FNB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FNB provided in Article 7 of this Agreement.

     6.6 Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of any of the FNB Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on FNB, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on FNB, except as reserved against in the FNB Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) Adequate provision for any Taxes due or to become due for any of the FNB Companies for the period or periods through and including the date of the respective FNB Financial Statements has been made and is reflected on such FNB Financial Statements.

     (c) Deferred Taxes of the FNB Companies have been adequately provided for in the FNB Financial Statements.

     6.7 Compliance With Laws. FNB is duly registered as a bank holding company under the BHC Act. Each FNB Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. No FNB Company:

          (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB; and

          (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FNB Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, or (iii) requiring any FNB Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

     6.8 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of FNB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FNB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FNB Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

     6.9 Reports. Since January 1, 1992, or the date of organization if later, each FNB Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.10 Statements True and Correct. None of the information supplied or to be supplied by any FNB Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by FNB with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any FNB Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Southwest's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any FNB Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Southwest, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any FNB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.11 Accounting, Tax and Regulatory Matters. No FNB Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     6.12 Environmental Matters.

     (a) To the Knowledge of FNB, except as disclosed in Section 6.12 of the FNB Disclosure Memorandum, each FNB Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

     (b) Except as disclosed in Section 6.12 of the FNB Disclosure Memorandum, there is no Litigation pending, or, to the Knowledge of FNB, threatened before any court, governmental agency, or authority or other forum in which any FNB Company or any of its Loan Properties or Participation Facilities (or any FNB Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

     (c) To the Knowledge of FNB, except as disclosed in Section 6.12 of the FNB Disclosure Memorandum, there is no reasonable basis for any Litigation of a type described above in subsection (b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

     (d) To the Knowledge of FNB, except as disclosed in Section 6.12 of the FNB Disclosure Memorandum, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a FNB Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

     6.13 Derivatives Contracts. Neither FNB nor any of its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract, except for those Derivatives Contracts set forth in Section 6.13 of the FNB Disclosure Memorandum.

                                   ARTICLE 7

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 Affirmative Covenants of Southwest. Unless the prior written consent of FNB shall have been obtained, and except as otherwise expressly contemplated herein, Southwest shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2 Negative Covenants of Southwest. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Southwest covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, chief financial officer, or any executive vice president of FNB:

          (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any Southwest Company or, except as expressly contemplated by this Agreement; or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Southwest Company to another Southwest Company) in excess of an aggregate of $100,000 (for the Southwest Companies on a consolidated basis) except in the ordinary course of the business of Southwest Subsidiaries consistent with past practices (which shall include, for Southwest Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Southwest Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Southwest Disclosure Memorandum); or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Southwest Company, or declare or pay any dividend or make any other distribution in respect of Southwest's capital stock; or

          (d) except for this Agreement, or pursuant to the Stock Option Agreement or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the Southwest Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Southwest Common Stock or any other capital stock of any Southwest Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

          (e) adjust, split, combine, or reclassify any capital stock of any Southwest Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Southwest Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any Southwest Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Southwest Company) or (y) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

          (f) except for purchases of United States Treasury securities or United States Government agency securities, which in either case have maturities of five years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Southwest Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

          (g) grant any increase in compensation or benefits to the employees or officers of any Southwest Company, except in accordance with past practice disclosed in Section 7.2(g) of the Southwest Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement or as otherwise disclosed in Section 7.2(g) of the Southwest Disclosure Memorandum; enter into or amend any severance agreements with officers of any Southwest Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any Southwest Company except in accordance with past practice disclosed in Section 7.2(g) of the Southwest Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

          (h) enter into or amend any employment Contract between any Southwest Company and any Person (unless such amendment is required by Law) that the Southwest Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) except as disclosed in Section 7.2(i) of the Southwest Disclosure Memorandum, adopt any new employee benefit plan of any Southwest Company or make any material change in or to any existing employee benefit plans of any Southwest Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) except as disclosed in Section 7.2(k) of the Southwest Disclosure Memorandum, commence any Litigation other than in accordance with past practice or settle any Litigation involving any Liability of any Southwest Company for material money damages or restrictions upon the operations of any Southwest Company; or

          (l) except in the ordinary course of business, modify, amend, or terminate any material Contract or waive, release, compromise, or assign any material rights or claims; or

          (m) except for transactions in the ordinary course of business consistent with past practice, make any investment in excess of $100,000 either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly-owned Subsidiary thereof; or

          (n) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement; or

          (o) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.2.

     7.3 Covenants of FNB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FNB covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the FNB Common Stock and the business prospects of the FNB Companies, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any FNB Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of FNB, desirable in the conduct of the business of FNB and its Subsidiaries. FNB further covenants and agrees that it will not, without the prior written consent of the Chairman and Chief Executive Officer of Southwest, which consent shall not be unreasonably withheld, amend the Articles of Incorporation or Bylaws of FNB, in each case in any manner adverse to the holders of Southwest Common Stock.

     7.4 Adverse Changes In Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8

                             ADDITIONAL AGREEMENTS

     8.1 Registration Statement; Proxy Statement; Shareholder Approval. As soon as practicable after execution of this Agreement, FNB shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state blue sky or securities Laws in connection with the issuance of the shares of FNB Common Stock upon consummation of the Merger. Southwest shall furnish all information concerning it and the holders of its capital stock as FNB may reasonably request in connection with such action. Southwest shall call a Shareholders' Meeting, to be held on a date that is determined by the Parties to be a mutually desirable date, which date shall be after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) Southwest shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to its shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Southwest shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its shareholders the approval of this Agreement, and (iv) the Board of Directors and officers of Southwest shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such shareholders' approval.

     8.2 Exchange Listing. Southwest shall use its reasonable best efforts to list, prior to the record date for determining shareholders entitled to vote at the Shareholders' Meeting, for trading on the Nasdaq as national market securities, the shares of Southwest Common Stock.

     8.3 Applications. FNB shall promptly prepare and file, and Southwest shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     8.4 Filings With State Offices. Upon the terms and subject to the conditions of this Agreement, FNB shall execute and file the Florida Certificate of Merger with the Secretary of State of the State of Florida in connection with the Closing.

     8.5 Agreement As To Efforts To Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6 Investigation and Confidentiality.

     (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

     (b) In addition to the Parties' respective obligations under the Confidentiality Agreements, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     8.7 Press Releases. Prior to the Effective Time, Southwest and FNB shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, no Southwest Company nor any Affiliate thereof nor any Representatives thereof retained by any Southwest Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Southwest's Board of Directors as advised by Smith, Gambrell & Russell or other outside counsel reasonably acceptable to FNB, no Southwest Company or any Affiliate or Representative thereof shall furnish any nonpublic information that it is not legally obligated to furnish or negotiate with respect to, any Acquisition Proposal, but Southwest may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Southwest shall promptly notify FNB orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Southwest shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause of all its Representatives not to engage in any of the foregoing.

     8.9 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. Southwest undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action that would cause the Merger not, to qualify for pooling-of-interests accounting treatment.

     8.10 State Takeover Laws. Each Southwest Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws.

     8.11 Charter Provisions. Each Southwest Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in any super-majority voting requirements or the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Southwest Company or restrict or impair the ability of FNB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Southwest Company that may be directly or indirectly acquired or controlled by it.

     8.12 Agreement of Affiliates. Southwest has disclosed in Section 8.12 of the Southwest Disclosure Memorandum all Persons whom it reasonably believes are "affiliates" of Southwest for purposes of Rule 145 under the 1933 Act. Southwest shall use its reasonable efforts to cause each such Person to deliver to FNB not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 2, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Southwest Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FNB Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of FNB and Southwest have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of FNB Common Stock issued to such affiliates of Southwest in exchange for shares of Southwest Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of FNB and Southwest have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and FNB shall be entitled to place restrictive legends upon certificates for shares of FNB Common Stock issued to affiliates of Southwest pursuant to this Agreement to enforce the provisions of this Section 8.12). FNB shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FNB Common Stock by such affiliates.

     8.13 Employee Benefits and Contracts. Following the Effective Time, FNB shall provide generally to officers and employees of the Southwest Companies employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of FNB Common Stock), on terms and conditions which when taken as a whole are no less favorable than those currently provided by Southwest or those currently provided by the FNB Companies to their similarly situated officers and employees; provided, that, for a period of 12 months after the Effective Time, FNB shall provide generally to officers and employees of Southwest Companies severance benefits in accordance with the policies of Southwest as disclosed in Section 8.13 of the Southwest Disclosure Memorandum. For purposes of participation and vesting (but not benefit accrual under any employee benefit plans of FNB and its subsidiaries other than the Southwest Benefit Plans) under such employee benefit plans, the service of the employees of the Southwest Companies prior to the Effective Time shall be treated as service with a FNB Company participating in such employee benefit plans. FNB shall, and shall cause its Subsidiaries to, honor in accordance with their terms all employment, severance, consulting, and other compensation Contracts disclosed in Section 8.13 of the Southwest Disclosure Memorandum between any Southwest Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Southwest Benefit Plans; provided, however, that all such Contracts shall have been amended prior to the signing of this Agreement to provide that the Merger and the other transactions contemplated by the Agreement shall not constitute a "change of control" or otherwise give rise to any rights of acceleration, payment or other special rights under any such Contracts.

     8.14 Indemnification.

     (a) FNB shall indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of the Southwest Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Florida Law and by Southwest's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FNB is required to effectuate any indemnification, FNB shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FNB and the Indemnified Party.

     (b) If FNB or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of FNB shall assume the obligations set forth in this Section 8.14.

     (c) The provisions of this Section 8.14 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

                                   ARTICLE 9

               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

          (a) Shareholder Approval. The shareholders of Southwest shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law.

          (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

          (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement or listed in Section 9.1(c) of the Southwest Disclosure Memorandum) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

          (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

          (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FNB Common Stock issuable pursuant to the Merger shall have been received.

          (f) Pooling of Interests. Ernst & Young LLP, FNB's independent public accountants, shall have issued a letter dated as of the Effective Time, to Southwest and FNB, respectively, to the effect that the Merger shall be accounted for as a pooling-of-interests under GAAP.

          (g) Tax Matters. Each Party shall have received a written opinion or opinions from counsel and in a form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the exchange in the Merger of Southwest Common Stock for FNB Common Stock will not give rise to gain or loss to the shareholders of Southwest with respect to such exchange (except to the extent of any cash received). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Southwest and FNB reasonably satisfactory in form and substance to such counsel.

     9.2 Conditions to Obligations of FNB. The obligations of FNB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FNB pursuant to Section 11.6(a) of this Agreement:

          (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Southwest set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Southwest set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Southwest set forth in Sections 5.17, 5.18, 5.19, and 5.20 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Southwest set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.17, 5.18, 5.19, and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Southwest; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to Immaterial" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Southwest to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) Certificates. Southwest shall have delivered to FNB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Southwest's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FNB and its counsel shall request.

          (d) Affiliates Agreements. FNB shall have received from each affiliate of Southwest the affiliates letter referred to in Section 8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of FNB that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

          (e) Cumulative Earnings. As of the close of the most recent calendar quarter (or if the Effective Time shall occur within 20 days following the close of a calendar quarter, then as of the next preceding calendar quarter) cumulative earnings reported by Southwest since December 31, 1995 shall be greater than or equal to the amount calculated by multiplying (a) $500,000 by (b) the number of full calendar quarters which have passed since December 31, 1995 and for which earnings have been reported as of such date. As used in this Section "reported" means reported on Southwest's financial statements prepared in accordance with GAAP applied on a basis consistent with Southwest's financial statements for the years ended December 31, 1995 and 1994, as included in Southwest's reports to the Securities and Exchange Commission on Forms 10-K-SB or Southwest's annual reports to shareholders subject to any subsequent adjustments required to be reported whether or not such adjustments have, as yet, been reported with the following adjustments, if any, net of related income tax savings and costs, which were reflected in net income for the relevant period(s) added back into or deducted from net income for the applicable period: (i) investment banking expenses, outside legal and accounting fees, or other costs (including severance and extraordinary restructuring costs) and expenses associated with or resulting from the Merger, (ii) gains or losses on sales of assets outside of the ordinary course of business, (iii) any expense related to the exercise of options or the lapses of restrictions on restricted stock; and (iv) any other expenses which are incurred in connection with the transactions contemplated by this Agreement upon which FNB and Southwest shall mutually agree.

     9.3 Conditions to Obligations of Southwest. The obligations of Southwest to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Southwest pursuant to Section 11.6(b) of this Agreement:

          (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of FNB set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of FNB set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FNB set forth in Section 6.11 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FNB set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on FNB; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FNB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) Certificates. FNB shall have delivered to Southwest (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FNB's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Southwest and its counsel shall request.

          (d) Fairness Opinion. Southwest shall have received from The Robinson-Humphrey Company, Inc. a letter, dated not more than five business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the holders of Southwest Common Stock.

                                   ARTICLE 10

                                  TERMINATION

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Southwest, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Board of Directors of FNB and the Board of Directors of Southwest; or

          (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
     Section 9.2(a) of this Agreement in the case of Southwest and Section 9.3(a) in the case of FNB or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Southwest and Section 9.3(a) of this Agreement in the case of FNB; or

          (c) By the Board of Directors of either Party in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

          (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Southwest fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the FBCA at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

          (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by July 31, 1997, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

          (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
     Section 9.2(a) of this Agreement in the case of Southwest and Section 9.3(a) in the case of FNB or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

          (g) By Southwest, if its Board of Directors determines by a vote of a majority of the members of its entire Board of Directors, at any time during the ten-day period commencing two days after the Determination Date, if the Designated Price on the Determination Date of shares of FNB Common Stock shall be less than $19.00; subject, however, to the following four sentences. If Southwest refuses to consummate the Merger pursuant to this
     Section 10.1(g), it shall give prompt written notice thereof to FNB; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, FNB shall have the option, subject to Southwest's written agreement, to elect to increase the Exchange Ratio to equal the quotient obtained by dividing (1) the product of $19.00 and the Exchange Ratio (as then in effect) by (2) the Designated Price. If FNB makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Southwest of such election and the revised Exchange Ratio, whereupon, provided that Southwest agrees to permit such an election by executing a written acceptance thereof, no termination shall occur pursuant to this Section 10.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 10.1(g).

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination; provided, further, that in the event of any termination of this Agreement following the occurrence of an Initial Triggering Event (as defined in the Stock Option Agreement), FNB shall be entitled to a cash payment from Southwest in an amount equal to $1 million upon the occurrence of any Subsequent Triggering Event (as defined in the Stock Option Agreement) within twelve months following the date of such termination (or such longer period as shall exist under the Stock Option Agreement until the occurrence of an Exercise Termination Date (as defined in the Stock Option Agreement)). In the event this Agreement is terminated as a result of FNB's failure to satisfy any of its representations, warranties or covenants set forth herein, FNB shall reimburse Southwest for its reasonable out-of-pocket expenses relating to the Merger in an amount not to exceed $250,000.

     10.3 Non-Survival of Representations and Covenants. The respective representations and warranties of the Parties shall not survive the Effective Time. All agreements of the Parties to this Agreement which by their terms are to be performed following the Effective Time shall survive the Effective Time until performed in accordance with their terms.

                                   ARTICLE 11

                                 MISCELLANEOUS

     11.1 Definitions.

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

          "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

          "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "BHC Act" shall mean the Federal Bank Holding Company Act of 1956, as amended.

          "Confidentiality Agreements" shall mean those certain Confidentiality Agreements, between Southwest and FNB entered into in connection with the discussions relating to the Merger.

          "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

          "Default" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or
     (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

          "Derivatives Contract" shall have the meaning set forth in Section
     5.20 hereof.

          "Designated Price" shall mean the average of the mid-point of the closing high bid and low asked prices of FNB Common Stock in the over-the-counter market, as reported by Nasdaq or such other trading system or exchange upon which the FNB Common Stock shall then be traded for the twenty consecutive full trading days in which such shares are traded ending at the close of trading on the Determination Date.

          "Determination Date" shall mean the day prior to the date on which the Consent of the Board of Governors of the Federal Reserve System is received.

          "Effective Time" shall have the meaning set forth in Section 1.3 hereof.

          "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall have the meaning set forth in Section 5.12(c) hereof.

          "Exchange Agent" shall have the meaning set forth in Section 4.1 hereof.

          "Exchange Ratio" shall have the meaning set forth in Section 3.1(c) hereof.

          "Exhibits" 1 and 2 shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "FNB" shall have the meaning set forth in the first paragraph hereof.

          "FNB Capital Stock" shall mean, collectively, the FNB Common Stock, the FNB Preferred Stock, and any other class or series of capital stock of FNB.

          "FNB Common Stock" shall mean the $2 par value common stock of FNB.

          "FNB Companies" shall mean, collectively, FNB and all FNB
     Subsidiaries.

          "FNB Disclosure Memorandum" shall mean the written information entitled "FNB Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to Southwest describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

          "FNB Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of FNB as of September 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended September 30, 1995, and for each of the three years ended December 31, 1994, 1993, and 1992, as filed by FNB in SEC Documents, and (ii) the consolidated statements of condition of FNB (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1995.

          "FNB Preferred Stock" shall mean the $10 par value preferred stock of FNB.

          "FNB SEC Reports" shall have the meaning set forth in Section 6.4(a) hereof.

          "FNB Subsidiaries" shall mean the Subsidiaries of FNB, which shall include any corporation, bank, savings association, or other organization acquired as a Subsidiary of FNB in the future and owned by FNB at the Effective Time.

          "FBCA" shall mean the Florida Business Corporation Act.

          "Florida Certificate of Merger" shall mean the Certificate of Merger to be executed by FNB and filed with the Secretary of State of the State of Florida relating to the Merger as contemplated by Section 1.1 of this Agreement.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

          "Indemnified Party" shall have the meaning set forth in Section 8.14 hereof.

          "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

          "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

          "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business.

          "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "Loan Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (d) circumstances affecting regional bank holding companies generally, and (e) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

          "Merger" shall have the meaning set forth in Section 1.1 hereof.

          "Merger Sub" shall have the meaning set forth in the first paragraph hereof.

          "Nasdaq" shall mean the Nasdaq Stock Market.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

          "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "Party" shall mean either Southwest or FNB, and "Parties" shall mean both Southwest and FNB.

          "PBCL" shall mean the Pennsylvania Business Corporation Law.

          "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

          "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "Proxy Statement" shall mean the proxy statement used by Southwest to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of FNB relating to the issuance of the FNB Common Stock to holders of Southwest Common Stock.

          "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FNB under the 1933 Act with respect to the shares of FNB Common Stock to be issued to the shareholders of Southwest in connection with the transactions contemplated by this Agreement.

          "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

          "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant or other representative of a Person.

          "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

          "SEC" shall mean the Securities and Exchange Commission.

          "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "Shareholders' Meeting" shall mean the meeting of the shareholders of Southwest to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

          "Southwest" shall have the meaning set forth in the first paragraph hereof.

          "Southwest Benefits Plans" shall have the meaning set forth in Section 5.12(a) hereof.

          "Southwest Common Stock" shall mean the $0.10 par value common stock of Southwest.

          "Southwest Companies" shall mean, collectively, Southwest and all Southwest Subsidiaries.

          "Southwest Contract" shall have the meaning set forth in Section 5.13.

          "Southwest Disclosure Memorandum" shall mean the written information entitled "Southwest Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to FNB describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

          "Southwest ERISA Plan" shall have the meaning set forth in Section 5.12(a) hereof.

          "Southwest Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Southwest as of September 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended September 30, 1995, and for each of the three fiscal years ended December 31, 1994, 1993, and 1992, as filed by Southwest in SEC Documents, and (ii) the consolidated balance sheets of Southwest (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1995.

          "Southwest Pension Plan" shall have the meaning set forth in Section 5.12(a) hereof.

          "Southwest Stock Plans" shall mean the existing stock option and other stock-based compensation plans and warrant instruments of Southwest set forth in Section 3.5 of the Southwest Disclosure Memorandum.

          "Southwest Options" shall have the meaning set forth in Section 3.5(a) hereof.

          "Southwest SEC Reports" shall have the meaning set forth in Section 5.5(a) hereof.

          "Southwest Subsidiaries" shall mean the Subsidiaries of Southwest, which shall include the Southwest Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Southwest in the future and owned by Southwest at the Effective Time.

          "Stock Option Agreement" shall have the meaning set forth in the Preamble hereof.

          "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

          "Surviving Corporation" shall mean Southwest as the surviving corporation resulting from the Merger.

          "Takeover Laws" shall have the meaning set forth in Section 5.18 hereof.

          "Tax" or "Taxes" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

          "Tax Opinion" shall have the meaning set forth in Section 9.1(g) hereof.

          "Taxable Period" shall mean any period prescribed by any governmental authority, including the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

          "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2 Expenses.

     (a) Except as otherwise provided in this Section 11.2, each of FNB and Southwest shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of FNB and Southwest shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

     (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

     11.3 Brokers and Finders. Except for The Robinson-Humphrey Company, Inc. as to Southwest and except for McConnell, Budd & Downes, Inc. as to FNB, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Southwest or FNB, each of Southwest and FNB, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.14 of this Agreement.

     11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Southwest Common Stock, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of Southwest Common Stock without the further approval of such shareholders.

     11.6 Waivers.

     (a) Prior to or at the Effective Time, FNB, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Southwest, to waive or extend the time for the compliance or fulfillment by Southwest of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FNB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FNB.

     (b) Prior to or at the Effective Time, Southwest, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FNB, to waive or extend the time for the compliance or fulfillment by FNB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Southwest under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Southwest.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

     11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

          Southwest:         900 Goodlette Road
                             North Naples, Florida 33940
                             Telecopy Number: 813-435-7658
                             Attention: Chairman and Chief
                                        Executive Officer
          Copy to Counsel:   Smith, Gambrell & Russell
                             3343 Peachtree Road, NE
                             Suite 1800
                             Atlanta, Georgia 30326
                             Telecopy Number: 404-264-2658
                             Attention: Robert Schwartz
          FNB:               Hermitage Square
                             Hermitage, PA 16148
                             Telecopy Number: 412-983-3515
                             Attention: Chairman and Chief
                             Executive Officer
          Copy to Counsel:   Wachtell, Lipton, Rosen & Katz
                             51 West 52nd Street
                             New York, New York 10019
                             Telecopy Number: (212) 403-2000
                             Attention: Craig M. Wasserman

     11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Pennsylvania, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the State of Florida relate to the consummation of the Merger.

     11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

                                          F.N.B. CORPORATION

                                          By: /s/  PETER MORTENSEN
                                            ------------------------------------
                                            Name: Peter Mortensen
                                            Title: Chairman of the Board and
                                                   President

                                          SOUTHWEST BANKS, INC.

                                          By: /s/  GARY L. TICE
                                            ------------------------------------
                                            Name: Gary L. Tice
                                            Title: Chairman of the Board,
                                                   President,
                                                   and Chief Executive Officer

                                          SOUTHWEST AFFILIATION CORPORATION

                                          By: /s/  PETER MORTENSEN
                                            ------------------------------------
                                            Name: Peter Mortensen
                                            Title: President

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated February 2, 1996, between F.N.B. Corporation, a Pennsylvania corporation ("Grantee"), and Southwest Banks, Inc., a Florida corporation ("Issuer").

                             W I T N E S S E T H :

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto prior to this Agreement; and

     WHEREAS, as a condition and inducement to Grantee's pursuit of the transactions contemplated by the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 727,163 fully paid and nonassessable shares of the common stock, $0.10 par value, of Issuer ("Common Stock"), at a price per share equal to $15 (as adjusted as set forth herein, the "Option Price"); provided, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, notwithstanding the provisions of the Confidentiality Agreements (as defined in the Merger Agreement) in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of 12 months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event. The term "Holder" shall mean the holder or holders of the Option. The rights set forth in Sections 7 and 9 shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any of its Subsidiaries (as hereinafter defined) (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement or this Agreement. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of Issuer or any Significant Subsidiary of Issuer, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of Issuer or any Significant Subsidiary of Issuer, and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

          (ii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (iii) The shareholders of the Issuer shall not have approved the transactions contemplated by the Merger Agreement at the meeting held for that purpose or any adjustment thereof, or such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, in either case, after Issuer's Board of Directors shall have withdrawn or modified (or publicly announced its intention to withdraw or modify or interest in withdrawing or modifying) its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement, or Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose or interest in authorizing, recommending or proposing) an agreement to engage in an Acquisition Transaction, with any person other than Grantee or a Grantee Subsidiary;

          (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders to engage in an Acquisition Transaction;

          (v) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and such breach would entitle Grantee to terminate the Merger Agreement; or

          (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person of beneficial ownership of 25% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) shall be 25%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice prior to an Exercise Termination Event (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 10 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify the Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable thereunder.

     (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (1) the reference to the resale restrictions of the Securities Act of 1933 (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the proceeding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

     5. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this
Section 5.

          (a) In the event of any change in Common Stock by reason of stock dividends, splitups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

          (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered prior to an Exercise Termination Event (or such later period as provided in Section 10) (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 120 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, attorneys' fees, printing costs and filing fees). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this
Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

     7. (a) Upon the occurrence of a Repurchase Event (as hereinafter defined) that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "Repurchase Event" shall occur if (i) any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the 1934 Act, and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries shall have acquired beneficial ownership, or the right to acquire beneficial ownership, or any "group" (as such term is defined under the 1934
Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 50% or more of the then-outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder), or (ii) any of the transactions described in Section 8(a)(i), 8(a)(ii), or 8(a)(iii) shall be consummated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the three-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be,

     (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within ten business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within ten business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivery to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering, and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

     8. (a) In the event that, prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its or any Significant Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either
(x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets or deposits (or the assets or deposits of a Significant Subsidiary of Issuer).

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) "Assigned Value" shall mean the market/offer price, as defined in Section 7.

          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the three-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable, and in any event within ten business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within ten business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this
Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

     10. The periods for exercise of certain rights under Sections 2, 6, 7, 9 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason or such exercise.

     11. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and dear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder following such Subsequent Triggering Event; provided, however that until the date 30 days following the date on which the Federal Reserve Board has approved applications by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of issuer, (iii) an assignment to a single party (i.e., a broker or investment banker) for the purpose of conducting a widely disbursed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

     13. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Reserve Board under the Bank Holding Company Act for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

     14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     17. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     20. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     21. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties had caused this Agreement to be executed on its behalf by their officers thereunto duly authorized, all as the date first above written.

                                          F.N.B. CORPORATION

                                          By: /s/  PETER MORTENSEN

                                            ------------------------------------
                                            Name:  Peter Mortensen
                                            Title: Chairman of the Board and
                                                   President

                                          SOUTHWEST BANKS, INC.

                                          By: /s/  GARY L. TICE

                                            ------------------------------------
                                            Name:  Gary L. Tice
                                            Title: Chairman of the Board,
                                                   President,
                                                   and Chief Executive Officer

                                                                      APPENDIX C



                [THE ROBINSON-HUMPHREY COMPANY, INC. LETTERHEAD]



                                          May 8, 1996



Board of Directors


Southwest Banks, Inc.


P.O. Box 413043


Naples, Florida 33941-3043



Gentlemen:



     In connection with the proposed acquisition of Southwest Banks, Inc. ("Southwest") by FNB Corporation ("FNB") (the "Merger"), you have asked us to render an opinion as to whether the financial terms of the Merger, as provided in the Agreement and Plan of Merger dated as of February 2, 1996 among such parties (the "Merger Agreement"), are fair, from a financial point of view, to the stockholders of Southwest. Under the terms of the Merger, holders of all outstanding shares of Southwest stock will receive consideration, including the 5.0% stock dividend paid by FNB on April 24, 1996, equal to 0.819 shares of FNB common stock for each Southwest share held. Based on a closing price per share for FNB of $21.3125, the implied purchase price per share as of February 1, 1996 was $17.4549 per Southwest share.



     Our firm, as part of its investment banking business, is frequently involved in the valuation of securities as related to public underwritings, private placements, mergers, acquisitions, recapitalizations and other purposes.



     In connection with our study for rendering this opinion, we have reviewed the Merger Agreement, FNB's financial results for fiscal years 1990 through 1995 and certain documents and information we deem relevant to our analysis. We have also held discussions with senior management of FNB for the purpose of reviewing the historical and current operations of, and outlook for FNB, industry trends, the terms of the proposed Merger, and related matters.



     We have also studied published financial data concerning certain other publicly traded banks which we deem comparable to FNB as well as certain financial data relating to acquisitions of other banks that we deem relevant or comparable. In addition, we have reviewed other published information, performed certain financial analyses and considered other factors and information which we deem relevant.



     We have reviewed similar information and data relating to Southwest including its historical financial statements, for fiscal years 1990 through 1995.



     In rendering this opinion, we have relied upon the accuracy of the Merger Agreement, the financial information listed above, and other information furnished to us by FNB and Southwest. We have not separately verified this information nor have we made an independent evaluation of any of the assets or liabilities of FNB and Southwest.



     Based upon the foregoing and upon current market and economic conditions, we are of the opinion that, from a financial point of view, the consideration as provided in the Agreement and Plan of Merger is fair to the stockholders of Southwest.



                                    Very truly yours,



                                    /s/ THE ROBINSON-HUMPHREY COMPANY, INC.



                                    THE ROBINSON-HUMPHREY COMPANY, INC.

                PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Numbered Paragraph 6.b of the FNB Charter provides as follows:

          Directors and Officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action, suit or proceedings, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Corporation or otherwise), arising out of their service to the Corporation or to another organization at the request of the Corporation, or because of their positions with the Corporation. Persons who are not Directors or Officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such Director, Officer or other person against any liability, cost or expense asserted against or incurred by him in respect of such service, whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this para graph. The provisions of this paragraph shall be applicable to persons who have ceased to be Directors or Officers, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder.

     Article IX of the FNB By-laws provides that FNB shall indemnify each director and officer of FNB and of its controlled subsidiaries made or threatened to be made a party to any civil, criminal, administrative action, suit or proceeding (whether brought by or in the name of FNB or otherwise) arising out of such director's or officer's service to FNB or to another organization at FNB's request against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director and officer in connection with such action, suit or proceeding. Indemnification shall not be made with respect to actions, suits or proceedings where the act or omission giving rise to the claim for indemnification has been determined to have constituted willful misconduct or recklessness or where prohibited by law. In addition, expenses incurred by each director and officer in defending any such action, suit or proceeding shall be paid by FNB in advance of the final disposition of such action, suit or proceeding if an undertaking (in form and scope satisfactory to FNB) shall have been furnished to FNB to repay amounts so advanced if and to the extent it shall ultimately be determined that such officer or director is not entitled to indemnification and certain other conditions shall have been satisfied. FNB may purchase and maintain insurance, create a fund of any nature, grant a security interest or otherwise secure or insure in any manner its indemnification obligations.

     Section 1741 of the PBCL provides that a corporation shall (subject to the provisions described in the second succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 1742 of the PBCL provides that a corporation shall (subject to the provisions described in the succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense of the settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court of common pleas or other court deems proper.

     Under Section 1744 of the PBCL, any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in a specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made:

          (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

          (2) If such quorum is not obtainable or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3) By the shareholders.

     Notwithstanding the above, Section 1743 provides that to the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Under Section 1745 of the PBCL, expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.


     Section 1746 of the PBCL further provides that the indemnification provided by Sections 1741, 1742 and 1743 and the advancement of expenses provided by
Section 1745 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders, disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office. A corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to Section 1746 or otherwise. Indemnification pursuant to
Section 1746 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.


     Indemnification pursuant to Section 1746 under any by-law, agreement, vote of shareholders, or directors or otherwise may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in such Section 1746 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Section 1746 declares such indemnification to be consistent with the public policy of Pennsylvania.

     THE FOREGOING IS ONLY A GENERAL SUMMARY OF CERTAIN ASPECTS OF PENNSYLVANIA LAW DEALING WITH INDEMNIFICATION OF DIRECTORS AND OFFICERS AND DOES NOT PURPORT TO BE COMPLETE. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELEVANT STATUTES WHICH CONTAIN DETAILED SPECIFIC PROVISIONS RE-

GARDING THE CIRCUMSTANCES UNDER WHICH AND THE PERSON FOR WHOSE BENEFIT INDEMNIFICATION SHALL OR MAY BE MADE AND ACCORDINGLY ARE INCORPORATED HEREIN BY REFERENCE AS EXHIBIT 99.4 OF THIS REGISTRATION STATEMENT.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits and financial statement schedules are filed with or incorporated by reference in this Registration Statement:


EXHIBIT NO.                                 DESCRIPTION OF EXHIBIT
- -----------   ----------------------------------------------------------------------------------
     2.1      Agreement and Plan of Merger, by and among F.N.B. Corporation ("FNB"), Southwest
              Affiliation Corporation and Southwest Banks, Inc. ("Southwest"), dated February 2,
              1996 (included as Appendix A to the Proxy Statement-Prospectus).
     2.2      Consent to Change Name of Party in the Agreement and Plan of Merger.*
     5.1      Opinion of Cohen & Grigsby, P.C.*
     8.1      Opinion of Wachtell, Lipton, Rosen & Katz.*
    10.1      Stock Option Agreement by and between FNB and Southwest, dated February 2, 1996
              (included as Appendix B to the Proxy Statement-Prospectus).
    10.2      Agreement, by and among Southwest, FNB and certain officers of Southwest, dated
              February 2, 1996.*
    13.1      Southwest Annual Report on Form 10-K for the year ended December 31, 1995.*
    23.1      Consent of Ernst & Young LLP.
    23.2      Consents of Hill, Barth & King, Inc.
    23.3      Consent of S.R. Snodgrass, A.C.
    23.4      Consent of Cohen & Grigsby, P.C. (included in Exhibit 5.1).
    23.5      Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1).
    23.6      Consent of The Robinson-Humphrey Company, Inc.
    24.1      Power of Attorney and Certified Resolutions.
    99.1      Form of Proxy for Special Meeting of Shareholders of Southwest.
    99.2      Provisions of Pennsylvania law regarding indemnification of directors and officers.*
    99.3      Opinion of The Robinson-Humphrey Company, Inc. (included as Appendix C to the
              Proxy Statement-Prospectus).*


- ---------------


* Previously filed with the Registrant's Registration Statement on Form S-4 filed March 27, 1996.


ITEM 22.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement:

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HERMITAGE, COMMONWEALTH OF PENNSYLVANIA, ON MAY 8, 1996.


                                                    F.N.B. CORPORATION

                                          By:                  *
                                             ------------------------------
                                                     Peter Mortensen
                                                  Chairman and President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


                  SIGNATURE                                   TITLE                   DATE
                  ---------                                   -----                   ----

                *                           Chairman, President and Director         May 8, 1996
 --------------------------------             (Principal Executive Officer)
         Peter Mortensen

                *                             Executive Vice President and           May 8, 1996
 ---------------------------------                    Director
       Stephen J. Gurgovits

                *                             Vice President and Director            May 8, 1996
 ---------------------------------
      Samuel K. Sollenberger


                 *                              Executive Vice President             May 8, 1996
 ---------------------------------
        William J. Rundorff


                 *                              Executive Vice President             May 8, 1996
 ---------------------------------
           John W. Rose


                 *                           Vice President and Chief Financial      May 8, 1996
 ---------------------------------              Officer (Principal Financial
             John D. Waters                        and Accounting Officer)

                 *                                      Director                     May 8, 1996
 ---------------------------------
         W. Richard Blackwood


                 *                                      Director                     May 8, 1996
 ---------------------------------
        William B. Campbell


                 *                                      Director                     May 8, 1996
 ---------------------------------
         Charles T. Cricks


                 *                                      Director                     May 8, 1996
 ---------------------------------
       Henry M. Ekker, Esq.


                 *                                      Director                     May 8, 1996
 ---------------------------------
         Thomas C. Elliott

                  Signature                              Title                   Date
                  ---------                              -----                   ----

                      *                                 Director              May 8, 1996
- ---------------------------------------------
               Thomas W. Hodge

                      *                                 Director              May 8, 1996
- ---------------------------------------------
           George E. Lowe, D.D.S.

                      *                                 Director              May 8, 1996
- ---------------------------------------------
                Paul P. Lynch

                      *                                 Director              May 8, 1996
- ---------------------------------------------
               James B. Miller

                      *                                 Director              May 8, 1996
- ---------------------------------------------
               Robert S. Moss

                      *                                 Director              May 8, 1996
- ---------------------------------------------
               John R. Perkins

                      *                                 Director              May 8, 1996
- ---------------------------------------------
              William A. Quinn

                      *                                 Director              May 8, 1996
- ---------------------------------------------
               George A. Seeds

                      *                                 Director              May 8, 1996
- ---------------------------------------------
             William J. Strimbu

                      *                                 Director              May 8, 1996
- ---------------------------------------------
              Archie O. Wallace

                      *                                 Director              May 8, 1996
- ---------------------------------------------
              Joseph M. Walton

                      *                                 Director              May 8, 1996
- ---------------------------------------------
               James T. Weller

                      *                                 Director              May 8, 1996
- ---------------------------------------------
            Eric J. Werner, Esq.

                      *                                 Director              May 8, 1996
- ---------------------------------------------
               Donna C. Winner



      *By:      /s/  JOHN D. WATERS
- ---------------------------------------------
               John D. Waters
              Attorney-In-Fact
                 May 8, 1996

                               INDEX TO EXHIBITS


                                                                                    SEQUENTIAL
EXHIBIT NO.                          DESCRIPTION OF EXHIBIT                          PAGE NO.
- ------------  --------------------------------------------------------------------  -----------
     2.1      Agreement and Plan of Merger, by and among F.N.B. Corporation
              ("FNB"), Southwest Affiliation Corporation and Southwest Banks, Inc.
              ("Southwest"), dated February 2, 1996 (included as Appendix A to the
              Proxy Statement-Prospectus).
     2.2      Consent to Change Name of Party in the Agreement and Plan of
              Merger.*
     5.1      Opinion of Cohen & Grigsby, P.C.*
     8.1      Opinion of Wachtell, Lipton, Rosen & Katz.*
    10.1      Stock Option Agreement, by and between FNB and Southwest, dated
              February 2, 1996 (included as Appendix B to the Proxy Statement-
              Prospectus).
    10.2      Agreement, by and among Southwest, FNB and certain officers of
              Southwest, dated February 2, 1996.*
    13.1      Southwest Annual Report on Form 10-K for the year ended December 31,
              1995.*
    23.1      Consent of Ernst & Young LLP.
    23.2      Consent of Hill, Barth & King, Inc.
    23.3      Consent of S.R. Snodgrass, A.C.
    23.4      Consent of Cohen & Grigsby, P.C. (included in Exhibit 5.1).
    23.5      Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1).
    23.6      Consent of The Robinson-Humphrey Company, Inc.
    24.1      Power of Attorney and Certified Resolutions.
    99.1      Form of Proxy for Special Meeting of Shareholders of Southwest.
    99.2      Provisions of Pennsylvania law regarding indemnification of directors and officers.*
    99.3      Opinion of The Robinson-Humphrey Company, Inc. (included
              as Appendix C to the Proxy Statement-Prospectus).


- ---------------

* Previously filed with the Registrant's Registration Statement on Form S-4 filed March 27, 1996.